Exhibit 10.1

EXECUTION VERSION

TRANSACTION AGREEMENT

among

OVERSTOCK.COM, INC.,

MEDICI VENTURES, INC.,

PELION MV GP, L.L.C.

and

PELION, INC.

EFFECTIVE AS OF JANUARY 25, 2021

i

Schedules and Exhibits

Schedules

Schedule 1.1	Defined Terms
Schedule 3.1(c)(i)	Options and Warrants
Schedule 3.1(d)	Retained Assets
Schedule 4.2	Medici Restructuring

Exhibits

Exhibit A	Form of Certificate of Conversion from a Corporation to a Limited Partnership
Exhibit B	Form of Certificate of Limited Partnership
Exhibit C	Form of Limited Partnership Agreement of Medici Ventures, L.P.
Exhibit D	Form of Stockholder Consent
Exhibit E	Form of General Partner Consent
Exhibit F	Accredited Investor Questionnaire

ii

TRANSACTION AGREEMENT

This Transaction Agreement (this “Agreement”) is effective as of January 25, 2021 (the “Effective Date”), among Overstock.com, Inc., a Delaware corporation (“Overstock”), Medici Ventures, Inc., a Delaware corporation (“Medici”), Pelion MV GP, L.L.C., a Delaware limited liability company (“Pelion”) and Pelion, Inc. a Utah corporation, (the “Guarantor”). Each party to this Agreement shall be referred to separately as “Party” or collectively as “Parties.”

RECITALS

WHEREAS, the Parties intend to convert Medici to a Delaware limited partnership by filing a Certificate of Conversion from a Corporation to a Limited Partnership, in the form attached as Exhibit A hereto (the “Certificate of Conversion”) and a Certificate of Limited Partnership, in the form attached as Exhibit B hereto (the “Certificate of Limited Partnership”), with the Secretary of State of the State of Delaware;

WHEREAS, the Parties desire to create a new venture, operated through Medici after conversion to a limited partnership, for the purpose of acting as a venture capital fund, providing the limited partners with the opportunity to realize significant long-term capital appreciation, and managing and developing Medici’s investments in entities that are developing blockchain technologies (the “Partnership”);

WHEREAS, the Partnership will be governed by a limited partnership agreement by and among the stockholders of Medici, as Limited Partner(s), and Pelion, as General Partner, to be executed on the Closing Date in the form attached as Exhibit C hereto (the “Limited Partnership Agreement”), pursuant to which Pelion will become the General Partner and the stockholders of Medici will become Limited Partner(s) of the Partnership;

WHEREAS, in order to effectuate the Partnership, the Parties desire to enter into this Agreement and the Limited Partnership Agreement (this Agreement and the Limited Partnership Agreement together with the Certificate of Conversion and Certificate of Limited Partnership, the “Governing Documents”) and to negotiate in good faith and enter into or cause their Affiliates to enter into any additional documentation related thereto; and

WHEREAS, in furtherance of the foregoing, immediately after the execution and delivery of this Agreement, Overstock will deliver a written consent as the sole stockholder of Medici to approve the Conversion and Limited Partnership Agreement pursuant to Section 266 of the General Corporation Law of the State of Delaware (the “General Corporation Law”) and Section 17-217(h) of the Delaware Revised Uniform Limited Partnership Act (the “Act”), in the form attached hereto as Exhibit D (the “Stockholder Consent”) and Pelion will deliver a written consent as General Partner to approve the Conversion and Limited Partnership Agreement pursuant to Section 17-217(h) of the Act, in the form attached hereto as Exhibit E (the “General Partner Consent”).

NOW, THEREFORE, in consideration of the premises and mutual covenants herein below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1 Definitions. Capitalized terms used in this Agreement shall have the meanings specified herein or in Schedule 1.1.

1.2 Interpretation. In interpreting this Agreement, except as otherwise indicated in this Agreement or as the context may otherwise require, (a) the words “include,” “includes,” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by those words or words of similar import, (b) the words “hereof,” “herein,” “hereunder,” and comparable terms refer to the entirety of this Agreement, including the Schedules and Exhibits, and not to any particular Article, Section, or other subdivision of this Agreement or Exhibit to this Agreement, (c) any pronoun shall include the corresponding masculine, feminine, and neuter forms, (d) the singular includes the plural and vice versa, (e) references to any agreement (including any Governing Document) or other document are to the agreement or document as amended, modified, supplemented, and restated now or from time to time in the future, (f) references to any Law are to it as amended, modified, supplemented, and restated now or from time to time in the future, and to any corresponding provisions of successor Laws, (g) except as otherwise expressly provided in this Agreement, references to an “Article,” “Section,” “preamble,” “recital,” or another subdivision, or to an “Exhibit,” are to an Article, Section, preamble, recital or subdivision of this Agreement, or to an “Exhibit” to this Agreement, (h) references to any Person include the Person’s respective successors and permitted assigns, (i) references to a “day” or number of “days” (without the explicit qualification of “Business”) refer to a calendar day or number of calendar days, (j) if any action or notice is to be taken or given on or by a particular calendar day, and the calendar day is not a Business Day, then the action or notice may be taken or given on the next succeeding Business Day, (k) any financial or accounting terms that are not otherwise defined herein shall have the meanings given under GAAP, (l) the term “or” is used in its inclusive sense (“and/or”) and (m) references to dollars and “$” mean United States dollars.

1.3 Coordination with Schedules and Exhibits. Notwithstanding Section 1.2(g), except as otherwise expressly provided in a Schedule or Exhibit, references in the Schedule or Exhibit to an “Article,” or “Section” or another subdivision, are to an “Article,” “Section” or subdivision of the Schedule or Exhibit. Except as otherwise provided in a Schedule or Exhibit, capitalized terms used in the Schedule or Exhibit that are not defined in the Schedule or Exhibit shall have the meanings given to them in this Agreement.

ARTICLE 2

THE CONVERSION

2.1 Conversion. At the Closing, Medici shall convert to a limited partnership pursuant to and in accordance with the General Corporation Law and the Act (the “Conversion”), and the Parties hereto shall enter into the Limited Partnership Agreement.

2.2 Closing. Subject to the terms and conditions of this Agreement, the consummation of the Conversion (the “Closing”) will take place at 10:00 a.m., Mountain Time, remotely via the electronic exchange of documents and signatures, (a) on the date that is three (3) Business Days after the satisfaction or waiver (subject to applicable Law) of the latest to occur of the conditions set forth in Article 5 (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof by the Party whose obligations are subject to the satisfaction of such conditions) or (b) at such other date, time or place as is agreed to in writing by the Parties. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

2.3 Closing Deliverables. At or prior to the Closing, the Parties shall deliver the following:

(a) Overstock shall deliver:

(i) to Medici and Pelion, a counterpart signature to the Limited Partnership Agreement, duly executed by Overstock; and a Subscription Agreement (as defined in Section 8.7(b) of the Limited Partnership Agreement) completed and duly executed by Overstock, in a form reasonably acceptable to Pelion;

(ii) to Pelion, the certificate described in Section 5.3(a); and

(iii) a copy of the executed Stockholder Consent.

(b) Medici shall deliver:

(i) to Pelion, counterpart signatures to the Limited Partnership Agreement, duly executed by each of the existing stockholders of Medici other than Overstock; and Subscription Agreements (as defined in Section 8.7(b) of the Limited Partnership Agreement) completed and duly executed by each of the existing stockholders of Medici other than Overstock, in forms reasonably acceptable to Pelion; and

(ii) to Overstock and Pelion, the Certificate of Conversion, duly executed by an authorized Representative of Medici.

(c) Pelion shall deliver:

(i) to Medici, the Certificate of Limited Partnership, duly executed by an authorized Representative of Pelion, as the General Partner; a counterpart signature to the Limited Partnership Agreement, duly executed by Pelion; counterpart signatures to the Subscription Agreements completed by each of the stockholders of Medici, duly executed by Pelion; a copy of the General Partner Consent, duly executed by Pelion; and a completed and duly executed Accredited Investor Questionnaire described in Section 3.2(d)(i); and

(ii) to Overstock and Medici, the certificate described in Section 5.2(a).

2.4 Closing Cash.

(a) Any Cash of Medici as of the Closing (“Closing Cash Balance”) shall be deemed to have been contributed by Overstock in satisfaction of its capital commitment to the Partnership under the Limited Partnership Agreement.

(b) At least five (5) Business Days prior to the Closing Date, Overstock shall prepare, or shall cause to be prepared, and deliver to Pelion a statement setting forth a good-faith estimate of any (i) Cash of Medici, determined as of the Closing Date, based on Medici’s books and records and other information available at the Closing, and calculated on a basis consistent with the accounting principles, practices, assumptions, conventions and policies used in connection with this Agreement (the “Estimated Cash”). Prior to the Closing, the Parties shall seek to resolve any differences that they may have with respect to the computation of the Estimated Cash; provided, that if the Parties are unable to resolve all such differences prior to the Closing, the application of the Closing Cash Balance to future contributions required by Overstock shall be deferred until such differences are resolved to the satisfaction of the Parties.

(c) If within two (2) years after the Closing Date the Parties have not agreed to the amount of any Closing Cash, Pelion shall on the second anniversary pay to Overstock any undisputed amount of Closing Cash.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of Overstock. Overstock represents and warrants to Pelion that as of the Effective Date and the Closing Date:

(a) Due Organization and Authorization. Each of Overstock and Medici (i) is duly organized, validly existing and in good standing under the Laws of the State of Delaware, with full power and authority to own, lease and operate the assets held or used by each to conduct its business as currently conducted, (ii) has the power and authority to enter into this Agreement and the Governing Documents to which it is a party and to carry out its obligations hereunder and thereunder, (iii) has duly authorized, by all necessary corporate action, the execution and delivery of this Agreement, the Governing Documents to which they are party, and the consummation of the Conversion (other than the execution and delivery of the Stockholder Consent, which will be executed and delivered by Overstock immediately following the execution and delivery of this Agreement) and (iv) no other action on the part of Overstock or Medici is necessary to authorize the execution or delivery of this Agreement and the Governing Documents to which it is a party and, upon execution of the Stockholder Consent, to consummate the Conversion, except, in each case of clauses (i) through (iv), where the failure to be so organized, qualified or in good standing, or to have such power or authority, would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. This Agreement has been duly executed and delivered by Overstock or Medici, as applicable, and constitutes a legal, valid and binding obligation of Overstock and Medici, as applicable, enforceable against them in accordance with the terms set forth herein or therein except as enforceability may be limited by applicable bankruptcy and insolvency or similar Laws affecting creditors’ rights generally or general equity principles.

(b) No Violation. Each of Overstock and Medici is not in violation or default of any term of its certificates of incorporation or bylaws, each as amended, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ other than any such violation or default that would not have a Material Adverse Effect on Overstock or Medici, as applicable. The execution and performance of this Agreement and the Governing Documents and the Conversion will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a material default under any such term, or result in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Overstock or Medici, as applicable, or the suspension, revocation, impairment, forfeiture or nonrenewal of any material Permit, license, authorization or approval applicable to Overstock or Medici, as applicable, its business or operations or any of its assets or properties.

(c) Capitalization.

(i) The authorized capital stock of Medici consists of 1,500,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of which 900,000 shares are issued and outstanding and none are held in treasury as of the date of this Agreement. Except as set forth in this Transaction Agreement, Medici does not have any commitment to authorize, issue or sell any shares of Common Stock or other equity interests, and there are no shares of Common Stock authorized or reserved for issuance, except as may be required in connection with the options or warrants as set forth on Schedule 3.1(c)(i) and the Restructuring as set forth on Schedule 4.2. None of Medici’s issued and outstanding shares of Common Stock have been issued in violation of any preemptive rights. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the holders of Common Stock may vote have been issued by Medici and are outstanding.

(ii) As of the Closing Date, Overstock owns at least 95%, of the issued and outstanding Common Stock, and has good and marketable title to all the Common Stock, free and clear of any and all Liens other than Permitted Liens. Overstock is not a party to any stockholders’ agreement, voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of Medici.

(d) Medici Assets. As of the Closing Date, Medici has good, valid, and marketable title to all of the assets listed on Schedule 3.1(d) the (“Retained Assets”), free and clear of any and all Liens other than Permitted Liens.

(e) Certain Matters Relating to Overstock. Overstock hereby makes the representations and warranties set forth in paragraphs 8.6(a)(iv), (v) and (vi) of the Limited Partnership Agreement as of the Closing. These representations are subject to any exceptions set forth in the disclosure schedules to the Limited Partnership Agreement.

(f) No Brokers. No broker, finder, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or similar fee or commission in connection with the transactions contemplated by this Agreement based upon agreements made by or on behalf of Overstock or its Subsidiaries or Affiliates, except those for which Overstock will be solely responsible.

(g) Limitation of Overstock Representations and Warranties. Notwithstanding anything contained in this Agreement to the contrary, Pelion acknowledges and agrees that Overstock and Medici are not making any representations or warranties whatsoever, express or implied, beyond those expressly given by Overstock and Medici in this Section 3.1 (as modified by the schedules hereto), and Pelion acknowledges and agrees that, except for the representations and warranties contained herein, the Retained Assets are being transferred on an “AS IS” basis and no other information that they have been provided by any Person should be relied upon in any manner. Any claims Pelion may have for breach of representation or warranty shall be based solely on the representations and warranties of Overstock and Medici set forth in this Section 3.1 (as modified by the schedules hereto). Pelion further represents that neither Overstock nor any of its Subsidiaries or Affiliates nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Overstock, Medici or the Retained Assets not expressly set forth in this Agreement or the Governing Documents, and none of Overstock, any of its Subsidiaries or Affiliates or any other Person will have or be subject to any liability to Pelion or any other Person resulting from the distribution to Pelion or its Representatives or Pelion’s use of any such information.

3.2 Representations and Warranties of Pelion. Pelion represents and warrants to Overstock and Medici that with respect to Pelion and its Affiliates, as applicable, as of the Effective Date:

(a) Due Organization and Authorization. Pelion (i) is duly organized, validly existing and in good standing under the Laws of the State of Delaware, with full power and authority to own, lease and operate the assets held or used to conduct its business as currently conducted, (ii) has the power and authority to enter into this Agreement and the Governing Documents to which it is a party and to carry out its obligations hereunder and thereunder, (iii) has duly authorized, by all necessary corporate action, the execution and delivery of this Agreement, the Governing Documents to which it is party, and the consummation of the Conversion, and (iv) no other action on the part of Pelion is necessary to authorize the execution or delivery of this Agreement and the Governing Documents to which it is a party and, upon execution of the General Partner Consent, to consummate the Conversion, except, in each case of clauses (i) through (iv), where the failure to be so organized, qualified or in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be likely to materially impede or prevent the consummation of the Conversion or materially impair the ability of Pelion to perform its obligations hereunder. This Agreement has been duly executed and delivered by Pelion and constitutes a legal, valid and binding obligation of Pelion or its Subsidiaries, as applicable, enforceable against them in accordance with the terms set forth herein or therein except as enforceability may be limited by applicable bankruptcy and insolvency or similar Laws affecting creditors’ rights generally or general equity principles.

(b) No Violation. Pelion is not in violation or default of any term of its charter documents, each as amended, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ other than any such violation or default that would not have a Material Adverse Effect on Pelion. The execution and performance of this Agreement and the Governing Documents and the Conversion will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a material default under any such term, or result in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Pelion or the suspension, revocation, impairment, forfeiture or nonrenewal of any material Permit, license, authorization or approval applicable to Pelion, its business or operations or any of its assets or properties.

(c) Available Funds. Pelion shall have sufficient capital commitments from investors to pay all amounts payable by it in respect of its “Capital Commitment” under the Limited Partnership Agreement.

(d) Certain Matters Relating to Pelion.

(i) Pelion is an “accredited investor” as defined by Rule 501 under the Securities Act of 1933, as amended. Pelion has, immediately prior to the Closing, completed and delivered the Accredited Investor Questionnaire to Overstock, a copy of which is attached hereto as Exhibit F, and the information about Pelion set forth in the Accredited Investor Questionnaire is accurate and complete, and Pelion’s address set forth on the Accredited Investor Questionnaire is its principal business address. Pelion is sophisticated, knowledgeable and experienced in financial and business matters, and is capable of evaluating the merits and risks of entering into the transactions contemplated by this Agreement.

(ii) Pelion acknowledges that Pelion has had the opportunity to ask questions of, and receive answers from, Overstock, Medici or any authorized person acting on behalf of Overstock or Medici concerning Medici’s business and to obtain any additional information, to the extent possessed by Medici (or to the extent it could have been acquired by Medici without unreasonable effort or expense) necessary to verify the accuracy of the information received by Medici. In connection therewith, Pelion acknowledges that Pelion has had the opportunity to discuss Medici’s business and financial affairs with Medici’s management or any authorized person acting on its behalf. Pelion has received and reviewed all the information concerning Medici and its business, assets, financial affairs, prospects and risks, both written and oral, that Pelion desires. In determining whether to enter into this Agreement, Medici has relied solely on (x) Pelion’s own knowledge and understanding of Medici’s business based upon Pelion’s own due diligence investigations and the information furnished pursuant to this paragraph, (y) the information described in subparagraph (d)(iii) below and (z) the representations and warranties of Overstock and Medici made to Pelion in this Agreement.

(iii) With the assistance of Pelion’s own professional advisors, to the extent that Pelion has deemed appropriate, Pelion has made its own legal, tax, accounting and financial evaluation of the merits and risks of this Agreement and the consequences of the Conversion. Pelion has considered the suitability of the Conversion in light of its own circumstances and financial condition and Pelion is able to bear the risks associated with the Conversion and to perform its duties and obligations under the Governing Documents.

(e) No Brokers. No broker, finder, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or similar fee or commission in connection with the transactions contemplated by this Agreement based upon agreements made by or on behalf of Pelion and its Affiliates, except those for which Pelion will be solely responsible.

(f) Limitation of Pelion Representations and Warranties. Notwithstanding anything contained in this Agreement to the contrary, Overstock acknowledges and agrees that Pelion is not making any representations or warranties whatsoever, express or implied, beyond those expressly given by Pelion in this Section 3.2. Any claims Overstock may have for breach of representation or warranty shall be based solely on the representations and warranties of Pelion set forth in this Section 3.2. Overstock further represents that neither Pelion nor any of its Affiliates nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Pelion not expressly set forth in this Agreement or the Governing Documents, and none of Pelion, any of its Affiliates or any other Person will have or be subject to any liability to Overstock or any other Person resulting from the distribution to Overstock or its Representatives or Overstock’s use of any such information.

ARTICLE 4

OTHER AGREEMENTS

4.1 Conduct of the Business. Except (i) as required by applicable Law, (ii) for actions taken or not taken as were reasonably necessary to respond to service disruptions caused by COVID-19 or any COVID-19 Measures in response to COVID-19 or (iii) as otherwise contemplated by this Agreement (including the Restructuring), Overstock covenants and agrees as to itself and Medici, prior to Closing, unless Pelion otherwise provides its written consent in advance (which consent shall not be unreasonably withheld, conditioned or delayed), that Medici shall use its commercially reasonable efforts to conduct and operate its businesses in the ordinary course of business, consistent with past practice.

4.2 Medici Restructuring. As promptly as practicable following the Effective Date and in any event prior to Closing, Overstock and Medici shall use commercially reasonable efforts to take the actions set forth on Schedule 4.2 (the “Restructuring”).

4.3 Reimbursement for Unknown Liabilities. From the Closing until the first anniversary thereof, Overstock shall reimburse Pelion for 1.0% of the amount of any indebtedness or other similar liability of Medici solely relating to the period prior to the Conversion that was not satisfied, repaid or discharged by Medici prior to the Closing (an “Unknown Liability”). The cumulative obligation of Overstock to reimburse Pelion for Unknown Liabilities hereunder shall in no event exceed $450,000.00. In the event that Pelion seeks to claim reimbursement for any Unknown Liability, it shall promptly provide Overstock with written notice of such claim, describing in reasonable detail the amount of reimbursement sought thereby, the reasons therefor, and supplying evidence thereof.

4.4 Governmental Approvals.

(a) After the Effective Date, each of the Parties agrees to use its commercially reasonable efforts to identify any material approval, application, notification or other document that may be necessary in order to obtain the authorization, approval, Permit or consent of any Governmental Authority, which may be reasonably required in connection with the consummation of the Conversion and the admittance of Pelion as General Partner of the Partnership (each, a “Governmental Approval”). Subject to the limitations set forth in this Section 4.4, each of the Parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to obtain the Governmental Approvals as promptly as practicable, including promptly agreeing to take and taking any other commercially reasonable actions required by any Governmental Authority with respect to any Governmental Approval to the extent necessary to consummate the Conversion as promptly as practicable, including promptly complying with or asking for modification of any request for information by any Governmental Authority. Pelion shall, upon request of the other Parties, promptly furnish such Parties with all information concerning itself, its affiliates, directors, officers and such other matters as may be reasonably necessary, proper, desirable or advisable in connection with any filing, notice or application made by or on behalf of such other Party or any of its Subsidiaries or Affiliates with or to any Governmental Authority in connection with the Conversion and to respond to any communications received in connection therewith.

(b) Each Party shall promptly inform the other parties hereto of any material communication between such Party and any Governmental Authority regarding the transactions contemplated by this Agreement. If any of the Parties or any of their respective Subsidiaries or Affiliates receives any formal or informal request for supplemental information or documentary material from any Governmental Authority with respect to this Agreement, the relevant Party shall submit, or cause to be submitted, as soon as reasonably practicable, a response in compliance with such request. The Party receiving such communication or request shall direct, in its sole discretion, the making of such response, but shall consider in good faith the views of the other Parties.

(c) The Parties shall not be required to share information required in connection with any regulatory approval process with the other Parties if such sharing would (i) not be permitted under applicable Law, (ii) violate existing contractual obligations, or (iii) breach any attorney-client or other legal privilege. In any such case, such Party shall promptly provide such information directly to any requesting Governmental Authority.

4.5 The Partnership. Subject to the terms and conditions of this Agreement, (a) Medici shall, at the Closing, file the Certificate of Conversion, attached hereto as Exhibit A. with the Secretary of State of the State of Delaware, (b) Pelion shall, at the Closing, file the Certificate of Limited Partnership, attached hereto as Exhibit B, with the Secretary of State of the State of Delaware, and (c) the Parties shall, as promptly as reasonably practicable following the Closing, make any other necessary filings to amend the Partnership’s and its Subsidiaries’ Permits to account for the change in legal status of Medici and its new name. After the Conversion, the rights and liabilities of the Parties shall be as provided in the Act, except as otherwise expressly provided in the Governing Documents.

4.6 Public Announcements. No Party nor any Representative of the foregoing shall issue or cause the publication of any press release or other public announcement in respect of the Conversion without the prior review and written approval of Overstock (in the case of publications by Pelion) or Pelion (in the case of publications by Overstock or Medici); provided, however, that the foregoing shall not prohibit such disclosure if required by Law, any Governmental Authority or, in the case of Overstock, by any recognized stock exchange on which the equity interests of Overstock or any of its Affiliates are listed, in which case such Party shall use commercially reasonable efforts to provide the other Parties with a copy of the proposed disclosure not less than 48 hours prior to its dissemination and to consider in good faith any comments of the other Parties prior to any such disclosure. This Section 4.6 applies only to the initial announcement of the Conversion and does not apply to subsequent communications.

4.7 Further Assurances. Before, at and after the Closing, consistent with the terms and conditions hereof, the Parties shall, and shall cause each of their respective Subsidiaries to, and shall use reasonable best efforts to cause their Affiliates to, promptly execute, acknowledge and deliver such instruments, certificates and other documents and take such other action as a party may reasonably require in order to carry out the Conversion. Following the Closing, the Parties shall cooperate with one another to prepare and file all documents and forms and amendments thereto as may be required by applicable Law with respect to the Conversion.

ARTICLE 5

CONDITIONS TO CLOSING

5.1 Conditions to Closing. The obligations of the Parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver by Overstock and Pelion (to the extent permitted by applicable Law), at or before the Closing, of each of the following conditions:

(a) Government Approvals. All requisite material Governmental Approvals shall have been obtained and shall remain in full force and effect, and all statutory waiting periods in respect thereof shall have terminated or expired.

(b) No Action. There shall not be pending or threatened in writing by any Governmental Authority any Action and no Order shall have been, or shall have been threatened in writing to be, issued, promulgated, enforced or entered challenging or seeking to restrain, limit or prohibit the Conversion.

(c) Restructuring. The Restructuring shall have been completed, as contemplated in Section 4.2.

(d) Advisers Act Matters.

(i) Overstock and/or Medici shall have provided sufficient documentation regarding the Retained Assets and the circumstances surrounding their acquisition by Medici to confirm that, at the time of the Conversion, the Partnership will constitute a “venture capital fund” under Section 203(l) of the Investment Advisers Act of 1940, as amended.

(ii) No written advice of legal counsel has been delivered that, if the Limited Partnership Agreement were then in effect, would result in a Trigger Event, as defined in the Limited Partnership Agreement, being deemed to have occurred.

5.2 Conditions to Obligations of Overstock. The obligation of Overstock to consummate the Conversion shall be subject to the satisfaction or Overstock’s waiver in its sole discretion, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties set forth in Section 3.2 shall be true and correct in all material respects. Overstock shall have received a certificate dated the Closing Date and signed on behalf of Pelion by a managing member of Pelion to such effect.

(b) Closing Deliverables. Pelion shall have delivered, or have caused to be delivered, each of the items listed in Section 2.3(c).

(c) Third Party Consents. Medici shall have received duly executed copies of all material authorizations, approvals, consents, waivers or other certificates required by Law or contractual obligation with respect to any third party, including any issuer of securities of a Retained Asset.

5.3 Conditions to Obligations of Pelion. The obligation of Pelion to consummate the Conversion shall be subject to the satisfaction or Pelion’s waiver in its sole discretion, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties made in Section 3.1 and paragraph 8.6(a) of the Limited Partnership Agreement shall be true and correct in all material respects. Pelion shall have received a certificate dated the Closing Date and signed on behalf of Overstock by an executive officer of Overstock to such effect.

(b) Closing Deliverables. Overstock or Medici, as applicable, shall have delivered, or have caused to be delivered, each of the items listed in Section 2.3(a) and Section 2.3(b), as applicable.

(c) Litigation, Contingent Liabilities. All (i) actions, suits, proceedings or investigations commenced, or threatened in writing, against the Corporation or any of its subsidiaries between the Effective Date and the Closing and (ii) any contingent liabilities of the Corporation, that would be required to be disclosed by Medici and its consolidated Subsidiaries in Medici’s financial statements prepared in accordance with GAAP, that remain unsatisfied as of the Closing (all of which shall be disclosed to Pelion pursuant to Schedule C of the Limited Partnership Agreement) would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

ARTICLE 6

GUARANTEE

6.1 Guarantee. Guarantor fully, completely, unconditionally and irrevocably agrees to perform, and to assume and take responsibility for in all respects as if a principal, all representations, warranties, covenants, agreements and other obligations and liabilities of any nature or kind of Pelion arising under or relating to this Agreement, the agreements, instruments, and documents referred to herein and the transactions contemplated hereby and thereby (collectively, the “Obligations”). The Guarantor hereby waives notice of the Obligations, and waives proof of reliance, diligence, presentment, demand for payment, protest, notice of dishonor or non-payment or non-performance of the Obligations, suit, and the taking of any other action against, and any other notice to, Pelion, the Guarantor or others.

6.2 Nature of Guarantee.

(a) The Obligations shall be construed as a continuing, absolute and unconditional guarantee to perform and satisfy and discharge the Obligations without regard to any circumstance whatsoever (with or without notice to or knowledge of Pelion or the Guarantor) which might constitute an equitable or legal discharge of Pelion for the Obligations, or of the Guarantor under this Agreement, in bankruptcy or in any other instance.

(b) Overstock may at any time and from time to time without notice to or consent of the Guarantor and without impairing or releasing the obligations of the Guarantor: (i) agree with Pelion to make any change in the terms of the Obligations; (ii) take or fail to take any action of any kind in respect of any security for any obligation or liability of Pelion to Overstock; or (iii) exercise or refrain from exercising any rights against Pelion or others in respect of the Obligations. Any other suretyship defenses are hereby waived by the Guarantor.

(c) The Guarantor will not exercise any rights which it may acquire hereunder by way of subrogation until all Obligations to Overstock shall have been paid or performed in full.

6.3 Termination of Guarantee. The guarantee provided in this Article 6 shall terminate at Closing, except for Obligations related to the representations and warranties of Pelion set forth in Section 3.2, which Obligations shall terminate on the date that is two (2) years after the Closing Date.

ARTICLE 7

MISCELLANEOUS

7.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

(a) by mutual written agreement of Overstock and Pelion;

(b) by Overstock or Pelion if the Closing Date shall not have occurred by the first anniversary of the date hereof (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any Party whose action or failure to act has been a principal cause of or resulted in the failure of the transaction contemplated hereby to occur on or before such date and such action or failure to act constitutes breach of this Agreement; or

(c) by Overstock or Pelion if any Law or Order shall be in effect which has the effect of making the transactions contemplated hereby illegal or otherwise prohibits consummation thereof.

7.2 Notices.

(a) All notices, requests, demands and other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) on the date of delivery when delivered by hand on a Business Day during normal business hours or, if delivered on a day that is not a Business Day or after normal business hours, then on the next Business Day, (ii) on the date of transmission when sent by facsimile transmission or email transmission during normal business hours on a Business Day with telephone or email confirmation of receipt or, if transmitted on a day that is not a Business Day or after normal business hours, then on the next Business Day if telephone or email confirmation is received, (iii) on the second Business Day after the date of dispatch when sent by a reputable overnight courier service that maintains records of receipt or (iv) five (5) Business Days after the date of dispatch when sent by first-class letter; provided, however, that, in any such case, such communication is addressed as provided in Section 7.2(b).

(b) All notices, requests, demands and other communications that are required or may be given pursuant to the terms of this Agreement shall be addressed as follows:

if to Overstock, to:

Overstock.com, Inc.

799 W. Coliseum Way

Midvale, UT 84047

Attn: General Counsel

Phone: 801.947.3100

Email: gnickle@overstock.com

with a copy, which shall not constitute notice, to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attn: C. Andrew Gerlach

Telephone: 212.558.4000

Facsimile: 212.291.9299

Email: gerlacha@sullcrom.com

or to such other address as Overstock may designate in a written notice to the other Parties;

if to Medici, to:

Medici Ventures, Inc.

799 W. Coliseum Way

Midvale, UT 84047

Attn: General Counsel

Phone: 801.947.3134

Email: stantonhuntington@overstock.com

or to such other address as Medici may designate in a written notice to the Parties.

if to Pelion, to:

2750 E. Cottonwood Parkway, Suite 600

Salt Lake City, UT 84121

Attn: Matthew Mosman

Telephone: (650) 520-1690

Facsimile: (801) 365-0233

Email: matt@pelionvp.com

with copies, which shall not constitute notice, to:

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304-1130

Attn: Casey M. Schulte

Telephone: (650) 843-5162

Facsimile: (650) 849-7400

Email: cschulte@cooley.com

or to such other address as Pelion may designate in a written notice to the other Parties; and

if to Guarantor, to:

2750 E. Cottonwood Parkway, Suite 600

Salt Lake City, UT 84121

Attn: Matthew Mosman

Telephone: (650) 520-1690

Facsimile: (801) 365-0233

Email: matt@pelionvp.com

or to such other address as Guarantor may designate in a written notice to the other Parties.

7.3 Headings. The subject headings of the Articles, Sections and subsections of this Agreement and the Schedules and Exhibits to this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of their provisions.

7.4 Waiver. The failure or delay of a Party to enforce or to exercise, at any time for any period of time, any provisions hereof or any right or remedy hereunder shall not be construed as a waiver of such provision or right or remedy or of the right of such Party thereafter to enforce or exercise the same; provided, however, that such right or remedy is not time-barred or otherwise precluded by Law or by a writing expressly waiving such right or remedy and signed by that Party seeking to assert such right or remedy. The written waiver by any Party of a breach of any term or provision of this Agreement by another Party shall not be construed as a waiver of any subsequent breach.

7.5 Severability. When possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. The parties shall make a good faith effort to replace the invalid or unenforceable provision with a valid one that conforms as nearly as possible to the original intent of the parties.

7.6 Expenses. All fees and expenses incurred by the Parties in connection with the negotiation, preparation and execution of this Agreement and the Conversion, including all legal, accounting, financial, advisory, consulting and all other fees and expenses of third parties incurred by a Party in connection with the negotiation and effectuation of the terms and conditions of this Agreement, the Governing Documents and the Conversion shall be the obligation of such Party incurring such fees and expenses, provided, however that any such expenses incurred by Pelion shall be deemed to be organizational costs pursuant to paragraph 6.3(c) of the Limited Partnerships Agreement, subject to the limitations thereof.

7.7 Rules of Construction. Each Party acknowledges that it has been represented by counsel during the negotiation, preparation and execution of this Agreement and such negotiations were conducted on an arm’s-length basis. Each Party therefore hereby waives the application of any Law or rule of construction providing that ambiguities in an agreement or other document shall be construed against the drafter of the agreement or document.

7.8 Governing Law. This Agreement, and the rights and liabilities of the Parties under this Agreement, shall be governed by and interpreted in accordance with the Laws of the State of Delaware, except for its rules as to conflicts of Laws that would apply the Laws of another jurisdiction.

7.9 Further Assurances. Each Party agrees to take from time to time such actions and execute such additional instruments as may be reasonably necessary to implement and carry out the terms of this Agreement, including negotiating in good faith any additional agreements or amendments to the Governing Documents.

7.10 Entire Agreement; Amendments. This Agreement, taken together with the Governing Documents, collectively represents the entire understanding and agreement among the Parties with respect to the subject matter of the Conversion. The provisions of this Agreement shall be construed within the four corners of this Agreement; provided, however, that reasonable efforts shall be made to interpret and give full force and effect to the provisions of this Agreement in a manner that is not inconsistent with the interpretation given to the relevant provisions of this Agreement and the Governing Documents and that gives full force and effect to all relevant provisions of the foregoing documents in their entirety. No modification or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

7.11 Assignment; Successors and Assigns. No Party shall have the right to assign this Agreement or any of its rights or delegate or otherwise transfer its obligations hereunder to any Person without the prior written consent of the other Party; provided, however, that a Party may assign its rights and delegate its obligations hereunder without such consent to an Affiliate of such Party if the assigning Party agrees in writing to guarantee and remain ultimately responsible for the performance by such Affiliate of its obligations hereunder, provided, further, that in the case of Overstock, a merger or similar business combination transaction involving Overstock shall not constitute an assignment, delegation or transfer under this Section 7.11. This Agreement shall inure to the benefit of the permitted successors and permitted assigns of the Parties, and shall be binding upon the successors and assigns of the Parties. Any purported assignment or delegation of this Agreement or any rights and obligations hereunder not in compliance with the terms hereof shall be null and void.

7.12 Submission to Jurisdiction. Each of the Parties (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, a state or federal court sitting in Delaware) in any action, suit or proceeding arising out of or relating to this Agreement or the Conversion, (b) agrees that all claims in respect of such action, suit or proceeding may be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any action, suit or proceeding arising out of or relating to this Agreement or the Conversion in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action, suit or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 7.2. Nothing in this Section 7.12, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

7.13 Third Party Beneficiaries. Except as expressly stated herein, all rights, benefits and remedies under this Agreement are solely intended for the benefit of each of the Parties and their permitted assigns, and no third party shall have any rights whatsoever to: (i) enforce any obligation contained in this Agreement; (ii) seek a benefit or remedy for any breach of this Agreement; or (iii) take any other action relating to this Agreement under any legal theory, including actions in contract, tort (including negligence, gross negligence and strict liability), or as a defense, setoff or counterclaim to any action or claim brought or made by the Parties.

7.14 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Facsimiles, e-mail transmission of .pdf signatures or other electronic copies of signatures shall be deemed to be originals.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been executed on behalf of each of the Parties hereto as of the date first written above.

OVERSTOCK.COM, INC.

By:	/s/ Jonathan E. Johnson
Name: Jonathan E. Johnson III
Title: Chief Executive Officer

MEDICI VENTURES, INC.

By:	/s/ Jonathan E. Johnson
Name: Jonathan E. Johnson III
Title: President

[Signature Page to Transaction Agreement]

IN WITNESS WHEREOF, this Agreement has been executed on behalf of each of the Parties hereto as of the date first written above.

PELION MV GP, L.L.C.

By:	/s/ Blake G. Modersitzki
Name: Blake G. Modersitzki
Title: Managing Member

PELION, INC.

By:	/s/ Blake G. Modersitzki
Name: Blake G. Modersitzki
Title: President

[Signature Page to Transaction Agreement]

Schedule 1.1

Defined Terms

As used in the Agreement, capitalized terms have the following meanings given:

“Act” has the meaning set forth in the Recitals.

“Action” means any action, cause of action, claim, arbitration, investigation, formal request for information, charge, complaint, hearing, proceeding, litigation or suit (whether civil, criminal, administrative or investigative), whether or not commenced, brought, conducted or heard by or before, investigated by or otherwise involving, any Governmental Authority.

“Affiliate” means with respect to a Person, any other Person, corporation, partnership, limited liability company, joint venture, or other form of business entity that directly or indirectly Controls, is Controlled by, or is under common Control with, that Person. With respect to the Parties, the term “Affiliate” excludes the Partnership.

“Agreement” has the meaning set forth in the introductory paragraph.

“Business Day” means any day on which federally chartered banks are generally open for business in New York, New York and Salt Lake City, Utah.

“Cash” means all cash and cash equivalents.

“Certificate of Conversion” has the meaning set forth in the Recitals.

“Certificate of Limited Partnership” has the meaning set forth in the Recitals.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Common Stock” has the meaning set forth in Section 3.1(c)(i).

“Control” means (a) when used as a verb, (i) with respect to an entity, the ability, directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of the entity through the legal or beneficial ownership of voting securities or the right to appoint managers, directors or corporate management, or by contract, operating agreement, voting trust or otherwise, and (ii) with respect to a natural Person, the actual or legal ability to control the actions of another, through family relationship, agency, contract or otherwise, and (b) when used as a noun, an interest that gives the holder the ability to exercise any of the powers described in clause (a) of this definition.

“Conversion” has the meaning set forth in Section 2.1.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar Law, directive or guideline promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization.

Sch 1.1 - 1

“Effective Date” has the meaning set forth in the introductory paragraph.

“GAAP” means U.S. generally accepted accounting principles as in effect on the date hereof.

“General Corporation Law” has the meaning set forth in the Recitals.

“General Partner Consent” has the meaning set forth in the Recitals.

“Governing Documents” has the meaning set forth in the Recitals.

“Governmental Approval” has the meaning set forth in Section 4.4(a).

“Governmental Authority” means any domestic or foreign national, regional, state, or local court, governmental department, commission, authority, central bank, board, bureau, agency, official, arbitrator, arbitration panel, self-regulatory authority or other instrumentality exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government.

“Known Liabilities” has the meaning set forth in Schedule 4.2.

“Law” means all applicable federal, state, local, municipal, and foreign laws (statutory or common), rules, ordinances, regulations, grants, concessions, franchises, licenses, orders, directives, judgments, decrees, and other governmental restrictions, including Permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature.

“Lien” means any charge, mortgage, deed of trust, pledge, hypothecation, security interest, restriction, encumbrance, claim, lien or charge of any kind.

“Limited Partnership Agreement” has the meaning set forth in the Recitals.

“Material Adverse Effect” means an event, change, development, factor, transaction or condition that, individually or in the aggregate, (a) has had or could reasonably be expected to have a material adverse effect on the business, assets, liabilities, cash flows, operations, condition (financial or otherwise), operating results or customer, supplier or financing relations of Medici or (b) has impeded or could reasonably be likely to materially impede or prevent the consummation of the Conversion or materially impair the ability of a Party to perform its obligations hereunder; provided, that with respect to the preceding clause (a), no event, change, development, circumstance, fact or effect relating to or resulting from any of the following, either individually or in the aggregate, shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (i) global or national economic, monetary, financial or political conditions or the securities, credit or financial markets, including prevailing interest rates or exchange rates; (ii) events, changes or developments generally affecting the industries in which Medici or any of its Subsidiaries operate; (iii) changes in Law or regulation or the interpretation thereof by any Governmental Authorities after the date of this Agreement; (iv) any actions required to be taken or not taken by Overstock, Medici or any of its Subsidiaries or their respective Representatives pursuant to this Agreement, (except for any obligation to operate in the ordinary course of business under Section 4.1) or any actions taken or not taken by the Overstock, Medici or any of its Subsidiaries or their respective Representatives at Pelion’s written request

Sch 1.1 - 2

(provided that, for the avoidance of doubt, the impact of any action, suit, proceeding or investigation arising as a consequence of any such actions, whether instituted by stockholders or employees of Overstock or Medici, any Governmental Authority or otherwise, shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur); (v) the commencement, occurrence, continuation or escalation of any armed hostilities, war or acts of terrorism, any hurricane, tornado, flood, earthquake or other weather events, natural disasters, pandemics or epidemics (including COVID-19 and any variants/mutations thereof) or any COVID-19 Measures, acts of God or other comparable events; or (vi) changes in GAAP or other applicable accounting principles, or changes to the enforcement or interpretation thereof by any Governmental Authority after the date of this Agreement; provided further that, with respect to clauses (i), (ii), (iii), (v) and (vi) of this definition, such events, changes, developments, circumstances, facts or effects (as the case may be) shall be taken into account in determining whether a “Material Adverse Effect” has occurred or would reasonably be expected to occur if they disproportionately affect Overstock or Medici (but only the incremental disproportionate effect will be taken into account).

“Medici” has the meaning set forth in the introductory paragraph.

“Order” means any Law, order, writ, judgment, injunction, temporary restraining order, decree, stipulation, determination, permit, license or award entered by or with any Governmental Authority.

“Overstock” has the meaning set forth in the introductory paragraph.

“Parties” has the meaning set forth in the introductory paragraph.

“Partnership” has the meaning set forth in the Recitals.

“Pelion” has the meaning set forth in the introductory paragraph.

“Permit” means any permit, franchise, license, authorization, order, certificate, registration, variance, settlement, compliance plan or other consent or approval granted by any Governmental Authority.

“Permitted Liens” means the following Liens: (a) Liens for taxes, assessments or other governmental charges or levies that are not yet due or delinquent or that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP or that may thereafter be paid without penalty; (b) restrictions on transfer which arise under applicable securities laws; and (c) restrictions, requirements and limitations contained in or arising out of the agreements and instruments relating to investments, including funding obligations, transfer restrictions, consent rights, preemptive rights, drag along rights, tag along rights, rights of first refusal and other similar restrictions, requirements and limitations.

“Person” means a natural person, corporation, joint venture, partnership, limited liability partnership, limited partnership, limited liability limited partnership, limited liability company, trust, estate, business trust, association, Governmental Authority or other entity.

“Representative” or “Representatives” means, with respect to any Person, such Person’s Affiliates, directors, managers, officers, employees, legal or financial advisors, agents or other representatives, or anyone acting on behalf of them or such Person.

“Restructuring” has the meaning set forth in Section 4.2.

Sch 1.1 - 3

“Retained Assets” has the meaning set forth in Section 3.1(d).

“Stockholder Consent” has the meaning set forth in the Recitals.

“Subsidiary” of any Person means any corporation, general or limited partnership, joint venture, limited liability company, limited liability partnership or other Person that is a legal entity, trust or estate of which (or in which) (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors (or a majority of another body performing similar functions) of such corporation or other Person, (b) more than 50% of the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) more than 50% of the beneficial interest in such trust or estate, is at the time of determination directly or indirectly beneficially owned or Controlled by such first Person.

“Tender Offer” has the meaning set forth in Schedule 4.2.

“tZERO” means tZERO Group, Inc.

“tZERO Common Stock” means common stock of tZERO, par value $0.01 per share.

“Unknown Liability” has the meaning set forth in Section 4.3.

Sch 1.1 - 4

Schedule 3.1(c)(i)

Medici Options and Warrants

Series	Options Outstanding
2017 Options	65,567
2018 Options	15,242
2019 Options	23,817
2020 Options	13,260

Warrants
2017 Warrant for 2,500 shares of Common Stock
2018 Warrant for 300 shares of Common Stock

Sch 3.1(c)(i) - 1

Schedule 3.1(d)

Retained Assets

(As of December 31, 2020)

Portfolio Company	Interest – No. Shares & Class

Bitt, Inc.	2,265,245,949.50 – Common Stock

Ripio (BitPagos, Inc.)	268,641 – Series A-1 Preferred Stock

Symbiont.io, Inc.	343,643 – Series A-1 Preferred Stock

Votem Corp.	48,780 – Series B Preferred Stock

Medici Land Governance, Inc.	836,377 – Common Stock

PeerNova, Inc.

31,246 – Common Stock

115,347 – Series A-2(A) Preferred Stock

106,250 – Series A-3(A) Preferred Stock

249,263 – Series A-4(A) Preferred Stock

133,230 – Series A-4(B) Preferred Stock

Convertible Promissory Note dated October 22, 2019; Principal amount $1,464,989.67; 8% interest; convertible at a discount to next priced round

Warrant to Purchase Shares of Common Stock dated October 22, 2019 providing for purchase of up to $1,464,989.67 of common stock; expires October 22, 2029

SettleMint NV	214,300 – Common Class A Stock 37,432 – Common Class B Stock

Spera Inc.	2,670,583 – Series A Preferred Stock

Voatz, Inc.	385,516 – Series Seed Preferred Stock 448,454 – Series A Preferred Stock

Chainstone Labs, Inc.	3,600,000 – Common Stock

Minds, Inc.	670,841 – Series A Preferred Stock

Vinsent (VinX Network, Ltd.)	145,126 – Common Stock 35% member interest in VV20V, LLC (Vino Ventures)

FinClusive Capital, Inc.	3,333 – Common Pre-Series A Stock 10,501 – Common Series A Stock

GrainChain, Inc.	4,676,089 – Common Class A Stock 4,888,156 – Common Class B Stock

Sch 3.1(d) - 1

Ambr S.a.r.l	3,755,869 – Preferred Stock

Factom, Inc.	419,932 - Series A Preferred Stock

Vital Chain, Inc.	All rights to acquire up to 20% of the common stock and related rights under the Development Services Agreement dated March 4, 2020

Netki, Inc.

Convertible Note Purchase Agreement dated September 18, 2018 and Convertible Promissory Note dated September 19, 2018 as amended on June 8, 2020; Principal amount – $1,000,000; 5% interest; convertible at 25% discount to next priced round

Convertible Note Purchase Agreement dated May 9, 2018 and Convertible Promissory Note dated May 9, 2018 as amended on June 8, 2020; Principal amount – $200,000; 5% interest; convertible at 10% discount to next priced round

Evernym, Inc.

Rights under Simple Agreement for Future Equity dated August 16, 2019 to convert $2,000,000 at the most favorable to Medici Ventures of either (a) a 20% discount on the next priced round or; (b) a post-money valuation cap of $35M

Rights to acquire equity and related rights under Development Services Agreement dated June 12, 2020

tZERO Group, Inc.	81,000,000 – Common Stock and all shares obtained by Medici Ventures for debt conversion and additional investment during the period between signing of the Transaction Agreement and the conversion of Medici into a limited partnership, the total of which shall not exceed 48% of the outstanding shares of Common Stock of tZERO Group, Inc.

Sch 3.1(d) - 2

Schedule 4.2

Medici Restructuring

I. Tender Offer

A.

As soon as reasonably practicable following the Effective Date, Medici will commence a tender offer (the “Tender Offer”) to all of the holders of then-outstanding vested or unvested options to acquire shares of Medici. Subject to applicable Law, Medici will purchase for cancellation any and all properly and validly tendered options.

B.

As soon as reasonably practicable following the Effective Date, Medici will use its commercially reasonable efforts to enter into an agreement with the holder of then-outstanding warrants to acquire shares of Medici to purchase for cancellation any and all such warrants.

II. Asset Transfers and Liabilities

A.

Medici shall, or shall cause one or more of its Subsidiaries to, convey, transfer, assign and deliver to Overstock, all of Medici’s or its Subsidiaries’ right, title and interest, in all of Medici’s assets, whether tangible or intangible, real, personal or mixed, except for (i) the Retained Assets set forth on Schedule 3.1(d) and (ii) any patent applications transferred to tZERO, pursuant to a transfer and assumption agreement in a form mutually agreed by the parties.

B.	Medici shall satisfy, repay and discharge any known indebtedness or other similar liability owed or incurred by it solely relating to the period prior to the Closing (“Known Liabilities”).

III. Medici Employees

A.	All employees of Medici shall be transferred to Overstock or another Affiliate, or terminated from employment with Medici, prior to the Closing.

IV. Cash Contributions

A.	Overstock shall loan up to $22,700,000 of Cash to Medici from time to time to fund the following:

1.	Payment obligations in connection with the Tender Offer.

2.	The continued operation of Medici’s business in the ordinary course until the Closing.

3.	Payment obligations in connection with severance or other costs relating to the transfer or termination of Medici employees prior to the Closing Date.

4.	An investment by Medici in the capital stock of tZERO in the amount of $13,000,000.

5.	Payment obligations in connection with the satisfaction, repayment or discharge of any Known Liabilities.

Sch 4.2 - 2

V. Debt Conversions

A.

Within two (2) Business Days after the Effective Date, Medici shall file a Certificate of Amendment of the Certificate of Incorporation of Medici, with the Secretary of State of the State of Delaware, in the form attached hereto as Annex A to this Schedule 4.2, authorizing 4,000,000 additional shares of Common Stock.

B.

Prior to the Closing, pursuant to an exchange agreement in a form mutually agreed by the parties, Overstock will exchange all of the outstanding principal amount of debt owed by Medici to Overstock (including, without limitation, the loan contemplated in IV.A above) and accrued interest through the date of such debt conversion agreement for Common Stock.

C.

Prior to the Closing, pursuant to an exchange agreement in a form mutually agreed by the parties, Overstock will exchange all of the outstanding principal amount of debt owed by tZERO to Overstock and accrued interest through the date of such debt conversion agreement for tZERO Common Stock.

D.

Prior to the Closing, pursuant to an exchange agreement in a form mutually agreed by the parties, Medici will exchange all of the outstanding principal amount of debt owed by tZERO to Medici and accrued interest through the date of such debt conversion agreement for tZERO Common Stock.

Sch 4.2 - 2

Annex A to Schedule 4.2

Certificate of Amendment of the Certificate of Incorporation of Medici Ventures, Inc.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

MEDICI VENTURES, INC.

Medici Ventures, Inc., a Delaware corporation, hereby certifies as follows:

FIRST. The Board of Directors of said corporation duly adopted a resolution setting forth and declaring advisable the amendment of Article Fourth of the certificate of incorporation of said corporation to increase the total number of shares which the corporation shall have authority to issue from 1,500,000 shares of Common Stock of the par value of $0.01 per share to 5,500,000 shares of Common Stock of the par value of $0.01 per share so that, as amended, said Article shall read as follows:

“ARTICLE 4. The total number of shares of stock which the Company shall have authority to issue is 5,500,000 shares. All shares shall be Common Stock, par value of $0.01 per share (the “Common Stock”) and are to be of one class.”

SECOND. In lieu of a vote of stockholders, written consent to the foregoing amendment has been given by the holder of all of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware; and such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Medici Ventures, Inc. has caused this certificate to be signed by Jonathan E. Johnson III, its President, on the            day of January, 2021.

MEDICI VENTURES, INC.

By
Jonathan E. Johnson III
President

Sch 4.2 - 2

Annex B to Schedule 4.2

Consent of Sole Stockholder to Certificate of Amendment

of the Certificate of Incorporation of Medici Ventures, Inc.

CONSENT OF STOCKHOLDER

OF

MEDICI VENTURES, INC.

The undersigned, being the holder of all the issued and outstanding capital stock of Medici Ventures, Inc., a Delaware corporation (the “Company”), does hereby consent to the adoption of and hereby adopts the following resolution and directs that this consent be delivered to the Company’s principal place of business:

WHEREAS, the Board of Directors of the Company approved and declared advisable an amendment to the Article Fourth of the certificate of incorporation of the Company as set forth herein and the Board of Directors has recommended that the stockholders of the Company approve and adopt such amendment.

RESOLVED, that the amendment to Article Fourth of the certificate of incorporation of the Company to read as follows is hereby approved and adopted:

“ARTICLE 4. The total number of shares of stock which the Company shall have authority to issue is 5,500,000 shares. All shares shall be Common Stock, par value of $0.01 per share (the “Common Stock”) and are to be of one class.”

RESOLVED, that notwithstanding any approval of the foregoing amendments to the Certificate of Incorporation by the stockholder, the Board of Directors may, at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of Delaware, abandon the filing and the adoption of such amendments without any further action by any person.

IN WITNESS WHEREOF, the undersigned has signed this consent this            day of January, 2021.

OVERSTOCK.COM, INC.

By:
Name: Jonathan E. Johnson III
Title: Chief Executive Officer

Sch 4.2 - 2

Exhibit A

Form of Certificate of Conversion from a Corporation to a Limited Partnership

CERTIFICATE OF CONVERSION TO LIMITED PARTNERSHIP

OF

MEDICI VENTURES, INC.

TO

MEDICI VENTURES, L.P.

This Certificate of Conversion to Limited Partnership, dated as of _____ __, 2021, is being duly executed and filed by Medici Ventures, Inc., a Delaware corporation (the “Corporation”), to convert the Corporation to Medici Ventures, L.P., a Delaware limited partnership (the “Limited Partnership”), under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. §17-101, et seq.).

1. The Corporation was first incorporated on September 13, 2016. The jurisdiction of the Corporation at the time it was first incorporated, and immediately prior to the filing of this Certificate of Conversion to Limited Partnership, was Delaware.

2. The Corporation’s name and type of entity immediately prior to the filing of this Certificate of Conversion to Limited Partnership was Medici Ventures, Inc., a Delaware corporation.

3. The name of the Limited Partnership as set forth in its certificate of limited partnership is Medici Ventures, L.P.

4. The conversion of the Corporation to the Limited Partnership shall be effective upon the filing of this Certificate of Conversion to Limited Partnership and a certificate of limited partnership of the Partnership with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion to Limited Partnership as of the date first-above written.

MEDICI VENTURES, INC.

By:
Name: Jonathan E. Johnson III
Title: President

A - 1

Exhibit B

Form of Certificate of Limited Partnership

CERTIFICATE OF LIMITED PARTNERSHIP

OF

MEDICI VENTURES, L.P.

This Certificate of Limited Partnership of Medici Ventures, L.P. (the “Partnership”), dated as of ______ __, 2021, is being duly executed and filed by Pelion MV GP, L.L.C., as the sole general partner of the Partnership, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del.C. §17-101, et seq.).

1. Name. The name of the limited partnership formed hereby is Medici Ventures, L.P.

2. Registered Office. The address of the registered office of the Partnership in the State of Delaware is c/o Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

3. Registered Agent. The name and address of the registered agent for service of process on the Partnership in the State of Delaware are Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

4. General Partner. The name and the business address of the sole general partner of the Partnership are: Pelion MV GP, L.L.C., 2750 East Cottonwood Parkway, Suite 600 Salt Lake City, UT 84121.

5. Effectiveness. This Certificate of Limited Partnership shall be effective upon the filing of this Certificate of Limited Partnership with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first-above written.

GENERAL PARTNER:

PELION MV GP, L.L.C.

By:
Name:
Title:

B - 1

Exhibit C

Form of Limited Partnership Agreement of Medici Ventures, L.P.

Draft of January 24, 2021

CONFIDENTIAL

MEDICI VENTURES, L.P.

LIMITED PARTNERSHIP AGREEMENT

THIS LIMITED PARTNERSHIP AGREEMENT (the “Agreement”) is made and entered into as of the ____ day of _________, 2021, by and among Pelion MV GP, L.L.C., a Delaware limited liability company, in its capacity as general partner (the “General Partner”), and the entities and persons listed as limited partners on Exhibit A (the “Limited Partners”), who hereby form Medici Ventures, L.P. (the “Partnership”), a limited partnership formed pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act (the “Act”), in accordance with the terms set forth below. Certain capitalized terms not otherwise defined shall have the meanings assigned to them in Article 13 of this Agreement.

WITNESSETH

WHEREAS, Medici Ventures, Inc. (the “Corporation”) was organized as a Delaware corporation in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and was, immediately prior to the date hereof, governed by the Corporation’s Certificate of Incorporation filed with the Delaware Secretary of State on September 13, 2016, and as amended by the Certificate of Amendment filed with the Delaware Secretary of State on May 3, 2019;

WHEREAS, upon the terms and subject to the conditions set forth herein and in accordance with the Act and the DGCL, the Corporation is being converted to a Delaware limited partnership pursuant to and in accordance with Section 17-217 of the Act and Section 266 of the DGCL (the “Conversion”); and

WHEREAS, in connection with the Conversion, all of the outstanding shares of the Corporation are being converted into limited partner interests in the Partnership, and the General Partner is being admitted as the sole general partner of the Partnership with an interest in the Partnership, each as described in paragraph 1.5(c) below.

ARTICLE 1

NAME, PURPOSE AND OFFICES OF PARTNERSHIP; CONVERSION

1.1 Name. The name of the Partnership is Medici Ventures, L.P. The affairs of the Partnership shall be conducted under the Partnership name.

1.2 Purpose. The primary purpose of the Partnership is to act as a venture capital fund, to provide the Limited Partners with the opportunity to realize significant long-term capital appreciation from holdings in the Target Companies and other Portfolio Companies acquired after the Formation Date in accordance with this Agreement. The general purposes of the Partnership are to buy, sell, hold, and otherwise invest in securities of every kind and nature and rights and options with respect thereto, including, without limitation, stock, notes, bonds and debentures; to exercise all rights, powers, privileges, and other incidents of ownership or possession with respect to securities held or owned by the Partnership; to enter into, make, and perform all contracts and other undertakings; to advance and promote blockchain technology; and to engage in all activities and transactions as may be necessary, advisable, or desirable to carry out the foregoing.

1.3 Principal Offices. The Partnership will have its principal office in Salt Lake City, Utah or at such other place or places as the General Partner may from time to time determine. The General Partner shall promptly provide written notice to each of the Limited Partners in the event of a change of the location of the Partnership’s principal office.

1.4 Registered Agent and Office. The name of the registered agent for service of process of the Partnership and the address of the Partnership’s registered office in the State of Delaware shall be Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808, or such other agent or office in the State of Delaware as the General Partner may from time to time designate. The General Partner shall promptly provide written notice to each of the Limited Partners in the event of any change with respect to the Partnership’s registered agent in the State of Delaware.

1.5 Conversion.

(a) The Partnership is being formed on this ___ day of _______, 2021 (the “Formation Date”) upon the filing of the Certificate of Conversion to Limited Partnership of the Corporation and the filing of the Certificate of Limited Partnership of the Partnership with the office of the Secretary of State of the State of Delaware. The Conversion, this Agreement and such filings with the Secretary of State of the State of Delaware are hereby authorized, ratified and approved. This Agreement shall be effective simultaneously with the Conversion.

(b) At the effective time of the Conversion, the Corporation is being converted to the Partnership and, for all purposes of the laws of the State of Delaware and otherwise, the Conversion shall be deemed a continuation of the existence of the Corporation in the form of a Delaware limited partnership. In connection with the Conversion, the Corporation is not being required to wind up its affairs or pay its liabilities and distribute its assets, and the Conversion does not constitute a dissolution of the Corporation. As of the Formation Date, for all purposes of the laws of the State of Delaware and otherwise, all of the rights, privileges and powers of the Corporation, and all property, real, personal and mixed, and all debts due to the Corporation, as well as all other things and causes of action belonging to the Corporation, shall remain vested in the Partnership and shall be the property of the Partnership, and the title to any real property vested by deed or otherwise in the Corporation shall not revert or be in any way impaired by reason of any provision of the Act, the DGCL or otherwise; but all rights of creditors and all liens upon any property of the Corporation shall be preserved unimpaired, and all debts, liabilities and duties of the Corporation shall remain attached to the Partnership, and may be enforced against it to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by it in its capacity as a limited partnership. The rights, privileges, powers and interests in property of the Corporation, as well as the debts, liabilities and duties of the Corporation, shall not be deemed, as a consequence of the Conversion, to have been transferred to the Partnership for any purpose of the laws of the State of Delaware or any other state. Exhibit B hereto summarizes all the Portfolio Company holdings of the Partnership as of the Formation Date.

(c) As of the effective time of the Conversion, (i) the shares of the Corporation previously held by each Limited Partner as a stockholder of the Corporation are, in the aggregate, converted into 99% of the partnership interests of the Partnership, all such 99% partnership interests being Limited Partner interests; (ii) each Person that was a stockholder of the Corporation is hereby admitted as a Limited Partner of the Partnership and shall receive a percentage (based on the shares of common stock held by such stockholder immediately prior to the effective time of the Conversion over the total number of shares of common stock of the Corporation issued and outstanding immediately prior to the effective time of the Conversion) of the 99% partnership interest in the Partnership (such percentage, the “LP Percentage”); (iii) the Partnership Percentage of each Limited Partner shall be equal to the percentage of all the partnership interests owned by the Partners; (iv) the Capital Commitment of each Limited Partner shall be an amount equal to $44,550,000 multiplied by its LP Percentage; and (v) the General Partner is hereby admitted as the sole general partner of the Partnership with the associated Capital Commitment and Partnership Percentage set forth opposite the General Partner’s name on Exhibit A hereto. At the effective time of the Conversion, Exhibit A hereto shall reflect the name, address, Capital Commitment and Partnership Percentage of each Limited Partner calculated in accordance with this paragraph 1.5(c).

(d) For all tax purposes (but solely for tax purposes) the Conversion shall be treated as a liquidation of the Corporation in which the Corporation distributes all of its assets and liabilities to its stockholders in complete liquidation, and immediately thereafter, the stockholders contribute all of the distributed assets and liabilities to a newly formed partnership.

ARTICLE 2

TERM OF PARTNERSHIP

2.1 Term. The term of the Partnership shall continue until the eighth anniversary of the Formation Date, unless extended pursuant to paragraph 10.1 or sooner dissolved as provided in paragraph 10.2 below. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership in accordance with the Act.

2.2 Events Affecting a Manager of the General Partner. Except as specifically provided in paragraph 10.2, the death, bankruptcy, withdrawal, insanity, incompetency, temporary or permanent incapacity, expulsion or removal of any member of the General Partner shall not, in and of itself, dissolve the Partnership.

2.3 Events Affecting a Limited Partner of the Partnership. Except as specifically provided in paragraph 10.2, the death, temporary or permanent incapacity, insanity, incompetency, bankruptcy, liquidation, dissolution, reorganization, merger, sale of all or substantially all the stock or assets of, or other change in the ownership or nature of a Limited Partner shall not, in and of itself, dissolve the Partnership.

2.4 Events Affecting the General Partner. The bankruptcy, reorganization, merger, sale of all or substantially all the interests or assets of, or other change in the ownership or nature of the General Partner shall not constitute an “event of withdrawal” of the General Partner under the Act, except as specifically provided in paragraph 10.2, and upon the happening of any such event, the business and affairs of the Partnership shall be continued without dissolution by the General Partner or any successor to the General Partner.

ARTICLE 3

NAME AND ADMISSION OF PARTNERS

3.1 Name and Address. The name and address of the General Partner and each Limited Partner (hereinafter the General Partner and the Limited Partners may be referred to collectively as the “Partners” and individually as a “Partner”), the amount of such Partner’s Capital Commitment to the Partnership, and such Partner’s Partnership Percentage are set forth on Exhibit A hereto. The General Partner shall cause Exhibit A to be amended from time to time to reflect the admission of any new Partner, the withdrawal or substitution of any Partner, the transfer of interests among such Partners, receipt by the Partnership of notice of any change of address of any such Partner, or the change in any such Partner’s Capital Commitment or Partnership Percentage. An amended Exhibit A shall supersede any prior Exhibit A and become a part of this Agreement. A copy of the most recent amended Exhibit A shall be kept on file at the principal office of the Partnership.

3.2 Admission of Additional Partners; Capital Commitment Increases.

(a) Except as provided in paragraphs 3.2(b), 4.4(b) and 9.6, an additional person may be admitted as a Partner only with the consent of the General Partner. Such additional Partner’s admission as a Partner shall be effective upon execution and delivery to the General Partner of a Subscription Agreement, a counterpart signature page to this Agreement and any other materials that the General Partner deems appropriate.

(b) The Partnership is hereby authorized to, and shall, issue Limited Partner interests in the Partnership upon the exercise of a Medici Option. Notwithstanding paragraph 3.2(a) hereof or any other provision of this Agreement, if, after the effective time of the Conversion, any Person exercises a Medici Option, (i) the Partnership shall issue to such Person Limited Partner interests of the Partnership with a Partnership Percentage equal to the Partnership Percentage that would have resulted had such holder exercised such option immediately prior to the Conversion and the shares of the Corporation issued upon such exercise converted to a Limited Partner interest in accordance with paragraph 1.5(c), (ii) such Person shall be admitted as a Limited Partner of the Partnership upon its payment of the exercise price of the Medici Option, the execution of a counterpart signature page agreeing to be bound by this Agreement and the execution and delivery to the General Partner of a Subscription Agreement, (iii) the Partnership Percentage and LP Percentage of each other Limited Partner will be reduced pro rata to give effect to clause (i) hereof; (iv) the Capital Commitment of each such additional Limited Partner shall be an amount equal to $44,550,000 (which amount shall be increased, in the event of any increase in the Partnership’s Committed Capital pursuant to paragraph 3.2(c), by 99% of such increase) multiplied by its LP Percentage and (v) the Capital Commitment of each other Limited Partner shall be re-calculated as the product of $44,550,000 (which amount shall be increased, in the event of any increase in the Partnership’s Committed Capital pursuant to paragraph 3.2(c), by 99% of such increase) multiplied by its LP Percentage, as reduced pursuant to clause (iii) above. In connection with the admission of an additional Limited Partner following the exercise of a Medici

Option, such additional Limited Partner shall contribute an amount of its Capital Commitment equal to the amount of its additional Limited Partner’s Capital Commitment it would have contributed if it had been a Limited Partner since the Conversion. In accordance with paragraph 3.1, following the exercise of a Medici Option, the General Partner shall cause Exhibit A to be amended from time to time to reflect the admission of the holder of the Medici Option as a Limited Partner and the adjustment of the Limited Partner Capital Commitments (as reduced pursuant to clause (v)) and Partnership Percentages of all Partners in accordance with the provisions hereof.

(c) If the General Partner determines that the Partnership’s original Committed Capital of $45,000,000 will be insufficient to satisfy the needs of the Portfolio Companies for follow-on funding, the General Partner shall notify the Limited Partners of such circumstance and shall provide the Limited Partners the option to increase the Partnership’s Committed Capital by an amount up to $30,000,000 in aggregate, in which event the Capital Commitments of all Partners shall be proportionately increased based on their existing Capital Commitment amounts.

ARTICLE 4

CAPITAL ACCOUNTS, CAPITAL CONTRIBUTIONS

AND NONCONTRIBUTING PARTNERS

4.1 Capital Accounts. An individual Capital Account shall be maintained for each Partner.

4.2 Capital Contributions of the Limited Partners.

(a) Each Limited Partner’s Capital Commitment shall be contributed in one or more cash installments as specified by the General Partner upon ten (10) business days’ prior written notice, provided that such installments shall be in accordance with Partnership Percentages provided, further, that Overstock shall be credited against the second installment (or the first if only one installment) any amount of Cash (as defined in the Transaction Agreement) remaining in the Partnership at the time of Conversion.

(b) The General Partner may, in its sole discretion, return to the Partners all or a portion of any capital contribution intended for a proposed investment which is not consummated as anticipated pro rata in accordance with their respective capital contributions so long as the General Partner returns such capital contribution (or portion thereof) to the Partners within sixty (60) days after its receipt by the General Partner or the Partnership; provided that, to the extent any such amount so distributed is identified in a notice to the Partners as subject to recall, such returned capital shall be added back to unfunded Capital Commitments and be subject to recall by the General Partner pursuant to this Article 4.

(c) (i) If, in the discretion of the General Partner, Partnership assets are insufficient to fulfill incurred or reasonably anticipated obligations or liabilities of the Partnership (including, but not limited to, fees, costs and expenses related to litigation or threatened litigation involving the Partnership or its Portfolio Companies (including the sale of Portfolio Company securities) and/or the amounts that the Partnership expects that it will be required to pay in respect of claims associated with prior Portfolio Company dispositions (including, without limitation, amounts associated with the terms of any purchase and sale agreement relating to the acquisition of any Portfolio Company securities) and/or to fulfill an indemnity obligation of the Partnership) (collectively, the “Partnership’s Capital Needs”), prior to the termination of the Partnership the General Partner may require each Partner to contribute capital to the Partnership in an amount up to such Partner’s unfunded Capital Commitment, if any.

(ii) If, in the discretion of the General Partner, Partnership assets remain insufficient to satisfy the Partnership’s Capital Needs following the contribution to the Partnership of the maximum amount permitted by paragraph 4.2(c)(i), the General Partner may recall distributions previously made to the Partners solely for the purpose of fulfilling or satisfying such obligations, liabilities or needs. Distributions shall be recalled under this paragraph 4.2(c)(ii) from all Partners in proportion to their respective Partnership Percentages. In no event shall any Partner be required to return distributions pursuant to this paragraph 4.2(c)(ii) in an amount in excess of the lesser of (A) fifty percent (50%) of the aggregate amount of distributions previously received by such Partner from the Partnership (excluding any amounts distributed prior to the Formation Date) or (B) twenty percent (20%) of such Partner’s Capital Commitment. In no event will the General Partner be permitted to require the return of any distribution pursuant to this paragraph 4.2(c)(ii) after the earlier of (i) three (3) years after the date such distribution was made, or (ii) two (2) years after the end of the Partnership’s term.

4.3 Capital Contributions of the General Partner. The General Partner shall contribute capital to the Partnership in an amount equal to its Partnership Percentage of the amount contributed by all Partners on each date on which any Limited Partner makes a contribution other than contributions made upon exercise of the Medici Options; provided, that to account for the fact that the General Partner shall not bear any management fee with respect its Capital Commitment, if and to the extent that any contribution by the Limited Partners that is expected to be used by the Partnership to fund a management fee payable pursuant to paragraph 6.1, the General Partner shall be deemed solely for purposes of this paragraph 4.3 (without being required to actually fund) to have contributed an amount corresponding to the amounts that the Limited Partners contribute for purposes of funding such management fee payment.

4.4 Noncontributing Partners.

(a) The Partnership shall be entitled to enforce the obligations of each Limited Partner to make the contributions to capital (including any obligations to return distributions) set forth in this Agreement, and the Partnership shall have all remedies available at law or in equity in the event any such contribution is not so made. If any legal proceedings relating to the failure of a Limited Partner to make such a contribution are commenced, such Limited Partner shall pay all costs and expenses incurred by the Partnership, including reasonable attorneys’ fees, in connection with such proceedings.

(b) Additionally, without in any way limiting any remedy which the Partnership may pursue pursuant to paragraph 4.4(a), should any Limited Partner fail to make any of the capital contributions or fulfill any of the distribution-return obligations required of it under this Agreement and such failure shall have continued uncured for ten (10) or more business days after delivery of written notice by the General Partner to such Limited Partner, such Limited Partner shall be in default (a “Defaulting Limited Partner”). In the event of such default, the General Partner may, in carrying out what it determines to be in the best interests of the nondefaulting Limited Partners, elect to enforce one or more of the provisions of this paragraph 4.4(b) in connection with such a default, to which each Limited Partner hereby expressly consents. The General Partner shall deliver written notice to such Defaulting Limited Partner if it determines to utilize one or more of the powers set forth in paragraph 4.4(a) or this paragraph 4.4(b) (a “Default Notice”). Upon delivery of the Default Notice, the Defaulting Limited Partner shall not be permitted to participate in any vote or consent of the Partners required under this Agreement or permitted under the Act (and the Capital Commitment of such Defaulting Limited Partner shall be disregarded for purposes of calculating a Majority in Interest or other Percentage in Interest of the Limited Partners for purposes of this Agreement), and the Defaulting Limited Partner may not make any additional contributions of capital against such Defaulting Limited Partner’s Capital Commitment (other than to fund management fees and other expenses of the Partnership) without the written consent of the General Partner, which consent may be granted or denied in the sole discretion of the General Partner.

(i) The General Partner may waive, without the consent of any other Partner, in whole or in part, the requirement of payment with respect to any due and unpaid capital contributions by a Defaulting Limited Partner pursuant to this Agreement and reduce such Defaulting Limited Partner’s Capital Commitment accordingly.

(ii) The General Partner may extend the time of payment for a Defaulting Limited Partner of any due and unpaid capital contributions by such Defaulting Limited Partner pursuant to this Agreement.

(iii) The General Partner may declare the entire amount of a Defaulting Limited Partner’s then unfunded Capital Commitment to be immediately due and payable.

(iv) On behalf of the Partnership, the General Partner may enforce, by appropriate legal proceedings, the Defaulting Limited Partner’s obligation to make payment on the amount of any due and unpaid capital contributions by such Defaulting Limited Partner pursuant to this Agreement or to pay the entire amount of such Defaulting Limited Partner’s then unfunded Capital Commitment.

(v) Should the General Partner, in its sole discretion, elect to exercise the provisions of this paragraph 4.4(b)(v), such Defaulting Limited Partner shall pay all expenses to be incurred or anticipated to be incurred by the Partnership in connection with the default and the interest on the amount of the contribution to the Partnership then due at the Prime Rate as of the date the contribution to the Partnership was required to be made pursuant to this Agreement plus two hundred (200) basis points per annum (or if less, the highest rate permitted by applicable law), such interest to accrue from the date the contribution to the Partnership was required to be made pursuant to this Agreement until the date the contribution is made by such Defaulting Limited Partner, unless such payment is waived by the General Partner (which waiver may be made without the consent of any other Partner). The accrued interest shall be paid by the Defaulting Limited Partner to the Partnership upon payment of such contribution. The accrued interest so paid shall not be treated as an additional contribution to the capital of the Partnership, but shall be deemed to be income to the Partnership; provided that such income shall not be allocated to the Capital Account of the Defaulting Limited Partner. Until such time as the unpaid contribution and accrued interest thereon shall have been paid by the Defaulting Limited Partner, the General Partner may elect to withhold any or all distributions to be made to such Defaulting Limited Partner pursuant to Article 7 or Article 10 and recover any such unpaid contribution and accrued interest thereon by set off against any such distribution withheld.

(vi) Should the General Partner, in its sole discretion, elect to exercise the provisions of this paragraph 4.4(b)(vi), the General Partner and the nondefaulting Limited Partners (the “Optionees”), shall have the right and the option, but not the obligation, to acquire the Partnership interest of the Defaulting Limited Partner (the “Optionor”), as follows:

(1) The General Partner shall notify the Optionees of the default within twenty (20) days after it gives the Default Notice to the Defaulting Limited Partner. Such notice shall advise each Optionee of the portion and the price of the Optionor’s interest available to it. Each Optionee shall be offered a pro rata portion (in accordance with capital contributions to the Partnership) of the available Optionor’s interest. The aggregate price for the Optionor’s interest shall be the lesser of fifty percent (50%) of (A) the amount of the Optionor’s Capital Account calculated as of the due date of the additional contribution and adjusted to reflect the allocation of the appropriate proportion of the Partnership’s unrealized gains and losses as of the due date of such defaulted contribution, and (B) the aggregate amount of the Optionor’s capital contributions actually made less any distributions (valued at their fair market value on the date of distribution in accordance with paragraph 12.1) on or prior to such due date. The price for each Optionee shall be prorated according to the portion of the Optionor’s interest purchased by each such Optionee. The option granted hereunder shall be exercisable at any time within thirty (30) days following the date that the General Partner notifies the Optionees of the default by delivery to the General Partner of a notice of exercise of option together with a nonrecourse promissory note for the purchase price and a security agreement in accordance with subparagraph (5) below, which notice and documents the General Partner shall promptly forward to the Optionor.

(2) Should any Optionee not exercise its option within said thirty (30) day period provided in subparagraph (1) above, the General Partner shall immediately notify the other Optionees who have elected to exercise their option, which Optionees shall have the right and option ratably among them to acquire the portion of the Optionor’s interest not so acquired (the “Remaining Portion”) within thirty (30) days of the date of the notice specified in this subparagraph (2) on the same terms as provided in subparagraph (1) above.

(3) Any amount of the Remaining Portion not acquired by the Optionees pursuant to subparagraph (2) above may be acquired by the General Partner within thirty (30) days of the expiration of the thirty (30) day period specified in subparagraph (2) above on the same terms as set forth in subparagraph (1) above.

(4) Any amount of the Remaining Portion not acquired by the Optionees and the General Partner pursuant to subparagraphs (2) or (3) above may, if the General Partner deems it in the best interest of the Partnership, be sold by the General Partner to any other investor, on terms not more favorable to such other investor than those applicable to the Optionees’ option, and upon the consent of the General Partner, any such third party purchaser may become a Limited Partner to the extent of the interest purchased hereunder.

(5) The price due from each of the General Partner and the Optionees (and, if applicable, any third party purchaser pursuant to subparagraph (4) above) shall be payable by a noninterest bearing, nonrecourse promissory note (in such form as the General Partner shall designate) due upon final liquidation of the Partnership. Each such note shall be secured by the portion of the Optionor’s Partnership interest so purchased by its maker pursuant to a security agreement in a form designated by the General Partner and shall be enforceable by the Optionor only against such security.

(6) Upon exercise of any option hereunder, each Optionee and the General Partner (and, if applicable, any third party purchaser pursuant to subparagraph (4) above) shall be obligated (A) to contribute to the Partnership that portion of the additional capital then due from the Optionor equal to the percentage of the Optionor’s interest purchased by such person and (B) to pay the same percentage of any further contributions otherwise due from such Optionor on the date such contributions are otherwise due. Each person who purchases a portion of the Optionor’s Partnership interest shall be deemed to have acquired such portion as of the due date of the additional capital contribution with respect to which the Optionor defaulted, and any distributions made after the due date on account of the Optionor’s interest shall be distributed among such purchasers (and, unless the entire interest was purchased, the Optionor) in accordance with their ultimate respective interests in the Optionor’s interest. Distributions otherwise allocable to the Optionor under the preceding sentence shall first be used to offset any defaulted contribution of the Optionor still due to the Partnership. Upon completion of any transaction hereunder, the General Partner shall cause Exhibit A to be amended to reflect all necessary changes resulting therefrom including, without limitation, admission of a purchaser as a Limited Partner, and adjustment of Capital Account balances, Capital Commitment amounts and Partnership Percentages as of the date of Optionor’s default to reflect the acquisition from Optionor of the appropriate pro rata portion of each such item. The purchase and transfer of the Partnership interest of the Optionor shall occur automatically upon exercise by any Optionee or the General Partner of its option hereunder (or acquisition by a third party purchaser of an interest pursuant to subparagraph (4) above), without any action by Optionor.

(7) Notwithstanding the sale of any portion of an Optionor’s interest pursuant to this paragraph 4.4(b)(vi), such Optionor shall not be released from its unfunded Capital Commitment except as actually funded by the acquirer of any such portion of Optionor’s interest.

(8) In the event that any amount of the Remaining Portion is not acquired by the Optionees, the General Partner and any third party purchasers pursuant to paragraphs 4.4(b)(vi)(1)-(4), then, in its sole discretion, the General Partner may apply any of the remedies described in paragraph 4.4(a) and this subparagraph 4.4(b) to such unsold portion.

(vii) The General Partner may, in its sole discretion, elect to remove such Defaulting Limited Partner from the Partnership, in which such event (1) fifty percent (50%) of the Defaulting Limited Partner’s Capital Account balance shall be forfeited and reallocated to the Capital Accounts of the nondefaulting Partners proportionally, based on, with respect to each such Partner, the ratio that its Partnership Percentage immediately prior to such calculation bears to the aggregate Partnership Percentages of all Partners (other than the Defaulting Limited Partner), (2) the remaining fifty percent (50%) of the Defaulting Limited Partner’s Capital Account balance shall be payable to the Defaulting Limited Partner by the Partnership in installments over a period of no more than three (3) years from the effective date of the removal of such Defaulting Limited Partner pursuant to this paragraph 4.4(b)(vii), and (3) the Defaulting Limited Partner’s Partnership Percentage shall be reduced to zero.

(viii) Notwithstanding anything to the contrary in this Agreement, each Limited Partner (1) agrees that it will execute any instruments or perform any other acts that are or may be necessary to effectuate and carry out the transactions contemplated by this paragraph 4.4, and (2) designates and appoints the General Partner its true and lawful attorney, in its name, place and stead to make, execute and sign any and all instruments, documents or certificates on behalf of any Defaulting Limited Partner in order to give effect to any remedy against such Defaulting Limited Partner (including, but not limited to, the remedies set forth in this paragraph 4.4(b)).

(ix) The Partners agree that the General Partner’s authority and discretion to enforce any remedy against a Defaulting Limited Partner (including but not limited to the remedies set forth in this paragraph 4.4(b)) supersede any fiduciary duties of the General Partner to such Defaulting Limited Partner. The Partners further agree that the remedies set forth in this paragraph 4.4(b) are fair and reasonable in light of the difficulty in ascertaining the actual damages that would be incurred by the Partnership and the nondefaulting Partners as a result of the Defaulting Limited Partner’s failure to contribute capital when due pursuant to the terms of this Agreement.

ARTICLE 5

PARTNERSHIP ALLOCATIONS

5.1 Allocation of Profit, Loss and Expenses. Except as hereinafter provided in this Article 5, Profit, Loss and expenses of the Partnership for each Accounting Period shall be allocated to the Partners’ Capital Accounts as follows:

(a) Profits and Losses associated with a given Portfolio Company, along with expenses of the Partnership factored into the determination of Excess Proceeds for such Portfolio Company, for such Accounting Period shall be allocated to the Capital Accounts of the Partners in a manner so that, to the maximum extent possible:

(i) If there are Excess Proceeds for such Portfolio Company, such items shall have been apportioned among the Partners, on a cumulative basis, as follows: (A) to the General Partner, an amount equal to the product of the Applicable Carry Rate for such Portfolio Company (as determined as of the end of such Accounting Period) multiplied by the Excess Proceeds for such Portfolio Company; and (B) to all Partners in proportion to their respective Partnership Percentages, an amount equal to the product of (x) the excess of 100% over the Applicable Carry Rate for such Portfolio Company (as determined as of the end of such Accounting Period) and (y) the Excess Proceeds for such Portfolio Company.

(ii) If there are not Excess Proceeds for such Portfolio Company (i.e., net Profits associated with such Portfolio Company do not exceed the expenses of the Partnership factored into the determination of Excess Proceeds for such Portfolio Company), such items shall have been apportioned among the Partners, on a cumulative basis, in proportion to their respective Partnership Percentages.

(b) All expenses of the Partnership (including Performance Fee expenses) other than (x) expenses factored into the determination of Excess Proceeds and (y) management fee expenses for such Accounting Period shall be allocated to the Capital Accounts of all of the Partners in proportion to their respective Partnership Percentages.

(c) All management fee expenses of the Partnership for such Accounting Period shall be allocated to the Capital Accounts of all the Limited Partners in proportion to their respective Partnership Percentages during such Accounting Periods.

5.2 Special Allocations. If additional persons are admitted to the Partnership as Limited Partners subsequent to the date of its formation, then organizational costs, fees (including the management fee), and expenses of the Partnership that are allocated to the Partners on or after the effective date of such admission shall be allocated first to such new Limited Partners to the extent necessary to cause such persons to be treated with respect to organizational costs as if they had been Partners from the commencement of the Partnership’s term.

5.3 Regulatory Allocations.

(a) This Agreement is intended to comply with the safe harbor provisions set forth in Treasury Regulation 1.704-1(b) and the allocations set forth in paragraph 5.3(b) below (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulation Section 1.704-1(b). In the event the Regulatory Allocations result in allocations being made that are inconsistent with the manner in which the Partners intend to divide Partnership Profit and Loss as reflected in paragraphs 5.1 and 5.2, the General Partner shall use its best efforts to adjust subsequent allocations of any items of profit, gain, loss, income or expense such that the net amount of the Regulatory Allocations and such subsequent special adjustments to each such Partner is zero.

(b) The allocations provided in this Article 5 shall be subject to the following exceptions:

(i) Any loss or expense otherwise allocable to a Limited Partner which exceeds the positive balance in such Limited Partner’s Capital Account shall instead be allocated first to all Partners who have positive balances in their Capital Accounts in proportion to their respective Partnership Percentages, and when the Capital Accounts of all Partners have been reduced to zero, then to the General Partner.

(ii) In the event any Limited Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4) through (d)(6), which causes or increases a deficit balance in such Limited Partner’s Capital Account, items of Partnership income and gain shall be specially allocated to such Limited Partner in an amount and manner sufficient to eliminate the deficit balance in its Capital Account created by such adjustments, allocations, or distributions as quickly as possible.

(iii) For purposes of this paragraph 5.3(b), the balance in a Partner’s Capital Account shall consider the adjustments provided in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4) through (d)(6).

5.4 Income Tax Allocations.

(a) Except as otherwise provided in this paragraph or as otherwise required by the Code and the rules and Treasury Regulations promulgated thereunder, a Partner’s distributive share of Partnership income, gain, loss, deduction, or credit for income tax purposes shall be the same as is entered in the Partner’s Capital Account pursuant to this Agreement.

(b) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any asset contributed or deemed contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Adjusted Asset Value.

(c) In the event the Adjusted Asset Value of any Partnership asset is adjusted pursuant to the terms of this Agreement, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Adjusted Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

ARTICLE 6

MANAGEMENT FEE, PERFORMANCE FEES AND PARTNERSHIP EXPENSES

6.1 Management Fee. During the term of the Partnership, the Partnership shall pay to an entity or entities designated by the General Partner and controlled by the managers of the General Partner (“Management Company”) an annual management fee in the amount $2,500,000 per year over the first eight years of the term of the Partnership. The first such management fee payment shall be payable on the Formation Date, and additional payments shall be due on the first business day after each of the first seven anniversaries of the Formation Date.

6.2 Performance Fees.

(a) Following the disposition by the Partnership of all Securities held by the Partnership in a given Portfolio Company, the Partnership shall pay to the General Partner (or its designee) a performance fee associated with such Portfolio Company (each, a “Performance Fee”) equal to the excess of (i) the Target Performance Entitlement for such Portfolio Company over (ii) the aggregate net amounts associated with such Portfolio Company allocated (or to be allocated) to the General Partner pursuant to clause (A) of paragraph 5.1(a)(i) above.

(b) Each Performance Fee payment shall be due within thirty (30) days of the disposition giving rise to such Performance Fee. For U.S. federal income tax purposes, any Performance Fee paid to the General Partner shall be treated as paid to a partner acting other than in its capacity as a partner of a partnership within the meaning of Section 707(a)(2)(A) of the Code and not as a distribution within the meaning of Section 731(a) of the Code.

6.3 Expenses.

(a) From the management fee, the General Partner shall bear all normal operating expenses incurred in connection with the management of the Partnership, except for those expenses borne directly by the Partnership as specifically set forth in the immediately following subparagraphs and elsewhere herein. Such normal operating expenses to be borne by the General Partner shall include, without limitation, expenditures on account of salaries, wages, travel (except as described in paragraph 6.3(b)), entertainment, and other expenses of the Partnership’s employees and of the General Partner’s members and employees, rentals payable for space used by the General Partner or the Partnership, bookkeeping services and equipment, expenses incurred in developing, investigating and evaluating investment opportunities and any other compensation expenses related to managing investments of the Partnership.

(b) The Partnership shall bear all costs and expenses incurred in the holding, purchase, sale or exchange of Securities (whether or not ultimately consummated), including, but not by way of limitation, private placement fees, finder’s fees, interest on borrowed money, real property or personal property taxes on investments, brokerage fees, legal fees, audit and accounting fees, fees for outside appraisers and independent securities valuations services, costs and expenses incurred for research services and publications, including legal fees for investment-related research, banking and consulting fees relating to investments or proposed investments, travel expenses incurred in connection with transaction diligence and investment monitoring (including, without limitation, for Portfolio Company board meetings and meetings with Portfolio Company management), taxes applicable to the Partnership on account of its operations, fees and expenses incurred in connection with the maintenance of bank or custodian accounts, and all expenses incurred in connection with the registration of Securities owned by the Partnership under applicable securities laws or regulations. The Partnership shall also bear expenses incurred by the General Partner in serving as the Partnership Representative (as described in paragraph 11.6), the cost of liability and other insurance premiums, all out-of-pocket expenses of preparing and distributing reports to Partners (including costs associated with the maintenance of the Reporting Site), out-of-pocket costs associated with Partnership meetings, all legal, accounting, tax, audit and other professional service fees and expenses relating to the Partnership and its activities, all costs and expenses incurred by the Partnership in connection with actual, threatened or otherwise anticipated litigation, mediation, arbitration or other dispute resolutions processes or in connection with defending any enforcement action or litigation associated with any Trigger Event, including any judgment, award or settlement entered into connection with any of the foregoing (provided that the foregoing shall not include any costs, expenses, judgments, awards or settlements relating to other Affiliated Funds), all costs and expenses arising out of the Partnership’s indemnification obligation pursuant to this Agreement, and all expenses that are not normal operating expenses.

(c) The Partnership shall bear all organizational and syndication costs, fees, and expenses incurred by the General Partner or on behalf of the Partnership in connection with the Conversion and the formation and organization of the Partnership and the General Partner, including legal and accounting fees and expenses incident thereto, up to a maximum of $250,000.

(d) The Partnership shall bear all liquidation costs, fees, and expenses incurred by the General Partner (or its designee) or any liquidator in connection with the liquidation of the Partnership at the end of the Partnership’s term, specifically including but not limited to legal and accounting fees and expenses.

ARTICLE 7

WITHDRAWALS BY AND DISTRIBUTIONS TO THE PARTNERS

7.1 Interest. No interest shall be paid to any Partner on account of its interest in the capital of or on account of its investment in the Partnership.

7.2 Withdrawals by the Partners. No Partner may withdraw any amount from its Capital Account unless such withdrawal is made pursuant to this Article 7 or Article 10.

7.3 Limited Partners’ Obligation to Repay or Restore. Except as required by law or as otherwise provided in this Agreement, no Limited Partner shall be obligated at any time to repay or restore to the Partnership all or any part of any distribution made to it from the Partnership in accordance with the terms of this Article 7.

7.4 Tax Distributions. Subject to the maintenance of reasonable cash reserves (as determined and established at the discretion of the General Partner), each Partner shall be paid in cash within ninety (90) days after the end of each fiscal year during the term of the Partnership an amount equal to the excess, if any, of (a) the aggregate state and federal income and other tax liability (including, to the extent applicable, Medicare or self-employment taxes) such Partner would have incurred as a result of such Partner’s ownership of an interest in the Partnership for all prior fiscal years, calculated as if (i) such Partner were a natural person resident in the state of Utah and taxable at the maximum ordinary, capital gains and other applicable tax rates provided for under applicable federal and Utah state tax laws excluding the effect of all limitations, phase-outs, alternative minimum tax and specialized state tax deductions (the “Applicable Tax Rate”), and (ii) allocations from the Partnership were the sole source of income and loss for such Partner (for the avoidance of doubt, disregarding any Performance Fees paid to the General Partner), over (b) all prior distributions to such Partner made pursuant to this paragraph 7.4 or paragraphs 7.5 or 7.6 through the end of the fiscal year (but excluding any distributions pursuant to this paragraph 7.4 made in respect of the prior fiscal year); provided, that the General Partner shall not be required to make any such distribution if the total amount to be distributed to all Partners is less than $500,000. Further, the General Partner shall have the authority, in its sole discretion, to make good faith estimates of amounts expected to be distributable pursuant to the preceding sentence with respect to a given calendar year and distribute such estimated amounts to the Partners as advances within a reasonable period of time following every calendar quarter. Distributions made pursuant to this paragraph 7.4 shall be treated as advances of, and shall count against, distributions that would otherwise be made pursuant to the provisions of paragraph 7.5 below. In addition, the General Partner shall receive a one-time tax distribution in an amount equal to 45% of the fair market value of the initial grant of the 1% interest in the Partnership to the General Partner, which distribution shall be for the avoidance of doubt be treated as an advance of, and shall count against, distributions that would otherwise be made pursuant to the provisions of paragraph 7.5 below.

7.5 Other Cash Distributions. In addition to any distributions made pursuant to paragraph 7.4 above, the General Partner shall from time to time make distributions of cash proceeds from the sale of Portfolio Company Securities, other than cash which is required for reasonable working capital requirements of the Partnership, in the following proportions:

(a) First, an amount equal to the Reference NAV for the applicable Portfolio Company to all Partners in proportion to their respective Partnership Percentages; and

(b) Thereafter, any remainder to all Partners in proportion to the relative net amounts that have been allocated (or are expected be allocated) to them with respect to such Portfolio Company pursuant to paragraph 5.1(a) but that have not yet been distributed.

7.6 Withholding Obligations.

(a) If and to the extent the Partnership is required by law to withhold or to make any tax payments on behalf of or with respect to any Partner (“Tax Payments”), the Partnership shall withhold such amounts and make such Tax Payments as so required, and either (i) such Partner’s proportionate share of any current or future distribution shall be reduced by the amount of such Tax Payments (provided that, for all other purposes of this Agreement, such Partner shall be treated as having received such amount of the distribution that is reduced by the Tax Payments), or (ii) such Partner shall pay to the Partnership an amount of cash equal to such Tax Payments. The obligations of a Partner set forth in this paragraph 7.7(a) shall survive the withdrawal of a Partner from the Partnership or any transfer of a Partner’s Partnership Interest.

(b) Each Limited Partner will, as applicable, take such actions as are required to establish to the reasonable satisfaction of the General Partner that the Limited Partner is (i) not subject to the withholding tax obligations imposed by Section 1471 of the Code and (ii) not subject to the withholding tax obligations imposed by Section 1472 of the Code. In addition, each Limited Partner will assist the Partnership and the General Partner with any applicable information reporting or other obligation imposed on the Partnership, the General Partner, or their respective Affiliates, pursuant to FATCA. For purposes of this Agreement, “FATCA” shall mean the Foreign Account Tax Compliance provisions enacted as part of the U.S. Hiring Incentives to Restore Employment Act of 2010 and codified in Sections 1471 through 1474 of the Code, all rules, regulations and other guidance issued thereunder, all administrative and judicial interpretations thereof, and all intergovernmental agreements and implementing legislation with respect thereto.

7.7 Overriding Limitation on Distributions. Notwithstanding anything to the contrary contained in this Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not make a distribution to any Partner on account of its interest in the Partnership if such distribution would violate the Act or other applicable law.

ARTICLE 8

MANAGEMENT DUTIES AND RESTRICTIONS

8.1 Management; Transition Matters.

(a) The General Partner shall have the sole and exclusive right to manage, control, and conduct the affairs of the Partnership and to do any and all acts on behalf of the Partnership; provided that the General Partner shall not make any tax elections (other than an election to adjust the tax basis of Partnership assets) or revoke such elections without Overstock’s consent. Notwithstanding any other provision of this Agreement and not in limitation of the generality of the foregoing, without the consent of any person being required, the Partnership is hereby authorized to execute, deliver and perform, and the General Partner, for itself and on behalf of the Partnership, is hereby authorized to execute and deliver, (a) a subscription agreement with each Limited Partner; (b) an agreement with the Management Company for the provision of certain management, administrative, investment advisory, operational and other services with respect to the Partnership on terms to be determined and agreed to by the General Partner, provided that the General Partner shall remain ultimately responsible for the overall management of the Partnership and for its duties and responsibilities hereunder; and (c) any amendment and any agreement, document or other instrument contemplated thereby or related thereto. In furtherance of clause (b) above, the General Partner is expressly authorized, for, in the name and on behalf of the Partnership, to enter into an agreement (the “Management Services Agreement”) with the Management Company, the terms of which shall be as determined by the General Partner; provided, however, that the Partnership shall not be liable for any additional cost or expense solely by reason of any term in the Management Services Agreement; provided, further, that the Management Services Agreement shall not contain any term or provision that is inconsistent with this Agreement; and provided, further, that each Limited Partner hereby consents in advance to the assignment of the Management Services Agreement to another Affiliate of the General Partner. Notwithstanding anything to the contrary in this Agreement, the Management Company may be entitled to all or a portion of the management fee payable to the General Partner pursuant to paragraph 6.1, if provided by the terms of the Management Services Agreement, but shall not otherwise be compensated, reimbursed or otherwise paid by the Partnership for its services.

(b) In connection with the Conversion, Overstock shall ensure that the General Partner shall be provided with (1) all stock certificates and other evidences of ownership of the Securities held by the Corporation as of the Formation Date and (2) all books and records of the Corporation, including, without limitation, all agreements governing the rights and obligations associated with such Securities. Upon reasonable request from the General Partner, Overstock shall use its commercially reasonable efforts to provide any information or materials relating to the Corporation required by the General Partner in connection with the management of the Partnership and to otherwise assist with the transition of control of the affairs of the Corporation to the General Partner in connection with the Conversion.

8.2 No Control by the Limited Partners; No Withdrawal. The Limited Partners shall take no part in the control or management of the affairs of the Partnership nor shall the Limited Partners have any authority to act for or on behalf of the Partnership or to vote on any matter relative to the Partnership and its affairs except as is specifically permitted by this Agreement or the Act. The exercise of any of the rights and powers of the Limited Partners pursuant to the Act or the terms of this Agreement shall not be deemed to be taking part in the day-to-day affairs of the Partnership or the exercise of control over Partnership affairs. Except as specifically set forth in this Agreement, no Limited Partner shall withdraw or be required to withdraw from the Partnership.

8.3 Sale or Disposition of Group A Portfolio Company Securities. For a period of three years commencing on the Formation Date, no Sale of Securities of any Group A Portfolio Company shall be made unless such Sale would generate Proceeds of at least the Threshold NAV of such Portfolio Company.

8.4 Time Devotion; Other Activities.

(a) The Original Manager and any other managers of the General Partner shall collectively devote such time as is reasonably necessary to conduct the affairs of the Partnership.

(b) The Limited Partners: (i) acknowledge that the General Partner and its Affiliates and their respective stockholders, members, managers, employees and agents are or may be involved in other financial, investment and professional activities, including: management of or participation in other investment funds; venture capital, private equity and secondary investing; purchases and sales of Securities; investment and management counseling; otherwise making investments or presenting investment opportunities to third parties; and serving as officers, directors, advisors, consultants and agents of other entities; and (ii) agree that the General Partner and its Affiliates and their respective stockholders, members, managers, employees and agents may engage for the accounts of others in any such ventures and activities (without regard to whether the interests of such ventures and activities conflict with those of the Partnership). The Partnership or any Limited Partner shall not have any right, by virtue of this Agreement or the existence of the Partnership or otherwise, in and to such ventures or activities or to the income or profits derived therefrom, and the General Partner and its Affiliates and their respective stockholders, members, managers, employees and agents shall have no duty or obligation to make any reports to the Limited Partners or the Partnership with respect to any such ventures or activities.

8.5 Investment Opportunities and Restrictions.

(a) Subject to the right of participation described in paragraph 8.5(b), the General Partner and each of its managers shall first offer to the Partnership all investment opportunities relating to Target Companies until such time as substantially all of the Partnership’s Committed Capital has been invested, or reserved or committed for investment, in portfolio companies, or applied, reserved or committed for Partnership expenses (such condition referred to as “Full Deployment”). To the extent that Full Deployment is reached and the General Partner determines in good faith that additional capital will be required to support the Partnership’s Portfolio Companies, the General Partner shall provide the Limited Partners the opportunity to increase the Partnership’s Committed Capital by up to $30,000,000, as contemplated in paragraph 3.2(c).

(b) If the Partnership has achieved Full Deployment (after providing the Limited Partners the opportunity to increase the Partnership’s Committed Capital) or has participated in any such investment opportunity to the full extent deemed prudent by the General Partner, as determined in its reasonable discretion, any remaining portion of such investment opportunity may be offered to other private investors, groups, partnerships, or corporations (including Affiliated Funds, which may include special purpose vehicles formed to participate in one or more such opportunities) whenever the General Partner, in its discretion, so determines.

(c) Without the prior approval of a Majority in Interest of the Limited Partners, the Partnership may not purchase Securities from, sell Securities to or borrow money from the General Partner, the Management Company or any of their respective Affiliates.

(d) The Partnership shall not engage in speculative trading or enter into any uncovered puts, calls or similar derivative instruments, or sell Securities short, or otherwise engage in uncovered transactions; provided, however, the Partnership may engage in covered transactions, such as selling short against the box or establishing collars, for purposes of hedging the return from any investment.

8.6 Overstock Representations and Indemnification.

(a) Overstock represents and warrants to the General Partner as of the time immediately prior to the Conversion as set forth below.

(i) The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(ii) A complete listing of all Securities held by the Corporation immediately prior to the Conversion is set forth on Exhibit B hereto. The Corporation has good and marketable title to such Securities, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge other than Permitted Liens (as defined in the Transaction Agreement).

(iii) Immediately prior to the Conversion, Overstock is the sole holder of 95% of the equity or debt securities of the Corporation.

(iv)

(1) Overstock has made available to the General Partner (a) the information with respect to the Corporation and to tZERO included in the “Business Segments” note to Overstock’s most recently available and audited financial statements filed with the Securities and Exchange Commission (“SEC”) and (b) the “Business Segments” note to in Overstock’s most recent available quarterly unaudited financial statements filed with the SEC (together, the “Segment Information”). The audited annual financial statements and unaudited quarterly financial statements in which the Segment Information is included were prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and presents fairly, in all material respects, the financial position of Overstock as of the respective dates of the latest balance sheets included in the financial statements.

(2) Overstock has made available to the General Partner (a) the most recent annual internal financial information of the Corporation and (b) the most recent quarterly internal financial information of the Corporation (together, the “Internal Information”). The Internal Information has been prepared by the Corporation in the ordinary course of its financial reporting, it being understood that the Internal Information does not comply with and is not presented in accordance with U.S. generally acceptable accounting principles. The Internal Information accurately reflects the information therein in all material respects.

(3) Overstock has made available to the General Partner (a) tZERO’s most recently prepared annual audited balance sheet (the date of the latest balance sheet included therein, the “Audit Date”) and audited statement of income and cash flows, and (b) tZERO’s most recently prepared unaudited quarterly balance sheet (the date of the latest balance sheet included therein, the “Current Statement Date”) and unaudited consolidated statement of income and cash flows for the period from the Audit Date through the Current Statement Date (collectively, the “Financial Statements”). The Financial Statements, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly in all material respects the financial position of the Corporation as of Audit Date and the Current Statement Date.

The Corporation has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities not disclosed in the Segment Information, the Internal Information, the Financial Statements or Schedule C hereto.

(v) Except as disclosed in the Segment Information, the Internal Information or the Financial Statements and Schedule C hereto, there is no action, suit, proceeding or investigation pending or, to Overstock’s knowledge, currently threatened in writing (or in a manner otherwise consistent with a legitimate legal claim) against the Corporation that would reasonably be expected to result, either individually or in the aggregate, in any material adverse change of the Corporation or its business, financially or otherwise, or any change in the current equity ownership of the Corporation, nor is Overstock aware that there is any basis for any of the foregoing. The Corporation is not a party or, to its knowledge, subject to the provisions of any material order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no material action, suit, proceeding or investigation by the Corporation currently pending or which the Corporation intends to initiate.

(vi) The Corporation has filed all material tax returns (federal, state and local) required to be filed by it. These returns and reports are true and correct in all material respects. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Corporation’s knowledge all other taxes due and payable by the Corporation on or before the Conversion, have been paid or will be paid when due in all material respects. Except as disclosed in the Segment Information, the Internal Information or the Financial Statements, the Corporation has no knowledge of any material liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

(vii) All corporate action on the part of the Corporation, its officers, directors and stockholders necessary for the authorization of the Conversion pursuant to the Corporation’s certificate of incorporation, bylaws and the DGCL has been taken.

(viii) The Corporation is not in violation or default of any term of its charter documents, each as amended, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ other than any such violation or default that would not have a material adverse effect on the Corporation. The Conversion will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a material default under any such term, or result in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Corporation or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Corporation, its business or operations or any of its assets or properties.

(b) Overstock shall indemnify and hold harmless the General Partner, its Affiliates and their respective directors, officers, managers, equity owners, employees, Affiliates, agents, attorneys, representatives, successors and permitted assigns, as applicable (collectively, the “Overstock Indemnified Parties”), from and against any and all actual losses, claims, damages, costs and expenses incurred by any or all of them resulting or arising from (i) any breach or inaccuracy of any representation of Overstock in this paragraph 8.6 and (ii) any breach of or failure to perform any covenant or agreement made by Overstock in paragraph 8.1(b); provided, that recourse against Overstock under this paragraph 8.6(b) shall be limited to the aggregate amount of its economic entitlements in respect of its interest in the Partnership (including amounts previously distributed by the Partnership to Overstock).

8.7 CFIUS.

(a) The General Partner is hereby authorized to take such actions as may be necessary to ensure that (i) the Partnership’s Portfolio Investments will not constitute Covered Transactions and (ii) the Partnership will not be considered a Foreign Person. For the avoidance of doubt, however, the General Partner shall be under no obligation to (A) cause the Partnership to forego an investment that would constitute a Covered Transaction or (B) take any action to ensure the Partnership is not considered a Foreign Person. To the extent the Partnership is, or becomes, a Foreign Person, or enters into a Covered Transaction, the General Partner shall seek to manage the affairs of the Partnership in a manner that manages any CFIUS risk related to the Portfolio Investments. Accordingly, notwithstanding any provision of this Agreement to the contrary, the General Partner may manage the affairs of the Partnership as it determines to be necessary or appropriate to ensure that the Partnership does not qualify as a Foreign Person, and in furtherance thereof, the General Partner may, at any time and in its sole discretion, reduce or revise the powers of any Limited Partner, in each case as may be necessary or advisable for the Partnership, the General Partner or its Affiliates to address ongoing legal or regulatory issues affecting its investment activities or otherwise, including but not limited to those that may be imposed by the DPA, FIRRMA and the CFIUS Regulations.

(b) A Limited Partner shall be deemed to be a Foreign Person Limited Partner for purposes of this Agreement (i) upon any determination by the General Partner that such Limited Partner is a Foreign Person Limited Partner hereunder, or (ii) if such Limited Partner is a Foreign Person under the DPA. Each Limited Partner acknowledges and agrees that (A) it has accurately responded to the questions in the section labeled “CFIUS Foreign Person Status Representations” in its Subscription Agreement and Investor Questionnaire (the “Subscription Agreement”) and (B) it will promptly provide notice of any changes to its status that would alter the responses provided in its Subscription Agreement. Each non-Foreign Person Limited Partner acknowledges and agrees that it shall not accept any investment or engage in any activity that would cause it to become a Foreign Person without providing advance written notice to the General Partner. Whether or not such notice is provided, any non-Foreign Person Limited Partner that becomes a Foreign Person acknowledges and agrees that upon such change in status it will immediately become a Foreign Person Limited Partner subject to the restrictions in this paragraph 8.7.

(c) Notwithstanding anything to the contrary in this Agreement, and except as the General Partner shall, in its sole discretion, otherwise determine, each Foreign Person Limited Partner acknowledges and agrees that neither it nor any of its CFIUS Affiliates shall:

(i) have the authority to approve, disapprove, or otherwise control any decision of the General Partner, including any decision of the Partnership to engage in a Portfolio Investment;

(ii) have the authority to unilaterally dismiss, prevent the dismissal of, select, or determine the compensation of the General Partner;

(iii) communicate with the Partnership, any Portfolio Investment or the management thereof regarding the day-to-day operations of its business;

(iv) become actively involved, directly or indirectly, in the management or operation of the Partnership or any Portfolio Investment;

(v) serve as an employee of, or contractor to, the Partnership or any Portfolio Investment;

(vi) obtain or seek to obtain access to Material Nonpublic Technical Information of the Partnership or any Portfolio Investment;

(vii) obtain or seek to obtain membership or observer rights on the board of directors or equivalent governing body of any Portfolio Investment;

(viii) become involved with or engage in any substantive decision-making of the Partnership or any Portfolio Investment regarding U.S. critical infrastructure, critical technologies, or sensitive personal data as defined under the DPA and the CFIUS Regulations;

(ix) become involved with or engage in the purchase, lease, or concession of U.S. real estate by the Partnership or any Portfolio Investment;

(x) without written notice to the General Partner independently invest in any Portfolio Investment; or

(xi) without the written consent of the General Partner, maintain any other relationship to the Partnership or any Portfolio Investment, including service as a director, officer, or in another management or decision-making role, other than (A) the relationship with the Partnership permitted under this Agreement and (B) ordinary course, independent commercial relationships with Portfolio Investments.

(d) Each Limited Partner agrees that it shall notify the General Partner within fifteen (15) days of the date upon which it becomes aware that any foreign government holds a Substantial Interest in it or its CFIUS Affiliates.

(e) Each Limited Partner acknowledges and agrees that it shall provide the information requested by the General Partner from time to time in order for the General Partner to make determinations regarding this paragraph 8.7 and the DPA. Each Limited Partner acknowledges and agrees that such information may include such Limited Partner’s (and its CFIUS Affiliates’) holdings, investments, and relationships. Each Limited Partner acknowledges and agrees that it shall cooperate with the General Partner with respect to any reporting and disclosure requirements imposed upon the Partnership under the DPA or by CFIUS, and shall cooperate with the General Partner to use reasonable best efforts to provide relevant information requested by CFIUS or other U.S. government authorities on behalf of and on matters related to CFIUS.

(f) The Partners acknowledge and agree that the General Partner may determine that it is in the best interests of the Partnership or any of the Partners to allocate profits and/or losses from a particular Portfolio Investment away from a Foreign Person Limited Partner, or to otherwise isolate any Foreign Person Limited Partner from one or more Portfolio Investments, in each case in order to reduce the likelihood of the Partnership entering into or having been deemed to have entered into a Covered Transaction. In the event of such determination, the General Partner is hereby authorized to take all such actions as may be necessary to effect the foregoing.

(g) Each Limited Partner acknowledges and agrees that it shall cooperate with the Partnership in any such action as the General Partner deems necessary in the General Partner’s sole discretion to address ongoing legal or regulatory issues affecting the Partnership’s investment activities or otherwise, including but not limited to those that may be imposed by the DPA and CFIUS Regulations.

(h) Notwithstanding anything to the contrary contained in this Agreement, the General Partner shall be authorized without the consent of any person, including any Partner, to take such action as it determines in its sole discretion to be necessary or advisable to address ongoing legal or regulatory issues affecting the Partnership’s investment activities or otherwise, including but not limited to those that may be imposed by the DPA and CFIUS Regulations.

(i) Each Foreign Person Limited Partner shall, to the maximum extent permitted by applicable law, indemnify and hold the Partnership and each Indemnified Party harmless from and against any loss, claim, demand, cost, expense of any nature, judgment, penalty, settlement, compromise, damage, injury suffered or sustained, or any other amount, of any nature whatsoever, known or unknown, liquid or illiquid, suffered by the Partnership or any such Indemnified Party arising, directly or indirectly, from such Foreign Person Limited Partner’s breach of any of the provisions of this Agreement applicable to Foreign Person Limited Partners, or to any inaccuracy in its response to the questions in the section labeled “CFIUS Foreign Person Status Representations” in its Subscription Agreement. The General Partner shall be held harmless for any of its acts and omissions in connection with the enforcement of the provisions of this paragraph 8.7, and neither the Partnership nor any Indemnified Party shall be liable to the Foreign Person Limited Partner or to any other Partner in connection with: (i) any determination of Foreign Person status; or (ii) any other matter related to the DPA or CFIUS Regulations.

8.8 Subscription Facilities.

(a) Subject to paragraph 8.5(c), the General Partner shall be authorized to incur indebtedness (both prior to and after the initial Capital Commitment) under such terms as it may elect. In connection therewith, the General Partner shall be authorized to pledge, charge, mortgage, assign, transfer and grant security interests to a lender in (i) all Capital Commitments of the Limited Partners, the General Partner’s right to initiate capital calls (excluding, for the avoidance of doubt, any requests to return distributions pursuant to paragraph 4.2(c)(ii)) and collect such capital contributions of the Limited Partners and to enforce their obligations to make such capital contributions to the Partnership, (ii) the Limited Partners’ Subscription Agreements with the Partnership and the Limited Partners’ obligations to make capital contributions thereunder and (iii) a Partnership collateral account into which capital contributions by the Limited Partners of their uncalled Capital Commitments may be made; provided that any such pledge, charge, mortgage, assignment, transfer or grant of security interests on behalf of the Partnership shall provide security solely for the obligations of the Partnership and not for those of any other affiliated investment funds (any such financing in which any such security is granted, a “Subscription Facility”; any lender under a Subscription Facility, a “Secured Lender”).

(b) Each Limited Partner understands, acknowledges and agrees, in connection with any Subscription Facility, that: (i) it shall remain absolutely and unconditionally obligated to fund capital contributions duly called by the General Partner or by the applicable Secured Lender under a Subscription Facility (including, without limitation, those required as a result of the failure of any other Limited Partner to advance funds with respect to a call for a capital contribution), without, to the fullest extent permitted by law, setoff, counterclaim or defense, including without limitation any defense of fraud or mistake, or any defense under any bankruptcy or insolvency law, including Section 365 of the Bankruptcy Code, 11 U.S.C. § 365, subject in all cases to the Limited Partners’ rights to assert such claims against the Partnership, the General Partner or any other Partner in one or more separate actions; provided that any such claims shall be subordinate to all payments due to the applicable Secured Lender under a Subscription Facility; (ii) its Subscription Agreement with the Partnership and this Agreement constitute such Limited Partner’s legal, valid and binding obligation, enforceable against such Limited Partner in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally and to general principles of equity; and (iii) the applicable Secured Lender under the Subscription Facility shall be extending credit to the Partnership in reliance on such Limited Partner’s funding of its capital contributions as such lender’s primary source of repayment.

(c) Any Secured Lender shall be entitled to enforce the provisions of this paragraph 8.8 as an intended third-party beneficiary of the terms hereof.

ARTICLE 9

INVESTMENT REPRESENTATION AND TRANSFER

OF PARTNERSHIP INTERESTS

9.1 Investment Representation of the Limited Partners. This Agreement is made with each of the Limited Partners in reliance upon each Limited Partner’s representation to the Partnership, which by executing this Agreement each Limited Partner hereby confirms, that its interest in the Partnership is to be acquired for investment, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting participation in, or otherwise distributing the same, and each Limited Partner understands that its interest in the Partnership has not been registered under the Securities Act and that any transfer or other disposition of the interest may not be made without registration under the Securities Act or pursuant to an applicable exemption therefrom. Each Limited Partner further represents that it does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participations to such person, or to any third person, with respect to its interest in the Partnership.

9.2 Qualifications of the Limited Partners. Each Limited Partner represents that it is an “accredited investor” within the meaning of that term as defined in Regulation D promulgated under the Securities Act.

9.3 Transfer by General Partner. Except as provided in paragraph 9.7 below, the General Partner may not voluntarily withdraw from the Partnership. Further, the General Partner shall not sell, assign, mortgage, pledge or otherwise dispose of its interest in the Partnership or in its capital assets or property. Notwithstanding the foregoing, in no event shall the General Partner make any transfer of an interest in the Partnership that would result in any of the events specified in subparagraphs 9.5(a) through 9.5(j).

9.4 Transfer by Limited Partner.

(a) No Limited Partner shall, directly or indirectly, sell, assign, pledge, mortgage, or otherwise dispose of or transfer (including by way of a synthetic transfer, total return swap or structured transaction designed to provide another party with economic exposure to the Partnership’s investments) its interest in the Partnership without the prior written consent of the General Partner. Notwithstanding the foregoing, after delivery of the opinion of counsel hereinafter required by this Article 9 (or the waiver by the General Partner of such opinion requirement), a Limited Partner may sell, assign, pledge, mortgage, or otherwise dispose of or transfer its interest in the Partnership without such consent (i) to any creditworthy entity directly or indirectly holding eighty percent (80%) or more of the ownership interests of the Limited Partner (including profits or other economic interests) (a “Parent Entity”) or any entity of which eighty percent (80%) or more of the beneficial ownership (including profits or other economic interests) are held directly or indirectly by such Parent Entity, or any entity of which the Limited Partner holds, directly or indirectly, eighty percent (80%) or more of the beneficial ownership (including profits or other economic interests); (ii) pursuant to a merger, consolidation, business combination, plan of reorganization, sale or pledge of, or other general encumbrance on all or substantially all of the Limited Partner’s assets; (iii) as may be required by any law or regulation; (iv) by testamentary disposition or intestate succession, or (v) to a creditworthy trust, profit sharing plan or other entity controlled by, or for the benefit of, such Limited Partner or one or more family members. A change in any trustee or fiduciary of a Limited Partner shall not be considered to be a transfer, sale, assignment, mortgage, pledge or other disposition under this paragraph 9.4, provided written notice of such change is given to the General Partner within a reasonable period of time after the effective date thereof. The General Partner reserves the right to require any transferring or transferee Partner to bear any expenses associated with a proposed transfer (whether or not ultimately consummated) and any tax reporting and preparation costs resulting from such Partner’s transfer (including, without limitation, expenses related to effecting adjustments to the basis of Partnership property required as a result of such transfer).

(b) Each Limited Partner hereby agrees and covenants that it shall not make an election under Section 732(d) of the Code with respect to property distributed to it by the Partnership without the prior written consent of the General Partner. The General Partner may, but shall not be obligated to, cause the Partnership to make an election under Section 754 of the Code or an election to be treated as an “electing investment partnership” within the meaning of Section 743(e) of the Code. If the Partnership elects to be treated as an electing investment partnership, each Limited Partner shall (i) cooperate with the Partnership to maintain such status, (ii) not take any action that would be inconsistent with such election, (iii) provide the General Partner with any information necessary to allow the Partnership to comply with its obligations to make tax basis adjustments under Sections 734 or 743 of the Code and its tax reporting and other obligations as an electing investment partnership, and (iv) provide the General Partner and such Limited Partner’s transferee, promptly upon request, with the information required under Section 6031(b) of the Code or otherwise to be furnished to the Partnership or such transferee, including such information as is necessary to enable the Partnership and such transferee to compute the amount of losses disallowed under Section 743(e) of the Code. Whether or not the Partnership makes such election, promptly upon request, each Limited Partner shall provide the General Partner with any information related to such Partner necessary to allow the Partnership to comply with its obligations to make tax basis adjustments under Sections 734 or 743 of the Code. If the transfer of a Limited Partner interest results in an adjustment to the basis of Partnership property, the General Partner may, in its sole discretion, require the transferring Limited Partner or the transferee Limited Partner, or both, to promptly reimburse the Partnership and/or the General Partner upon request for any expenses (including, without limitation, accounting fees) reasonably incurred by the Partnership and/or the General Partner (and their respective Affiliates) related to effecting adjustments to the basis of Partnership property and any additional tax reporting or preparation costs resulting from such transfer.

9.5 Requirements for Transfer. No transfer or other disposition of the interest of a Limited Partner shall be permitted until the General Partner shall have received an opinion of counsel satisfactory to it (or waived such requirement) that the effect of such transfer or disposition would not:

(a) result in the Partnership’s assets being considered, in the opinion of counsel for the Partnership, as “plan assets” within the meaning of ERISA, or any regulations proposed or promulgated thereunder;

(b) result in violation of the Securities Act or any comparable state law;

(c) require the Partnership to register as an investment company under the Investment Company Act of 1940, as amended from time to time;

(d) require the Partnership, the General Partner, the Management Company or any member of the General Partner or the Management Company to register as an investment adviser under the Investment Advisers Act of 1940, as amended;

(e) result in a termination of the Partnership’s status as a partnership for tax purposes;

(f) result in a violation of any law, rule, or regulation by the Limited Partner, the Partnership, the General Partner, or any member of the General Partner;

(g) cause the Partnership to be deemed to be a “publicly traded partnership” as such term is defined in Section 7704(b) of the Code; or

(h) cause the Partnership, the General Partner, or any Affiliate of the General Partner to be required to register under and/or comply with the provisions of the European Union Directive 2011/61/EU on Alternative Investment Fund Managers;

(i) result in a withholding tax obligation imposed on the General Partner or the Partnership under Section 1446(f) of the Code; or

(j) result in a violation of this Agreement.

Such legal opinion shall be provided to the General Partner by the transferring Limited Partner or the proposed transferee. For the avoidance of doubt, a legal opinion provided by the Limited Partner’s internal or in-house counsel, to the extent such counsel is reasonably experienced with the subject matter of such opinion, shall be acceptable to satisfy this paragraph 9.5. Upon request the General Partner will use its good faith diligent efforts to provide any information possessed by the Partnership and reasonably requested by a transferring Limited Partner to enable it to render the foregoing opinion. Notwithstanding any provision of this Article 9 to the contrary, the General Partner may, in its sole discretion, waive the requirement of an opinion of counsel provided for in this paragraph 9.5. In the case of a transfer or other disposition of an interest by Overstock, the General Partner shall not require delivery of a legal opinion if Overstock provides sufficient representations with respect to such transfer or disposition to confirm that none of the consequences described in clauses (a) – (j) above shall arise in connection with such transfer. Any costs associated with the transfer of a Limited Partner’s interest, including the costs associated with any legal opinion required hereunder, shall be borne by the transferring Limited Partner or the proposed transferee.

9.6 Substitution as a Limited Partner. A transferee of a Limited Partner’s interest pursuant to this Article 9 shall become a substituted Limited Partner only with the consent of the General Partner and only if such transferee (a) elects to become a substituted Limited Partner and (b) executes, acknowledges and delivers to the Partnership such other instruments as the General Partner may deem necessary or advisable to effect the admission of such transferee as a substituted Limited Partner, including, without limitation, the written acceptance and adoption by such transferee of the provisions of this Agreement. No assignment by a Limited Partner of its interest in the Partnership shall release the assignor from its liability to the Partnership pursuant to paragraph 4.2 hereof, provided that if the assignee becomes a Limited Partner as provided in this paragraph 9.6, the assignor shall thereupon so be released (in the case of a partial assignment, to the extent of such assignment).

9.7 Resignation of the General Partner.

(a) In the event of (w) the consent of a Majority in Interest of the Limited Partners and the consent of the General Partner, (x) any Trigger Event, (y) any breach or inaccuracy of any representation of Overstock under paragraph 8.6(a) that would reasonably be expected to have a material adverse effect on the Partnership or the General Partner or (z) any material breach of or failure to perform any covenant or agreement made by Overstock in paragraph 8.1(b) that remains uncured for more than thirty (30) days following notice to Overstock by the General Partner, the General Partner may elect to resign as the general partner of the Partnership. The General Partner shall provide to the Limited Partners as much advance notice of any such prospective resignation due to a Trigger Event as is practicable under the circumstances. Following the effectiveness of any such resignation, the resigning General Partner shall not be entitled to any rights or powers of a general partner of the Partnership; provided, however, that the resigning General Partner and any Indemnified Party (as defined in paragraph 13.22 and further addressed in paragraph 14.4(a)) shall remain entitled to exculpation and indemnification pursuant to paragraphs 14.3 and 14.4 hereof with respect to any matter arising prior to or out of events or circumstances existing prior to the General Partner’s resignation (specifically including any circumstances relating to the Trigger Event). The resigning General Partner shall no longer be required to make additional capital contributions pursuant to paragraph 4.3 hereof. The resigning General Partner’s interest shall be converted to that of a non-voting Limited Partner with the same rights to allocations and distributions from the Partnership as in effect to prior to such resignation. The removed General Partner shall not be entitled to receive any payments of management fee pursuant to paragraph 6.1 with respect to any period of time after the date of its resignation. With respect to any Performance Fee payments arising pursuant to paragraph 6.2 after the date of such resignation, the Performance Fee shall be calculated as the Adjusted Performance Fee Percentage of the Excess Proceeds associated with the applicable Portfolio Company. For purposes of the foregoing, the “Adjusted Performance Fee Percentage” shall be equal to the lesser of (x) 30% and (y) the product of 30% multiplied by a fraction (I) the numerator of which is the number of months during the period from the Formation Date to the date of such resignation and (II) the denominator of which is 96.

(b) In the event of the resignation of the General Partner pursuant to paragraph 9.7(a), the Limited Partners, acting by a Majority in Interest of the Limited Partners, shall be entitled to appoint a replacement General Partner. In the event of a resignation following a Trigger Event, the General Partner agrees to work in good faith with the Limited Partners to identify a suitable replacement General Partner. Upon appointment of a replacement General Partner, (i) the replacement General Partner shall be admitted to the Partnership as the general partner of the Partnership without any further action, approval or vote of any Person, including any other Partner, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, effective immediately prior to the removal of the replaced General Partner and shall continue the business and other activities of the Partnership without dissolution; (ii) the replacement General Partner shall promptly prepare and file or cause to be filed, with the assistance of the replaced General Partner if and to the extent reasonably requested, an amendment to the Certificate of Limited Partnership of the Partnership, and shall promptly prepare and execute an amendment to this Agreement without any further action, approval or vote of any Person, including any other Partner, reflecting the admission of such replacement general partner, and the withdrawal of the replaced General Partner as the general partner of the Partnership; and (iii) for all other purposes of this Agreement, the replacement general partner of the Partnership shall be deemed to be the “General Partner” hereunder.

ARTICLE 10

DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP

10.1 Extension of Partnership Term. The General Partner may extend the Partnership term for a single additional one (1) year period. During said extension period, the General Partner shall use its best efforts to convert the Partnership’s Nonmarketable Securities into Marketable Securities or cash, and all Securities that become Marketable Securities during such period, and all cash in excess of working capital requirements shall, subject to the Act, be promptly distributed to the Partners. During such period, the General Partner may (i) purchase additional Securities of an existing Portfolio Company if it deems such a purchase to be in the best interests of the Partnership and (ii) exchange the Securities of an existing Portfolio Company for other Securities.

10.2 Early Termination of the Partnership.

(a) The Partnership shall dissolve, and the affairs of the Partnership shall be wound up (1) at the end of the Partnership’s term as set forth in paragraph 2.1 (as may be extended pursuant to paragraph 10.1) or (2) prior to the end of the Partnership’s term as set forth in paragraph 2.1 (as may be extended pursuant to paragraph 10.1) either:

(i) Upon the resignation, withdrawal or final liquidation of the sole remaining general partner of the Partnership or other event of withdrawal of the General Partner under Section 17-402 of the Act (as such definition is modified by paragraph 2.4 of this Agreement), unless (i) at such time there is at least one remaining general partner that is authorized to, and that does, carry on the business of the Partnership, or (ii) a Majority in Interest of the Limited Partners elect, within ninety (90) days of such event, to continue the Partnership and appoint a new general partner effective as of the date of such event;

(ii) upon the election of the General Partner in the event that all Partnership assets have been distributed to the Partners in accordance with this Agreement;

(iii) at any time there are no limited partners of the Partnership, unless the Partnership is continued in accordance with the Act; or

(iv) upon an entry of decree of judicial dissolution of the Partnership pursuant to Section 17-802 of the Act.

(b) If the Partnership is dissolved pursuant to the provisions of this paragraph 10.2, a Majority in Interest of the Partners shall elect one or more liquidators to manage the liquidation of the Partnership in the manner described in this Article 10.

10.3 Winding Up Procedures.

(a) Promptly upon dissolution of the Partnership (unless the Partnership is continued in accordance with this Agreement or the provisions of the Act), the affairs of the Partnership shall be wound up and the Partnership liquidated. The closing Capital Accounts of all the Partners shall be computed as of the date of dissolution as if the date of dissolution were the last day of an Accounting Period in accordance with Article 5, and all assets and liabilities of the Partnership shall be valued as of the date of dissolution.

(b) Any Profit, Loss or expense for any period after the date of dissolution shall be allocated to the Partners in accordance with Article 5. Distributions during the winding up period may be made in cash. The Partners acknowledge that the General Partner or other liquidator may acting in good faith cause the Partnership to sell or otherwise dispose of Securities at a price below fair market value. The General Partner or the liquidator shall use its best judgment as to the most advantageous time for the Partnership to sell Securities. All cash shall be distributed ratably to the Partners in proportion to their respective positive Capital Account balances, unless such distribution would result in a violation of a law or regulation applicable to a Limited Partner, in which event, upon receipt by the General Partner of notice to such effect, such Limited Partner may designate a different entity to receive the distribution, or designate, subject to the approval of the General Partner, an alternative distribution procedure (provided such alternative distribution procedure does not prejudice any of the other Partners). Any Security that the General Partner or other liquidator is not able to dispose of within the two years following the date of dissolution shall be valued at zero, shall not be distributed to the Partners and may be abandoned (or donated) in such manner as the General Partner or other liquidator determines in its sole discretion.

10.4 Payments in Liquidation. The assets of the Partnership shall be distributed in final liquidation of the Partnership in the following order:

(a) to the non-Partner creditors of the Partnership, in the order of priority established by law, either by payment or by establishment of reserves;

(b) to the Partners, in repayment of any loans made to, or other debts owed by, the Partnership to such Partners, provided that such loans or other debts are in writing;

(c) the balance, if any, to the General Partner and the Limited Partners in respect of the positive balances in their Capital Accounts in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2).

10.5 Certificate of Cancellation. Upon completion of the winding up of the Partnership, the General Partner or the liquidator shall execute, acknowledge and cause to be filed a certificate of cancellation of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware.

ARTICLE 11

FINANCIAL ACCOUNTING AND REPORTS

11.1 Financial Accounting; Fiscal Year.

(a) The books and records of the Partnership shall be kept in accordance with the provisions of this Agreement and, subject to paragraph 11.1(b), otherwise in accordance with generally accepted accounting principles consistently applied, and shall be audited at the end of each fiscal year by an independent public accountant of recognized national standing selected by the General Partner. The Partnership’s fiscal year shall be the calendar year unless a different fiscal year is required by applicable Treasury Regulations.

(b) Each Partner acknowledges and agrees that (i) the Partnership shall be accounted for and reported as an investment company; (ii) in preparing the Partnership’s financial statements, the General Partner will apply the methodology described in Financial Accounting Standards Board Accounting Standards Codification Topic 946, Financial Services—Investment Companies (“ASC 946”) and shall not consolidate the results of any Portfolio Companies with those of the Partnership; and (iii) if at any time the Partnership’s independent public accountant determines that the Partnership does not qualify for ASC 946 treatment, such methodology shall still be applied, the General Partner will obtain a “Special Purpose” Audit Opinion under fair value accounting, and the auditor’s opinion will indicate that the financial statements have been prepared on a basis of financial reporting of this Agreement, which is a basis other than the U.S. generally accepted accounting principles.

11.2 Supervision; Inspection of Books. Proper and complete books of account of the Partnership, copies of the Partnership’s federal, state and local tax returns for each fiscal year, the Schedule of Partners set forth in Exhibit A, this Agreement and the Partnership’s Certificate of Limited Partnership shall be kept under the supervision of the General Partner at the principal office of the Partnership. Such books and records shall be open to inspection by the Limited Partners, or their accredited representatives, at any reasonable time during normal business hours after reasonable advance notice. The General Partner shall retain a copy of such books and records for at least five (5) years after the final liquidation of the Partnership.

11.3 Quarterly Reports. The General Partner shall transmit to the Limited Partners within forty-five (45) days after the close of each of the first three quarters of each fiscal year, a summary of acquisitions and dispositions of investments made by the Partnership during such quarter, and a list of investments then held, together with a valuation of such investments.

11.4 Annual Report; Financial Statements of the Partnership. The General Partner shall transmit to the Limited Partners audited financial statements of the Partnership prepared in accordance with the terms of this Agreement and, subject to paragraph 11.1(b), otherwise in accordance with generally accepted accounting principles, including an income statement for the year then ended and balance sheet as of the end of such year, a statement of changes in the Partners’ Capital Accounts, and a list of investments then held. The General Partner shall use commercially reasonable efforts to transmit such statements within ninety (90) days after the close of the Partnership’s fiscal year and, if not delivered within 90 days, will cause such statements to be transmitted to the Limited Partners as soon as reasonably practicable after such 90 days. The financial statements shall be accompanied by a report from the General Partner to the Limited Partners, which shall include (i) a status report on investments then held, (ii) a summary of acquisitions and dispositions of investments made by the Partnership during the preceding quarter, (iii) a valuation of each such investment, and (iv) a brief statement on the affairs of the Partnership during the fiscal year then ended. The Limited Partners hereby acknowledge that the General Partner’s ability to timely deliver the reports required by this paragraph 11.4 shall depend on the receipt by the Partnership of financial information from Portfolio Companies and other investment counterparties.

11.5 Tax Returns.

(a) The General Partner shall cause the Partnership’s federal, state and local tax returns and Internal Revenue Service Form 1065, Schedule K-1, to be prepared and delivered to the Limited Partners within ninety (90) days after the close of the Partnership’s fiscal year.

(b) Each Limited Partner hereby agrees and covenants that it shall not make an election under Section 732(d) of the Code with respect to property distributed to it by the Partnership without the prior written consent of the General Partner. The General Partner may, but shall not be obligated to, cause the Partnership to make an election under Section 754 of the Code or an election to be treated as an “electing investment partnership” within the meaning of Section 743(e) of the Code. If the Partnership elects to be treated as an electing investment partnership, each Limited Partner shall (i) reasonably cooperate with the Partnership to maintain such status, (ii) shall not take any action that, to its knowledge, would be inconsistent with such election, (iii) use commercially reasonable efforts to provide the General Partner with any information necessary to allow the Partnership to comply with its obligations to make tax basis adjustments under Sections 734 or 743 of the Code and its tax reporting and other obligations as an electing investment partnership, and (iv) use commercially reasonable efforts to provide the General Partner and such Limited Partner’s transferee, promptly upon request, with the information required to enable the Partnership and such transferee to compute the amount of losses disallowed under Section 743(e) of the Code, but in no event shall such Limited Partner be required to provide such information prior to its receipt of its Schedule K-1 for such taxable year, except to the extent of information, if any, required by the Partnership to complete its Schedule K-1. Whether or not the Partnership makes such election, promptly upon request, each Limited Partner shall provide the General Partner with any information related to such Partner necessary to allow the Partnership to comply with (a) its obligations to make tax basis adjustments under Sections 734 or 743 of the Code and (b) any other U.S. federal income tax reporting obligations of the Partnership.

11.6 Partnership Representative. The General Partner shall be designated the “partnership representative” within the meaning of Code Section 6223(a) (the “Partnership Representative”) and serve in that role, or as the Partnership’s “tax matters partner” under any similar state and local provision of law. The General Partner shall be authorized to take any actions necessary under Treasury Regulations or other guidance to cause the General Partner to be designated as such, and the Limited Partners shall take such other actions as may be requested by the General Partner to ratify or confirm such designation. As the Partnership Representative, the General Partner (i) shall, or shall cause the Partnership, to make a valid and timely election provided in Section 6226(a) of the Code (and any applicable regulations or other guidance thereunder, and any corresponding state or local elections) in connection with any audit or other applicable proceeding and (ii) shall be authorized to take any other actions, subject to Overstock’s consent, to allow the Partnership to comply with the partnership audit provisions of the Bipartisan Budget Act of 2015.The obligations of a Partner set forth in this paragraph 11.6 shall survive the withdrawal of a Partner from the Partnership or any transfer of a Partner’s Partnership Interest.

11.7 Secure Portal Reporting. The General Partner shall be entitled, in its sole discretion, to transmit the reports and statements described in paragraphs 11.3 and 11.4 (the “Subject Reports”) to one or more Limited Partners solely by means of granting such Limited Partners access to secure portal or dataroom (the “Reporting Site”), with such parameters regarding access and availability of information for review as the General Partner deems reasonably necessary to protect the confidentiality and proprietary nature of the information contained therein (including, but not limited to, establishing password protections for access to the Reporting Site). The General Partner shall provide each Limited Partner to which it will transmit Subject Reports pursuant to this paragraph 11.7 two (2) days advance notice of the first date on which a new Subject Report will be posted on the Reporting Site for such Limited Partner’s review. Unless the General Partner exercises its discretion pursuant to and in compliance with paragraph 14.14(c) to restrict access to certain Confidential Information that may be included in a Subject Report posted on the Reporting Site, the Subject Reports posted on the Reporting Site shall contain all of the material information included in those Subject Reports transmitted to Limited Partners other than pursuant to this paragraph 11.7. Subject to the provisions of paragraph 15.16(c), the Subject Reports shall be posted on the Reporting Site within the same number of days after the end of the applicable fiscal quarter or fiscal year as is required pursuant to paragraphs 11.3 and 11.4 and shall remain accessible to and downloadable or printable by the Limited Partners for at least twelve (12) months.

ARTICLE 12

VALUATION

12.1 Valuation. Subject to the specific standards set forth below, the valuation of Securities and other assets and liabilities under this Agreement shall be at fair market value. Except as may be required under applicable Treasury Regulations, no value shall be placed on the goodwill or the name of the Partnership in determining the value of the interest of any Partner or in any accounting among the Partners. As set forth in paragraph 11.1, the books and records of the Partnership shall be kept in accordance with the provisions of this Agreement and otherwise in accordance with generally accepted accounting principles consistently applied.

(a) The following criteria shall be used for determining the fair market value of Securities:

(i) If traded on one or more securities exchanges, the value shall be deemed to be the Securities’ closing price on the principal of such exchanges on the valuation date.

(ii) If actively traded over the counter, the value shall be deemed to be the average closing bid and ask prices of such Securities on the valuation date.

(iii) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the General Partner, taking into consideration the purchase price of the Securities, developments concerning the investee company subsequent to the acquisition of the Securities, any financial data and projections of the investee company provided to the General Partner, and such other factor or factors as the General Partner may deem relevant.

(b) If the General Partner in good faith determines that, because of special circumstances, the valuation methods set forth in this Article 12 do not fairly determine the value of a Security, the General Partner shall make such adjustments or use such alternative valuation method as it reasonably deems appropriate.

(c) The General Partner shall have the power at any time to determine, for all purposes of this Agreement, the fair market value of any assets and liabilities of the Partnership, subject to paragraph 12.1(d).

(d) If within thirty (30) days of receipt of any written financial statement or report from the General Partner that includes a valuation of Partnership assets pursuant to this paragraph 12.1, a Majority in Interest of the Limited Partners notifies the General Partner of an objection to such valuation, then, if the General Partner and a Majority in Interest of the Limited Partners cannot otherwise mutually agree on the valuation, the General Partner and a Majority in Interest of the Limited Partners may each appoint an independent securities expert to render a valuation, and the average of such experts valuations shall be adopted as the Partnership’s valuation. The fees and expenses of any expert retained in accordance with this paragraph 12.1(d) shall be borne by the Partnership.

ARTICLE 13

CERTAIN DEFINITIONS

13.1 Accounting Period. An Accounting Period shall be (i) a fiscal year if there are no changes in the Partners’ respective interests in the Profits or Losses of the Partnership during such fiscal year except on the first day thereof, or (ii) any other period beginning on the first day of a fiscal year, or any other day during a fiscal year upon which occurs a change in such respective interests, and ending on the last day of a fiscal year, or on the day preceding an earlier day upon which any change in such respective interests shall occur. If there are changes in the Partners’ respective interests in the Partnership during the fiscal year, the General Partner may treat each such change as occurring at the end of the month or quarter in which such change occurs.

13.2 Adjusted Asset Value. The Adjusted Asset Value with respect to any asset shall be the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) The initial Adjusted Asset Value of any asset contributed (including, for the avoidance of doubt, a deemed contribution pursuant to the Conversion) by a Partner to the Partnership shall be the gross fair market value of such asset at the time of contribution, as determined by the contributing Partner and the Partnership.

(b) In the discretion of the General Partner and in accordance with the principles of Article 12 (including the dispute resolution mechanism provided in paragraph 12.1(d)), the Adjusted Asset Values of all Partnership assets may be adjusted to equal their respective gross fair market values, as reasonably determined by the General Partner, and the resulting unrealized profit or loss allocated to the Capital Accounts of the Partners pursuant to Article 5, as of the following times: (i) upon distribution by the Partnership to a Partner of more than a de minimis amount of Partnership assets, unless all Partners receive simultaneous distributions of either undivided interests in the distributed property or identical Partnership assets in proportion to their interests in Partnership distributions as provided in paragraphs 7.4 and 7.5 and (ii) the grant of an additional interest in the Partnership to any new or existing Partner.

(c) The Adjusted Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the General Partner, and the resulting unrealized profit or loss allocated to the Capital Accounts of the Partners pursuant to Article 5, as of the termination of the Partnership either by expiration of the Partnership’s term or the occurrence of an event described in paragraph 10.2.

13.3 Affiliate. An Affiliate of any person shall mean any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with the person specified; provided, however, that no portfolio company of the Partnership or any other investment fund managed by the Management Company, the General Partner, or their respective Affiliates shall be considered an Affiliate of the General Partner and the Management Company.

13.4 Affiliated Funds. Affiliated Funds shall mean any of UV Partners IV, L.P., UV Partners IV-A, L.P., UV Partners IV Financial Institutions Fund, L.P., Pelion Ventures V, L.P., Pelion Ventures V-A, L.P., Pelion Ventures V Financial Institutions Fund, L.P., Pelion Ventures VI, L.P., Pelion Ventures VI-A, L.P., Pelion Ventures VII, L.P. and Pelion Ventures VII Financial Institutions Fund, L.P. or any other investment vehicles managed by Pelion, Inc., the General Partner or any of their respective Affiliates.

13.5 Applicable Carry Rate. The Applicable Carry Rate associated with any Portfolio Company shall be determined as follows:

(a) for each Group A Portfolio Company, if cumulative Proceeds of a Sale or Sales of the Securities of such Group A Portfolio Company:

(i) are less than or equal to the Threshold NAV listed for such Group A Portfolio Company on Schedule A, the Applicable Carry Rate associated with such Group A Portfolio Company shall be 15%; and

(ii) are greater than the Threshold NAV, the Applicable Carry Rate associated with such Group A Portfolio Company shall be 30%; and

(b) for each Group B Portfolio Company, if cumulative Proceeds of a Sale or Sales of the Securities of such Group B Portfolio Company:

(i) are either (x) less than or equal to 400% of the Reference NAV for such Group B Portfolio Company or (y) less than $2,000,000, the Applicable Carry Rate associated with such Group B Portfolio Company shall be 50%; and

(ii) are both (x) greater than 400% of the Reference NAV for such Group B Portfolio Company and (y) greater than or equal to $2,000,000, the Applicable Carry Rate associated with such Group B Portfolio Company shall be 30%.

13.6 Capital Account. The Capital Account of each Partner shall consist of (i) the product of (x) such Partner’s Partnership Percentage multiplied by (y) the net asset value of the Partnership as of the Formation Date, (ii) increased by any additional capital contributions, its share of income or gain that is allocated to it pursuant to this Agreement, and the amount of any Partnership liabilities that are assumed by it or that are secured by any Partnership property distributed to it, and (iii) decreased by the amount of any distributions to or withdrawals by it, its share of expense or loss that is allocated to it pursuant to this Agreement, and the amount of any of its liabilities that are assumed by the Partnership or that are secured by any property contributed by it to the Partnership. The foregoing provision and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b)(2)(iv), and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Treasury Regulations, the General Partner may make such modification with Overstock’s consent.

13.7 Capital Commitment; Committed Capital. A Partner’s Capital Commitment shall mean the amount that such Partner has agreed to contribute to the capital of the Partnership as set forth opposite such Partner’s name on Exhibit A hereto. The Partnership’s Committed Capital shall equal the sum of the aggregate Capital Commitments of all Partners. For the avoidance of doubt, no amounts paid by any Partner to the Corporation as a stockholder thereof prior to the Formation Date shall be considered a contribution in respect of a Partner’s Capital Commitment.

13.8 CFIUS. CFIUS shall mean the Committee on Foreign Investment in the United States or any member agency thereof acting in its capacity as a member agency.

13.9 CFIUS Affiliate. CFIUS Affiliate shall mean, with respect to any Limited Partner, any director, officer, manager, partner, member, or similar Person, or 5% or greater equity holder of such Limited Partner, and any Person controlling or under common control with such Limited Partner.

13.10 CFIUS Regulations. CFIUS Regulations shall mean the DPA, including as amended and/or supplemented by FIRRMA, and the rules and regulations promulgated under the DPA and FIRRMA.

13.11 Code. The Code is the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

13.12 Covered Transaction(s). Covered Transaction(s) shall have the meaning set forth in the DPA.

13.13 Critical Technologies. Critical Technologies shall have the meaning set forth in the DPA and CFIUS Regulations.

13.14 Deemed Gain or Deemed Loss. The Deemed Gain from any in kind distribution of Securities shall be equal to the excess, if any, of the fair market value of the Securities distributed (valued as of the date of distribution in accordance with paragraph 12.1), over the aggregate Adjusted Asset Value of the Securities distributed. The Deemed Loss from any in kind distribution of Securities shall be equal to the excess, if any, of the aggregate Adjusted Asset Value of the Securities distributed over the fair market value of the Securities distributed (valued as of the date of distribution in accordance with paragraph 12.1).

13.15 DPA. DPA shall mean Section 721 of the Defense Production Act of 1950, as amended from time to time (or any corresponding provisions of any succeeding law).

13.16 ERISA. ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

13.17 Excess Proceeds. The “Excess Proceeds” associated with a Portfolio Company shall be equal to the excess, if any, of (x) the cumulative Proceeds received by the Partnership in connection with the disposition of all Securities of such Portfolio Company over (y) the Reference NAV for such Portfolio Company. For the avoidance of doubt, in no event shall the Excess Proceeds associated with a Portfolio Company be a negative amount.

13.18 FIRRMA. FIRRMA shall mean the Foreign Investment Risk Review Modernization Act of 2018, as amended from time to time.

13.19 Foreign Person. Foreign Person shall have the meaning set forth in the DPA and CFIUS Regulations.

13.20 Group A Portfolio Company. A Group A Portfolio Company shall include any Portfolio Company listed on Schedule A hereto.

13.21 Group B Portfolio Company. A Group B Portfolio Company shall include any Portfolio Company listed on Schedule B hereto.

13.22 Indemnified Parties. The Indemnified Parties, or referred to singularly as Indemnified Party, shall include (a) each of the General Partner, the Management Company, the Original Manager, the tax matters partner, the Partnership Representative and each liquidator of the Partnership; and (b) each partner, member, stockholder, manager, managing director, officer, director, employee, consultant, agent or Affiliate of any of the parties identified in clause (a).

13.23 Marketable; Marketable Securities. These terms shall refer to Securities that are (a) traded on a national securities exchange, over the counter, or on an alternative trading system, and (i) freely transferable pursuant to either Rule 144 of the Securities Act (without being subject to any volume restrictions set forth in Rule 144(e)) or Rule 145 of the Securities Act and (ii) not subject to any underwriter “lock-up” or other contractual restrictions on transferability, or (b) currently the subject of an effective Securities Act registration statement. Notwithstanding the foregoing, a Security shall not be deemed to be a Marketable Security if, in the good faith judgment of the General Partner, the market on which such Security trades is not adequate to permit an orderly sale of all shares of such Security held by the Partnership within a reasonable time period.

13.24 Material Nonpublic Technical Information. Material Nonpublic Technical Information shall have the meaning set forth in the DPA.

13.25 Medici Option. A Medici Option shall mean any option outstanding immediately prior to the Conversion to acquire shares of common stock of the Corporation that, as of the effective time of the Conversion, became an option to acquire Limited Partner interests in the Partnership.

13.26 Nonmarketable Securities. Nonmarketable Securities are all Securities other than Marketable Securities.

13.27 Original Manager. Original Manager shall refer to Matthew Mosman.

13.28 Overstock. Overstock shall refer to Overstock.com, Inc., a Delaware corporation.

13.29 Partnership Percentage. The Partnership Percentage for each Partner shall be the percentage set forth opposite such Partner’s name on Exhibit A hereto.

13.30 Percentage in Interest; Majority in Interest. A specified fraction or percentage in interest of the Partners or of the Limited Partners shall mean Partners or Limited Partners whose Partnership Percentages equal or exceed the required fraction or percentage of the Partnership Percentages of all such Partners or Limited Partners. (If the fraction or percentage in interest is specified as a fraction or percentage of the Limited Partners, then the Partnership Percentage assigned to any Limited Partner interest held directly or indirectly by the General Partner or any Affiliate thereof shall not be considered in either the numerator or denominator of such percentage calculation.) A Majority in Interest shall mean more than Fifty Percent (50%) in Interest. Computations under this paragraph 13.30 shall only include Limited Partners who have not lost voting rights pursuant to paragraph 4.4(b).

13.31 Portfolio Investment. Portfolio Investment shall mean any investments made by the Partnership in portfolio companies and shall include, as the context may require, both the Partnership investment itself and the entity that is the target of that investment.

13.32 Portfolio Company. Portfolio Company means each operating company in which the Partnership holds any Securities.

13.33 Prime Rate. Prime Rate shall mean the annual rate of interest published in the Wall Street Journal from time to time as the “Prime Rate” or a comparable source selected by the General Partner in its reasonable discretion.

13.34 Proceeds. Proceeds shall mean (a) the net cash proceeds received after the deduction of all fees, expenses, costs, commissions or other liabilities directly arising from or relating to a Sale, (b) the net cash proceeds from the Sale of any Securities or other non-cash consideration received from the Sale, after deducting all the fees, expenses, costs and commissions incurred directly in connection with the Sale of these Securities or other non-cash consideration, and (c) the fair market value of any Securities distributed to the Partners (valued as of the date of distribution in accordance with paragraph 12.1).

13.35 Profit or Loss. Profit or Loss shall be an amount computed for each Accounting Period as of the last day thereof that is equal to the Partnership’s taxable income or loss for such Accounting Period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a) Any income of the Partnership that is exempt from federal income tax and not otherwise considered in computing Profit or Loss pursuant to this paragraph 13.35 shall be added to such taxable income or loss;

(b) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profit or Loss pursuant to this paragraph 13.35 shall be subtracted from such taxable income or loss;

(c) Gain or loss resulting from any disposition of a Partnership asset with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Adjusted Asset Value of the asset disposed of rather than its adjusted tax basis;

(d) The difference between the gross fair market value of all Partnership assets and their respective Adjusted Asset Values shall be added to such taxable income or loss in the circumstances described in paragraph 13.2;

(e) Items which are specially allocated pursuant to paragraphs 3.2(b), 4.4(b)(v), 5.1(b), 5.1(c) and 5.2 hereof shall not be taken into account in computing Profit or Loss; and

(f) The amount of any Deemed Gain or Deemed Loss on any Securities distributed in kind shall be added to or subtracted from (as the case may be) such taxable income or loss.

13.36 Reference NAV. The Reference NAV for any Group A Portfolio Company or Group B Portfolio Company shall mean the sum of (a) the amount set forth opposite such Portfolio Company’s name in the “Reference NAV as of Formation Date” column on Schedule A or Schedule B, as applicable, and (b) the aggregate amount invested by the Partnership in such Portfolio Company after the signing date of the Transaction Agreement. Notwithstanding the foregoing, if there is a Value-Determinative Transaction relating to a Group A Portfolio Company, (i) the Reference NAV for such company shall be adjusted to the valuation of the Partnership’s holdings in such company implied by the Value-Determinative Transaction (i.e., the product of (x) the Partnership’s broad-based fully-diluted percentage ownership of such Portfolio Company following such transaction multiplied by (y) the Portfolio Company’s post-money valuation established in connection with such transaction); and (ii) thereafter, the Reference NAV for such company shall be increased by the aggregate amount invested by the Partnership in such Portfolio Company after such transaction. For the avoidance of doubt, the Reference NAV for any Portfolio Company as of the Formation Date (as reflected on Schedule A and Schedule B, as applicable) represents the gross fair market value of such asset as of the Formation Date.

13.37 Sale. Sale shall mean any sale, pledge, transfer, in-kind distribution or other disposition, whether or not for value, of any Securities, and “Sell” and “Sold” shall have the correlative meanings.

13.38 Securities. Securities shall mean securities of every kind and nature and rights and options with respect thereto, including stock, notes, bonds, debentures, evidences of indebtedness and other business interests of every type, including partnerships, joint ventures, proprietorships and other business entities.

13.39 Securities Act. Securities Act is the Securities Act of 1933, as amended from time to time.

13.40 Substantial Interest. Substantial Interest shall have the meaning set forth in the DPA.

13.41 Target Companies. Target Companies shall mean (i) entities that are Portfolio Companies as of the Formation Date, (ii) successors to the entities described in clause (i), or (iii) entities that are approved pursuant to paragraph 8.5(a); it being understood that such entities must be engaged in the business of, or related to, blockchain technology.

13.42 Target Performance Entitlement. The Target Performance Entitlement associated with any Portfolio Company shall be determined as follows:

(a) for each Group A Portfolio Company, if cumulative Proceeds of a Sale or Sales of the Securities of such Group A Portfolio Company:

(i) are less than or equal to the Threshold NAV listed for such Group A Portfolio Company on Schedule A, the Target Performance Entitlement associated with such Group A Portfolio Company shall be the greater of (x) $1,500,000 for tZERO Group, Inc. or $750,000 for all other Group A Portfolio Companies and (y) 15% of Excess Proceeds with respect to such Sale or Sales; and

(ii) are greater than the Threshold NAV, the Target Performance Entitlement associated with such Group A Portfolio Company shall be the greater of (x) $3,000,000 for tZERO Group, Inc. or $1,500,000 for all other Group A Portfolio Companies and (y) 30% of Excess Proceeds with respect to such Sale or Sales; and

(b) for each Group B Portfolio Company, if cumulative Proceeds of a Sale or Sales of the Securities of such Group B Portfolio Company:

(i) are either (x) less than or equal to 400% of the Reference NAV for such Group B Portfolio Company or (y) less than $2,000,000, the Target Performance Entitlement associated with such Group B Portfolio Company shall be 50% of such Proceeds; and

(ii) are both (x) greater than 400% of the Reference NAV for such Group B Portfolio Company and (y) greater than or equal to $2,000,000, the Target Performance Entitlement associated with such Group B Portfolio Company shall be the greater of (x) 200% of the Reference NAV for such Group B Portfolio Company and (y) 30% of Excess Proceeds with respect to such Sale or Sales.

13.43 Threshold NAV. The Threshold NAV for any Group A Portfolio Company shall mean the sum of (a) the amount set forth opposite such Portfolio Company’s name in the “Threshold NAV” column on Schedule A, and (b) the aggregate amount invested by the Partnership in such Portfolio Company after the signing date of the Transaction Agreement. Notwithstanding the foregoing, if there is a Value-Determinative Transaction relating to a Group A Portfolio Company, (i) the Threshold NAV for such company shall be adjusted to the valuation of the Partnership’s holdings in such company implied by the Value-Determinative Transaction (i.e., the product of (x) the Partnership’s broad-based fully-diluted percentage ownership of such Portfolio Company following such transaction multiplied by (y) the Portfolio Company’s post-money valuation established in connection with such transaction); and (ii) thereafter, the Threshold NAV for such company shall be increased by the aggregate amount invested by the Partnership in such Portfolio Company after such transaction.

13.44 Transaction Agreement. The Transaction Agreement shall refer to the Transaction Agreement among Overstock, the General Partner, Pelion, Inc. and the Corporation, dated as of January 25, 2021.

13.45 Treasury Regulations. Treasury Regulations shall mean the Income Tax Regulations promulgated under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding Regulations).

13.46 Trigger Event. A Trigger Event shall be deemed to have occurred if at any time the General Partner or the Management Company or any member of the General Partner or the Management Company obtains written advice of legal counsel experienced in such matters that (a) such party is required to register as an investment adviser under the Investment Advisers Act of 1940, as amended, solely due to its relationship with the Partnership or (b) the Partnership is not a “venture capital fund” for purposes of section 203(l) of the Investment Advisers Act of 1940, as amended, either (x) following such party being notified in writing to that effect by the Securities and Exchange Commission or its staff or (y) based on any of the following items that are disseminated or published after the Formation Date: SEC rules, regulations or amendments to existing rules or regulations; SEC staff no-action, interpretive or exemptive letters; SEC staff guidance updates or other formal guidance published on the SEC website; SEC enforcement actions based on substantially similar facts; or speeches, public statements or testimony by the SEC Chairman, Commissioners or staff published on the SEC website.

13.47 Value-Determinative Transaction. A Value-Determinative Transaction relating to a Group A Portfolio Company shall mean an investment of new funds consummated not later than nine (9) months after the signing date of the Transaction Agreement by one or more parties with no prior equity interest in such Group A Portfolio Company in exchange for newly issued equity in such Portfolio Company representing at least 10% of the post-investment equity of such Portfolio Company.

ARTICLE 14

OTHER PROVISIONS

14.1 Governing Law. This Agreement shall be governed by and construed in accordance with applicable Federal laws and the laws of the State of Delaware, as applied to agreements among the residents of such state made and to be performed entirely within such state.

14.2 Limitation of Liability of the Limited Partners. Except as otherwise required by law, no Limited Partner shall be bound by, nor be personally liable for, the expenses, liabilities, or obligations of the Partnership. Notwithstanding the foregoing, each Limited Partner shall be required to pay to the Partnership, at such times and subject to the conditions set forth herein, all amounts that such Limited Partner has agreed to pay in respect of its Capital Commitment and to deliver such other amounts it is obligated to pay over to the Partnership pursuant to this Agreement.

14.3 Exculpation. None of the Indemnified Parties shall be liable to any Limited Partner or the Partnership for honest mistakes of judgment, or for action or inaction, taken in good faith, or for losses due to such mistakes, action, or inaction involving simple negligence, or to the negligence, dishonesty, or bad faith of any employee, broker, or other agent of the Partnership, provided that such employee, broker, or agent was selected, engaged, or retained with reasonable care. The General Partner and such persons may consult with counsel and accountants in respect of Partnership affairs and be fully protected and justified in any action or inaction that is taken in accordance with the advice or opinion of such counsel or accountants, provided that they shall have been selected with reasonable care. Notwithstanding any of the foregoing to the contrary, the provisions of this paragraph 14.3 and the immediately following paragraph 14.4 shall not be construed so as to relieve (or attempt to relieve) any person of any liability by reason of willful misconduct, gross negligence or conduct that constitutes a violation of this Agreement (unless such violation has been cured within sixty (60) days of written notice) or to the extent (but only to the extent) that such liability may not be waived, modified, or limited under applicable law, but shall be construed so as to effectuate the provisions of such paragraphs to the fullest extent permitted by law. To the extent that, at law or in equity, the General Partner or any of its agents has duties (including fiduciary duties) and liabilities relating to the Partnership, any Partner or any other person, the General Partner or such agent acting under this Agreement shall not be liable to the Partnership, any Partner or any other person for breach of fiduciary duty for its reasonable reliance on the provisions of this Agreement, and the provisions of this Agreement, to the extent that they restrict or eliminate the duties (including fiduciary duties) and liabilities relating thereto of the General Partner or such agent otherwise existing at law or in equity, are agreed by each Partner and the Partnership to replace such other duties and liabilities of such Indemnified Party.

14.4 Indemnification.

(a) The Partnership agrees to indemnify, out of the assets of the Partnership only, the Indemnified Parties to the fullest extent permitted by law and to save and hold them harmless from and in respect of (a) all reasonable fees, costs, and expenses, including legal fees, paid in connection with or resulting from any claim, action, or demand against any of the Indemnified Parties that arise out of or in any way relate to (i) the Partnership, its properties, business, or affairs (expressly excluding claims, actions or demands relating to or arising out of any Trigger Event or solely among the General Partner, the Management Company and their respective managers, equity owners and employees) or (ii) any civil monetary penalties or required disgorgement of Performance or Management Fees that the Management Company is required to pay pursuant to an order from the SEC as a result of a Trigger Event, and (b) such claims, actions, and demands covered by clause (a)(i) and any losses or damages resulting from such claims, actions, and demands covered by clause (a)(i), including amounts paid in settlement or compromise or as a fine (if recommended in writing by attorneys for the Partnership) of any such claim, action or demand; provided, however, that this indemnity shall not extend to conduct not undertaken in good faith, to any conduct which constitutes willful misconduct or gross negligence, or to any conduct determined by a court of competent jurisdiction or arbitrators appointed in accordance with paragraph 14.5 to be a violation of this Agreement that has a material adverse effect on the Partnership (unless such violation has been cured within sixty (60) days of written notice). Expenses incurred by any Indemnified Party in defending a claim or proceeding covered by this paragraph shall be paid by the Partnership in advance of the final disposition of such claim or proceeding; provided, the Indemnified Party undertakes to repay such amount if it is ultimately determined that such person was not entitled to be indemnified. The provisions of this paragraph 14.4 shall remain in effect as to each Indemnified Party whether or not such Indemnified Party continues to serve in the capacity that entitled such person to be indemnified.

(b) Solely for purposes of clarification, and without expanding the scope of indemnification pursuant to this paragraph 14.4, the Partners intend that, to the maximum extent permitted by law, as between (i) portfolio companies of the Partnership, (ii) the Partnership and (iii) the General Partner and/or its Affiliates, this paragraph 14.4 shall be interpreted to reflect an ordering of liability for potentially overlapping or duplicative indemnification payments, with any applicable portfolio company having primary liability, the Partnership having only secondary liability, and (if applicable) the General Partner and/or its Affiliates having only tertiary and subsequent liability. The possibility that an Indemnified Party may receive indemnification payments from a portfolio company shall not restrict the Partnership from making payments under this paragraph 14.4 to an Indemnified Party that is otherwise eligible for such payments, but such payments by the Partnership are not intended to relieve any portfolio company from any liability that it would otherwise have to make indemnification payments to such Indemnified Party and, if an Indemnified Party that has received payments from the Partnership pursuant to this paragraph 14.4 actually receives duplicative indemnification payments from a portfolio company for the same fees, costs and expenses, such Indemnified Party shall repay the Partnership as soon as practicable to the extent of such duplicative payments. To the extent necessary or appropriate under applicable law in order to effect such intention of the Partners in the case of potentially overlapping or duplicative indemnification payments by the Partnership and a portfolio company, the Partnership shall, to the extent permitted by law, have a right of subrogation against such portfolio company (exercisable at the sole discretion of the General Partner) if the Partnership makes payments to an Indemnified Party pursuant to this paragraph 14.4 with regard to the same fees, costs and expenses for which such Indemnified Party was otherwise eligible for indemnification payments from such portfolio company. As used in this paragraph 14.4, “indemnification” payments made or to be made by a Partnership portfolio company shall be deemed to include (i) advancement of expenses with regard to indemnification obligations, (ii) payments made or to be made by any successor to the indemnification obligations of such portfolio company and (iii) equivalent payments made or to be made by or on behalf of such portfolio company (or such successor) pursuant to an insurance policy or similar arrangement. Indemnification payments (if any) made to an Indemnified Party by the General Partner or any of its Affiliates in respect of reasonable fees, costs and expenses for which (and to the extent) such Indemnified Party is otherwise eligible for payments from the Partnership under this paragraph 14.4 (disregarding any such indemnification payment by the General Partner or its Affiliates) shall not relieve the Partnership from its obligation to such Indemnified Party and/or the General Partner or its Affiliates, as applicable, for such payments (it being the intention in such case that the General Partner or its Affiliates would be reimbursed by such Indemnified Party or directly by the Partnership with payments made by the Partnership under this paragraph 14.4).

14.5 Arbitration.

(a) Any claim, dispute, or controversy of whatever nature arising out of or relating to this Agreement, including, without limitation, any action or claim based on tort, contract, or statute (including any claims of breach), or concerning the interpretation, effect, termination, validity, performance and/or breach of this Agreement (“Claim”), shall be resolved by final and binding arbitration (“Arbitration”) before a panel of three (3) arbitrators (“Arbitrators”) selected from and administered by JAMS, Inc. (the “Administrator”) in accordance with its then existing arbitration rules or procedures regarding commercial or business disputes. Each party shall select one arbitrator and the two parties shall then agree on a third arbitrator, who shall be selected from a list provided by the Administrator. The arbitration shall be held in Salt Lake City, Utah.

(b) The Arbitrators shall, within thirty (30) calendar days after the conclusion of the Arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. The Arbitrators shall be authorized to award compensatory damages, but shall not be authorized (i) to award non-economic damages, such as for emotional distress, pain and suffering or loss of consortium, (ii) to award punitive damages, or (iii) to reform, modify or materially change this Agreement or any other agreements contemplated hereunder; provided, however, that the damage limitations described in parts (i) and (ii) of this sentence will not apply if such damages are statutorily imposed. The Arbitrators also shall be authorized to grant any temporary, preliminary or permanent equitable remedy or relief he or she deems just and equitable and within the scope of this Agreement, including, without limitation, an injunction or order for specific performance.

(c) Each party shall bear its own attorney’s fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the Administrator and the Arbitrators; provided, however, the Arbitrators shall be authorized to determine whether a party is substantially the prevailing party, and if so, to award to that substantially prevailing party reimbursement for its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.), and/or the fees and costs of the Administrator and the Arbitrators. Absent the filing of an application to correct or vacate the arbitration award under Title 10 of the Delaware Code sections 5713 through 5717, each party shall fully perform and satisfy the arbitration award within fifteen (15) days of the service of the award.

(d) By agreeing to this binding arbitration provision, the parties understand that they are waiving certain rights and protections which may otherwise be available if a Claim between the parties were determined by litigation in court, including, without limitation, the right to seek or obtain certain types of damages precluded by this paragraph 14.5, the right to a jury trial, certain rights of appeal, and a right to invoke formal rules of procedure and evidence.

(e) This paragraph 14.5 shall be construed to the maximum extent possible to comply with the laws of the State of Delaware, including, to the extent applicable, the Uniform Arbitration Act (10 Del. C. § 5701 et seq.) (the “Delaware Arbitration Act”). If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this paragraph 14.5 shall be invalid or unenforceable under the Delaware Arbitration Act, to the extent applicable, or other applicable law, such invalidity shall not invalidate all of this paragraph 14.5. In that case, this paragraph 14.5 shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable law, and, in the event such term or provision cannot be so limited, this paragraph 14.5 shall be construed to omit such invalid or unenforceable provision.

14.6 Execution and Filing of Documents. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile, DocuSign (or other reputable signature service) or by electronic mail in portable document format (PDF) will be effective as delivery of a manually executed signature page of this Agreement.

14.7 Other Instruments and Acts. The Partners agree to execute any other instruments or perform any other acts that are or may be reasonably necessary to effectuate and carry on the partnership created by this Agreement. Upon request, the Limited Partners shall provide the General Partner with any information, reasonably requested by the General Partner, necessary to allow the General Partner and the Partnership to respond to requests by any governmental or regulatory agency for such information or as is required to be obtained by the General Partner and/or the Partnership by applicable law or regulation.

14.8 Binding Agreement. This Agreement shall be binding upon the transferees, successors, assigns, and legal representatives of the Partners.

14.9 Notices. Any notice or other communication that one Partner desires to give to another Partner shall be in writing, and shall be deemed effectively given (i) upon personal delivery, (ii) five (5) business days after deposit in any United States mail box, by registered or certified mail, postage prepaid, (iii) upon confirmed transmission by facsimile, (iv) upon confirmed delivery by overnight commercial courier service, or if authorized in advance by the receiving party as noted on the records of the Partnership, upon transmission by e-mail, addressed to the other Partner at the address shown on Exhibit A or at such other address as a Partner may designate by fifteen (15) days’ advance written notice to the other Partners; provided, however, that in the event of delivery or transmission received after business hours on a business day or on a non-business day, such notice shall be effective on the next business day thereafter. In addition to the provisions of paragraph 11.7, the General Partner shall be entitled to transmit to the Limited Partners by e-mail the reports required by paragraphs 11.3, 11.4, and 11.5.

14.10 Power of Attorney. By signing this Agreement, each Limited Partner designates and appoints the General Partner its true and lawful attorney, in its name, place, and stead to make, execute, sign, and file the Certificate of Limited Partnership and any amendment thereto and such other instruments, documents, or certificates that may from time to time be required of the Partnership by the laws of the United States of America, the laws of the state of the Partnership’s formation, or any other state in which the Partnership shall conduct its affairs in order to qualify or otherwise enable the Partnership to conduct its affairs in such jurisdictions. Such attorney is not hereby granted any authority on behalf of the Limited Partners to amend this Agreement except that as attorney for each of the Limited Partners, the General Partner shall have the authority to amend this Agreement and the Certificate of Limited Partnership (and to execute any amendment to the Agreement or the Certificate of Limited Partnership on behalf of itself and as attorney-in-fact for each of the Limited Partners) as may be required to effect:

(a) Admission of additional Partners pursuant to Article 3;

(b) Additional capital contributions pursuant to Article 4;

(c) Transfers of Limited Partnership interests pursuant to Article 9; or

(d) Extensions of the Partnership term pursuant to Article 10.

This power of attorney granted by each Limited Partner shall expire as to such Partner immediately after the dissolution of the Partnership or the amendment of the Partnership’s Exhibit A to reflect the complete withdrawal of such Partner as a Partner of the Partnership.

14.11 Amendment.

(a) This Agreement may be amended (including in connection with a merger, consolidation, conversion, division or the like of the Partnership) only with the written consent of the General Partner and a Majority in Interest of the Limited Partners.

(b) Notwithstanding the above, no amendment of this Agreement may (i) modify any provision requiring the consent of more than a Majority in Interest of the Limited Partners without the consent of such higher Percentage in Interest, or (ii) modify the method of making Partnership allocations, modify the method of determining the Partnership Percentage of any Partner, reduce any Partner’s Capital Account, or change the restrictions contained in this subparagraph (b) without the consent of the affected Partner.

(c) The Partnership’s or General Partner’s (or its members’ or employees’) noncompliance with any provision hereof in any single transaction or event may be waived in writing by the same Percentage in Interest of the Limited Partners that would be required to amend such provision pursuant to paragraphs 15.11(a) or (b) above. No waiver shall be deemed a waiver of any subsequent event of noncompliance.

(d) Notwithstanding the foregoing provisions of this paragraph 14.11, the General Partner may, without the consent of the other Partners, amend this Agreement to correct typographical errors; provided that the General Partner provides each Limited Partner with copies of any such amendments within a reasonable period of time.

14.12 Entire Agreement. This Agreement, and the Transaction Agreement, constitute the full, complete, and final agreement of the Partners and supersedes all prior agreements between the Partners with respect to the Partnership. Notwithstanding the provisions of this Agreement, including paragraph 14.11, or of any Subscription Agreement, it is hereby acknowledged and agreed that the General Partner on its own behalf or on behalf of the Partnership, without the approval of any Limited Partner or any other person, may enter into a side letter or similar agreement to or with a Limited Partner which has the effect of establishing rights under, or altering or supplementing the terms of, this Agreement or of any Subscription Agreement. The parties hereto agree that any terms contained in a side letter or similar agreement to or with a Limited Partner shall govern with respect to such Limited Partner notwithstanding the provisions of this Agreement or of any Subscription Agreement.

14.13 Titles; Subtitles. The titles and subtitles used in this Agreement are used for convenience only and shall not be considered in the interpretation of this Agreement.

14.14 Limited Partner Actions. Any action required or permitted to be taken by the Limited Partners pursuant to the terms of this Agreement or Delaware law may be carried out in writing without a meeting of the Partners; provided that notice of such action is given to each such Partner that did not consent within a reasonable time following the action. Upon the written request of a Majority in Interest of the Limited Partners, the General Partner shall use its best efforts to commence a meeting of the Partners within thirty (30) days of such request.

14.15 Confidentiality.

(a) This Agreement and all financial statements, tax reports, portfolio valuations, reviews or analyses of potential or actual investments, reports or other materials and all other documents and information concerning the affairs of the Partnership and its investments, including, without limitation, information about the portfolio companies of the Partnership (collectively, the “Confidential Information”), that any Limited Partner may receive or that may be disclosed, distributed or disseminated (whether in writing, orally, electronically or by other means) to any Limited Partner or its representatives, pursuant to or in accordance with this Agreement, or otherwise as a result of its ownership of an interest in the Partnership, constitute proprietary and confidential information about the Partnership, the General Partner and its Affiliates and the Partnership’s portfolio companies (the “Affected Parties”). Each Limited Partner acknowledges and agrees that the Affected Parties derive independent economic value from the Confidential Information not being generally known and that the Confidential Information is the subject of reasonable efforts to maintain its secrecy. Each Limited Partner further acknowledges and agrees that the Confidential Information is a trade secret, the disclosure of which is likely to cause substantial and irreparable competitive harm to the Affected Parties or their respective businesses.

(b) Each Limited Partner agrees to hold all Confidential Information in confidence, and not to disclose any Confidential Information to any third party without the prior written consent of the General Partner. Notwithstanding the preceding sentence, each Limited Partner may disclose such Confidential Information: (i) to its officers, directors, trustees, equity owners, wholly-owned subsidiaries, employees and outside experts (including but not limited to its attorneys and accountants) on a “need to know” basis, so long as such persons are bound by the same or a substantially similar duty of confidentiality to the Partnership as such Limited Partner, and so long as such Limited Partner shall remain liable for any breach of this paragraph 14.15 by such persons; (ii) to the extent that such information is required to be disclosed in connection with any civil or criminal proceeding; (iii) to the extent that such information is required to be disclosed by applicable law in connection with any court proceeding or governmental, administrative or regulatory proceeding or filing (including any inspection or examination or any disclosure necessary in connection with a request for information made under a state or federal freedom of information act or similar law), after reasonable prior written notice to the General Partner (except where such notice is expressly prohibited by law); (iv) to the extent that such information was received from a third party not subject to confidentiality limitations and such Limited Partner can establish that it rightfully received such information from such party other than as a result of the breach of this paragraph 14.15; (v) to the extent such information was rightfully in such Limited Partner’s possession prior to the Partnership’s conveyance of such information to such Limited Partner, as evidenced by the Limited Partner’s prior written records; (vi) to the extent that the information provided by the Partnership is otherwise available in the public domain in the absence of any improper or unlawful action on the part of such Partner or (vii) in the case of Overstock, (A) in any manner it deems necessary, desirable or appropriate in making disclosures about its business, operations or financial affairs, in preparing, or making disclosures relating to, its financial statements or in otherwise making public disclosures to its securityholders (provided that no such disclosure shall result in any breach of any confidentiality obligation owed by the Partnership to any of the Portfolio Companies) and (B) notwithstanding clause (i) above, to its officers, directors, trustees, equity owners, wholly-owned subsidiaries, employees and outside experts (including but not limited to its attorneys and accountants) on a “need to know” basis, so long as such persons are bound by a commercially reasonable duty of confidentiality to Overstock. Any Limited Partner seeking to make disclosure in reliance on the foregoing clauses (ii) and (iii) above, such Limited Partner shall use its commercially reasonable efforts to claim any relevant exception under such laws or obligations which would prevent or limit public disclosure of the Confidential Information and provide the General Partner immediate notice upon the Limited Partner’s receipt of a request for disclosure of any Confidential Information pursuant to such laws or obligations.

(c) Each Limited Partner also agrees that any document constituting or containing, or any other embodiment of, any Confidential Information shall be returned to the Partnership upon the General Partner’s request. Notwithstanding any provision of this Agreement to the contrary, the General Partner may withhold disclosure of any Confidential Information (other than this Agreement or tax reports) to any particular Limited Partner if the General Partner reasonably determines that the disclosure of such Confidential Information to such Limited Partner may result in the general public gaining access to such Confidential Information or that such disclosure is not in the best interests of the Partnership or its Portfolio Companies; provided, however, that to the extent that any information is not delivered to a Limited Partner based on the General Partner’s exercise of its discretion under this sentence, such information shall be made available for review, but not copying, during regular business hours at a location mutually determined by the General Partner and such Limited Partner. In no event shall a Limited Partner be denied access to information deliverable pursuant to paragraph 11.5 of this Agreement.

(d) In addition, with respect to each Limited Partner that is subject to any “freedom of information,” “sunshine” or other law, rule or regulation that imposes upon such Limited Partner an obligation to make information available to the public (a “FOIA Limited Partner”), the Partnership hereby requests confidential treatment of the Confidential Information, and such Limited Partner shall use commercially reasonable efforts to take such action as necessary for such Confidential Information to be exempt from disclosure, to the maximum extent permitted under such law, rule or regulation. Notwithstanding anything contained in this paragraph 14.15 to the contrary, each FOIA Limited Partner may publicly disclose the following: (i) the FOIA Limited Partner’s status as a Limited Partner of the Partnership, (ii) the amount of such FOIA Limited Partner’s Capital Commitment, (iii) the total amount of such FOIA Limited Partner’s

Capital Commitment that has been drawn down pursuant to capital calls, (iv) the total amount of distributions received by the FOIA Limited Partner from the Partnership, and (v) the FOIA Limited Partner’s net internal rate of return with respect to the Partnership’s performance as prepared by such FOIA Limited Partner (collectively, the “Fund Level Information”). Only with respect to FOIA Limited Partners, for purposes of this paragraph 14.15, Confidential Information shall be deemed not to include Fund Level Information.

(e) In addition, with respect to each Limited Partner that is a “fund of funds” or a similar pooled investment vehicle (but specifically excluding any pension, retirement or similar benefit plan) (a “Pooled Vehicle Partner”), the Pooled Vehicle Partner shall be permitted to make disclosure to its direct equity owners (expressly excluding permission to make disclosure to any indirect or other beneficial owners), that are subject to a written confidentiality agreement or obligation that provides a degree of protection to the Partnership comparable to that provided in this paragraph 14.15 of solely the following Confidential Information: (i) the Pooled Vehicle Partner’s status as a Limited Partner of the Partnership, (ii) the amount of such Pooled Vehicle Partner’s Capital Commitment, (iii) the total amount of such Pooled Vehicle Partner’s Capital Commitment that has been drawn down pursuant to capital calls, (iv) the total amount of distributions received by the Pooled Vehicle Partner from the Partnership, (v) the Pooled Vehicle Partner’s net internal rate of return with respect to the Partnership’s performance as prepared by such Pooled Vehicle Partner, (vi) the net asset value of the Pooled Vehicle Partner’s interest in the Partnership (both cost and market value), (vii) such ratios and performance information calculated by the Pooled Vehicle Partner using the information in clauses (ii) through (vi) above, including the ratio of net asset value plus distributions to contributions (i.e., the “multiple”), (viii) quarterly and annual reports summarizing the status of the Pooled Vehicle Partner’s investment in the Partnership (without disclosure of any information concerning a portfolio company, other than the name of such Portfolio Company, a description of the business of such Portfolio Company and information regarding the industry and geographic location of such Portfolio Company, the Partnership’s cost basis in each such Portfolio Company, the Partnership’s carry value of each investment in such Portfolio Company and, upon liquidity of any such Portfolio Company, the Partnership’s rate of return related to such investment (the “Portfolio Confidential Information”)), and (ix) the name and address of the Partnership and the names of the principals of the General Partner; provided, however, that no Pooled Vehicle Partner may provide Portfolio Confidential Information to an equity owner of such Pooled Vehicle Partner that would be a FOIA Limited Partner of the Partnership if such equity owner of the Pooled Vehicle Partner were a Limited Partner of the Partnership other than the Fund Level Information that the Pooled Vehicle Partner would be able to disclose if it were a FOIA Limited Partner.

(f) Each Limited Partner agrees to notify such Limited Partner’s attorneys, accountants and other similar advisers about their obligations in connection with this paragraph 14.15 and will further cause such advisers to abide by the aforesaid provisions of this paragraph 14.15. Notwithstanding the foregoing, no Limited Partner shall be liable to the Partnership for any breach of this paragraph 14.15 by any adviser of such Limited Partner if the adviser is bound by an obligation to keep such Confidential Information confidential and such Limited Partner agrees to enforce such obligation.

14.16 Compliance with Certain Laws. Notwithstanding any other provision of this Agreement: (a) if at any time the General Partner determines that a Limited Partner appears on a list of known or suspected terrorists or terrorist organizations compiled by any United States or foreign governmental agency or that any information provided by such Limited Partner in such Limited Partner’s Subscription Agreement relating to money laundering is no longer true or accurate, then the General Partner shall be authorized to take any action as shall be necessary or appropriate, in the General Partner’s sole discretion, as a result thereof, including, but not limited to, the actions contemplated in any Subscription Agreement, removal of such Limited Partner as a limited partner of the Partnership and redemption of such Limited Partner’s interest in cash, less any penalty, fine, forfeiture, withholding or seizure imposed or ordered by any governmental agency; and (b) the General Partner, in its own name and on behalf of the Partnership, shall be authorized without the consent of any Person, including any other Partner, to take such action as it determines to be necessary or appropriate, in the General Partner’s sole discretion, to comply with any anti-money laundering or anti-terrorist laws, rules, regulations, directives or special measures, including the actions contemplated in any Subscription Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Partners have executed this Agreement as of the date first written above.

GENERAL PARTNER:	LIMITED PARTNER:

PELION MV GP, L.L.C.
(Print name of investing entity)

By:	By:
Manager	(signature)

Title:

THE SECURITIES EVIDENCED BY THIS PARTNERSHIP AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES OR THE GENERAL PARTNER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE GENERAL PARTNER, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

MEDICI VENTURES, L.P.

SIGNATURE PAGE TO LIMITED PARTNERSHIP AGREEMENT

EXHIBIT A

SCHEDULE OF PARTNERS

General Partner Name and Address	Capital Commitment		Partnership Percentage
Pelion MV GP, L.L.C. 2750 East Cottonwood Parkway, Suite 600 Salt Lake City, UT 84121	$450,000		1.00%

Limited Partner Names and Addresses	Capital Commitment		Partnership Percentage
Overstock.com, Inc. 799 West Coliseum Way Midvale, UT 84047	[___________	]	[_____ %]
Total for all Limited Partners	$44,550,000.00		99.00%

EXHIBIT B

PORTFOLIO COMPANY HOLDINGS

AS OF FORMATION DATE

Portfolio Company	Interest – No. Shares & Class

Bitt, Inc.	2,265,245,949.50 – Common Stock

Ripio (BitPagos, Inc.)	268,641 – Series A-1 Preferred Stock

Symbiont.io, Inc.	343,643 – Series A-1 Preferred Stock

Votem Corp.	48,780 – Series B Preferred Stock

Medici Land Governance, Inc.	836,377 – Common Stock

PeerNova, Inc.

31,246 – Common Stock

115,347 – Series A-2(A) Preferred Stock

106,250 – Series A-3(A) Preferred Stock

249,263 – Series A-4(A) Preferred Stock

133,230 – Series A-4(B) Preferred Stock

Convertible Promissory Note dated October 22, 2019; Principal amount $1,464,989.67; 8% interest; convertible at a discount to next priced round

Warrant to Purchase Shares of Common Stock dated October 22, 2019 providing for purchase of up to $1,464,989.67 of common stock; expires October 22, 2029

SettleMint NV	214,300 – Common Class A Stock 37,432 – Common Class B Stock

Spera Inc.	2,670,583 – Series A Preferred Stock

Voatz, Inc.	385,516 – Series Seed Preferred Stock 448,454 – Series A Preferred Stock

Chainstone Labs, Inc.	3,600,000 – Common Stock

Minds, Inc.	670,841 – Series A Preferred Stock

Vinsent (VinX Network, Ltd.)	145,126 – Common Stock 35% member interest in VV20V, LLC (Vino Ventures)

FinClusive Capital, Inc.	3,333 – Common Pre-Series A Stock 10,501 – Common Series A Stock

GrainChain, Inc.	4,676,089 – Common Class A Stock 4,888,156 – Common Class B Stock

Ambr S.a.r.l	3,755,869 – Preferred Stock

Factom, Inc.	419,932 - Series A Preferred Stock

Vital Chain, Inc.	All rights to acquire up to 20% of the common stock and related rights under the Development Services Agreement dated March 4, 2020

Netki, Inc.

Convertible Note Purchase Agreement dated September 18, 2018 and Convertible Promissory Note dated September 19, 2018 as amended on June 8, 2020; Principal amount - $1,000,000; 5% interest; convertible at 25% discount to next priced round

Convertible Note Purchase Agreement dated May 9, 2018 and Convertible Promissory Note dated May 9, 2018 as amended on June 8, 2020; Principal amount—$200,000; 5% interest; convertible at 10% discount to next priced round

Evernym, Inc.

Rights under Simple Agreement for Future Equity dated August 16, 2019 to convert $2,000,000 at the most favorable to Medici Ventures of either (a) a 20% discount on the next priced round or; (b) a post-money valuation cap of $35M

Rights to acquire equity and related rights under Development Services Agreement dated June 12, 2020

tZERO Group, Inc.	81,000,000 – Common Stock and all shares obtained by Medici Ventures for debt conversion and additional investment during the period between signing of the Transaction Agreement and the conversion of Medici into a limited partnership, the total of which shall not exceed 48% of the outstanding shares of Common Stock of tZERO Group, Inc.

C - 2

SCHEDULE A

GROUP A INVESTMENTS

Portfolio Company	Reference NAV as of Formation Date	Threshold NAV as of Formation Date
tZERO Group, Inc.	$90,535,341	Reference NAV + $92,856,760 until the 3rd anniversary of the Formation Date; Reference NAV + $23,214,190 thereafter
Medici Land Governance	$13,544,000	$14,644,000
Bitt, Inc	$17,988,000	$20,788,000
PeerNova	$6,461,367	$9,261,367
Voatz	$4,645,213	$8,545,213
Minds	$5,999,995	$9,499,995
GrainChain	$11,190,167	$12,790,167
Spera Inc.	$2,000,000	$6,400,000
FinClusive	$3,403,000	$7,103,000
Ripio (BitPago)	$428,000	$1,228,000
Vital Chain	$440,000	$1,140,000

SCHEDULE B

GROUP B INVESTMENTS

Portfolio Company	Reference NAV as of Formation Date
Ambr	$2,000,000
SettleMint	$3,537,088
Vinsent	$1,502,729
Chainstone Labs	$3,600,000
Evernym (SAFE)	$2,000,000
Symbiont	$1,051,548
Votem	$0
FACTOM	$0
NetKi	$1,200,000

SCHEDULE C

ADDITIONAL R&W DISCLOSURES

Disclosures relating to Paragraph 8.6(a)(iv) and Paragraph 8.6(a)(v)

Reference is made to the specific actions, suits, proceedings and investigations against the Corporation described in:

•	Note 10 to Unaudited Consolidated Financial Statements contained in the Overstock.com, Inc. (“OSTK”) 10-Q Quarterly Report for the period ended in September 30, 2020 (“2020 Q3 10-Q”)

•	Note 10 to Unaudited Consolidated Financial Statements contained in the OSTK 10-Q Quarterly Report for the period ended in June 30, 2020 (“2020 Q2 10-Q”)

•	Note 6 to the Unaudited Consolidated Financial Statements contained in the OSTK 10-Q Quarterly Report for the period ended in March 31, 2020 (“2020 Q1 10-Q”)

•	Note 12 to Consolidated Financial Statements contained in the OSTK 10-K Annual Report for the fiscal year ended in December 31, 2019 (“2019 10-K”)

Between the signing date of the Transaction Agreement and the Closing (as defined in the Transaction Agreement), Overstock will notify the General Partner, in reasonable detail, of (i) all suits, actions, proceedings and formal investigations commenced, or threatened in writing, against the Corporation or any of its subsidiaries. during such period and (ii) any contingent liability that would be required to be disclosed by the Corporation and its consolidated subsidiaries in the Corporation’s financial statements prepared in accordance with U.S. generally accepted accounting principles.

Legal Proceedings

•	Part II Item 1 of the 2020 Q3 10-Q

•	Part II Item 1 of the 2020 Q2 10-Q

•	Part II Item 1 of the 2020 Q1 10-Q

•	Part I Item 3 of the 2019 10-K

Risk Factors

•	Part II Item 1A of the 2020 Q3 10-Q

•	Part II Item 1A of the 2020 Q2 10-Q

•	Part II Item 1A of the 2020 Q1 10-Q

•	Part I Item 1A of the 2019 10-K

Forward-Looking Statements

•	Special Cautionary Note Regarding Forward-Looking Statements of the 2020 Q3 10-Q

•	Special Cautionary Note Regarding Forward-Looking Statements of the 2020 Q2 10-Q

•	Special Cautionary Note Regarding Forward-Looking Statements of the 2020 Q1 10-Q

•	Special Cautionary Note Regarding Forward-Looking Statements of the 2019 10-K

Government Regulation

•	Part I Item 2 of the 2020 Q1 10-Q

•	Part I Item 2 of the 2020 Q2 10-Q

•	Part I Item 2 of the 2020 Q3 10-Q

•	Part I Item 1 of the 2019 10-K

C - 2

MEDICI VENTURES, L.P.

LIMITED PARTNERSHIP AGREEMENT

EXHIBITS AND SCHEDULES

Exhibit A:	Name, Address, Capital Commitments and Partnership Percentages of the Partners

Exhibit B:	Portfolio Company Holdings as of Formation Date

Schedule A:	Group A Investments

Schedule B	Group B Investments

Schedule C:	Additional R&W Disclosures

ARTICLE 1 NAME, PURPOSE AND OFFICES OF PARTNERSHIP		1

1.1	Name	1

1.2	Purpose	1

1.3	Principal Offices	2

1.4	Registered Agent and Office	2

1.5	Conversion	2

ARTICLE 2 TERM OF PARTNERSHIP		3

2.1	Term	3

2.2	Events Affecting a Manager of the General Partner	3

2.3	Events Affecting a Limited Partner of the Partnership	3

2.4	Events Affecting the General Partner	3

ARTICLE 3 NAME AND ADMISSION OF PARTNERS		4

3.1	Name and Address	4

3.2	Admission of Additional Partners; Capital Commitment Increases	4

ARTICLE 4 CAPITAL ACCOUNTS, CAPITAL CONTRIBUTIONS AND NONCONTRIBUTING PARTNERS		5

4.1	Capital Accounts	5

4.2	Capital Contributions of the Limited Partners	5

4.3	Capital Contributions of the General Partner	6

4.4	Noncontributing Partners	6

ARTICLE 5 PARTNERSHIP ALLOCATIONS		11

5.1	Allocation of Profit, Loss and Expenses	11

5.2	Special Allocations	11

5.3	Regulatory Allocations	11

5.4	Income Tax Allocations	12

ARTICLE 6 MANAGEMENT FEE, PERFORMANCE FEES AND PARTNERSHIP EXPENSES		13

6.1	Management Fee	13

6.2	Performance Fees	13

6.3	Expenses	13

ARTICLE 7 WITHDRAWALS BY AND DISTRIBUTIONS TO THE PARTNERS		14

7.1	Interest	14

7.2	Withdrawals by the Partners	14

7.3	Limited Partners’ Obligation to Repay or Restore	14

7.4	Tax Distributions	14

7.5	Other Cash Distributions	15

7.6	Withholding Obligations	15

7.7	Overriding Limitation on Distributions	16

ARTICLE 8 MANAGEMENT DUTIES AND RESTRICTIONS		16

8.1	Management, Transition Matters	16

8.2	No Control by the Limited Partners; No Withdrawal	17

8.3	Sale or Disposition of Group A Portfolio Company Securities	17

8.4	Time Devotion; Other Activities	17

8.5	Investment Opportunities and Restrictions	18

8.6	Overstock Representations and Indemnification	18

8.7	CFIUS	20

8.8	Subscription Facilities	23

ARTICLE 9 INVESTMENT REPRESENTATION AND TRANSFER OF PARTNERSHIP INTERESTS		24

9.1	Investment Representation of the Limited Partners	24

9.2	Qualifications of the Limited Partners	24

9.3	Transfer by General Partner	24

9.4	Transfer by Limited Partner	25

9.5	Requirements for Transfer	26

9.6	Substitution as a Limited Partner	27

9.7	Resignation of the General Partner	27

ARTICLE 10 DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP		28

10.1	Extension of Partnership Term	28

10.2	Early Termination of the Partnership	28

10.3	Winding Up Procedures	29

10.4	Payments in Liquidation	30

10.5	Winding Up Procedures	30

ARTICLE 11 FINANCIAL ACCOUNTING AND REPORTS		30

11.1	Financial Accounting; Fiscal Year	30

11.2	Supervision; Inspection of Books	30

11.3	Quarterly Reports	31

11.4	Annual Report; Financial Statements of the Partnership	31

11.5	Tax Returns	31

11.6	Partnership Representative	32

11.7	Secure Portal Reporting	32

ARTICLE 12 VALUATION		33

12.1	Valuation	33

ARTICLE 13 CERTAIN DEFINITIONS		34

13.1	Accounting Period	34

13.2	Adjusted Asset Value	34

13.3	Affiliate	34

13.4	Affiliated Funds	34

13.5	Applicable Carry Rate	35

13.6	Capital Account	35

13.7	13.7 Capital Commitment; Committed Capital	35

13.8	CFIUS	36

13.9	CFIUS Affiliate	36

13.10	CFIUS Regulations	36

13.11	Code	36

13.12	Covered Transaction(s)	36

13.13	Critical Technologies	36

13.14	Deemed Gain or Deemed Loss	36

13.15	DPA	36

13.16	ERISA	36

13.17	Excess Proceeds	36

13.18	FIRRMA	36

13.19	Foreign Person	37

13.20	Group A Portfolio Company	37

13.21	Group B Portfolio Company	37

13.22	Indemnified Parties	37

13.23	Marketable; Marketable Securities	37

13.24	Material Nonpublic Technical Information	37

13.25	Medici Option	37

13.26	Nonmarketable Securities	37

13.27	Original Manager	37

13.28	Overstock	37

13.29	Partnership Percentage	37

13.30	Percentage in Interest; Majority in Interest	37

13.31	Portfolio Investment	38

13.32	Portfolio Company	38

13.33	Prime Rate	38

13.34	Proceeds	38

13.35	Profit or Loss	38

13.36	Reference NAV	39

13.37	Sale	39

13.38	Securities	39

13.39	Securities Act	39

13.40	Substantial Interest	39

13.41	Target Companies	39

13.42	Target Performance Entitlement	39

13.43	Threshold NAV	40

13.44	Transaction Agreement	40

13.45	Treasury Regulations	40

13.46	Trigger Event	40

13.47	Value-Determinative Transaction	41

ARTICLE 14 OTHER PROVISIONS		41

14.1	Governing Law	41

14.2	Limitation of Liability of the Limited Partners	41

14.3	Exculpation	41

14.4	Indemnification	42

14.5	Arbitration	43

14.6	Execution and Filing of Documents	44

14.7	Other Instruments and Acts	44

14.8	Binding Agreement	45

14.9	Notices	45

14.10	Power of Attorney	45

14.11	Amendment	46

14.12	Entire Agreement	46

14.13	Titles; Subtitles	46

14.14	Limited Partner Actions	46

14.15	Confidentiality	46

14.16	Compliance with Certain Laws	49

Exhibit D

Form of Stockholder Consent

MEDICI VENTURES, INC.

Consent of Stockholder

Pursuant to Section 228 of the General Corporation Law of the State of Delaware

The undersigned, being the sole stockholder of Medici Ventures, Inc., a Delaware corporation (the “Company”), pursuant to Section 228 of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby consent to the adoption of, and does hereby adopt, the following resolutions:

WHEREAS, pursuant to and in accordance with Section 266 of the General Corporation Law, the Board of Directors of the Company has approved the conversion (the “Conversion”) of the Company to Medici Ventures, L.P., a Delaware limited partnership (the “Partnership”), and the Limited Partnership Agreement of the Partnership (including the adoption thereof), in the form attached hereto as Exhibit A (the “LPA”), and has recommended, and submitted, such approval to the undersigned, as the sole stockholder of the Company as of the record date for determining stockholders entitled to vote with respect to the Conversion, the LPA and the other matters set forth herein;

RESOLVED, that the Conversion and the LPA, be, and hereby are, adopted and approved in all respects; and it is further

RESOLVED, that the certificate of conversion and the certificate of limited partnership of the Partnership, in substantially the forms attached hereto as Exhibit B and Exhibit C, respectively, be and hereby are adopted and approved in all respects; and it is further

RESOLVED, that pursuant to the Conversion, all shares of common stock of the Company, par value $0.01 per share (“Common Stock”), issued and outstanding immediately prior to the Conversion shall, at the effective time of the Conversion, be converted into 99% of the partnership interests in the Partnership, all such partnership interests being limited partner interests, such that, under the current capital structure, Overstock.com, Inc. shall be the sole limited partner of the Partnership and, simultaneously with the Conversion, Pelion MV GP, L.L.C. will be admitted as the sole general partner of the Partnership and will be issued by the Partnership, and will own, 1% of the partnership interests in the Partnership; and it is further

D - 1

RESOLVED, that if any outstanding options to acquire shares of Common Stock are exercised for Common Stock prior to the Conversion, such shares of Common Stock will represent such converting holder’s percentage interest in the Partnership as provided by the LPA; and it is further

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Company, to take any and all actions, to negotiate for and enter into agreements and amendments to agreements, to perform all such acts and things, to execute, file, deliver or record in the name and on behalf of the Company, all such certificates (including, without limitation, a certificate of conversion), instruments, agreements, affidavits or other documents (including, without limitation, franchise tax reports), and to make all such payments as they, in their judgment, or in the judgment of any one or more of them, may deem necessary, advisable or appropriate in order to carry out the purpose and intent of, or consummate the transactions contemplated by, the foregoing resolutions and/or all of the transactions contemplated therein or thereby, the authorization therefor to be conclusively evidenced by the taking of such action or the execution and delivery of such certificates, instruments, agreements or documents; and it is further

RESOLVED, that all actions heretofore taken by any director, officer, employee or agent of the Company in furtherance of the foregoing resolutions be, and they hereby are, adopted, ratified and confirmed as the acts and deeds of the Company.

The Secretary of the Company is hereby directed to file a signed copy of this Consent in the minute book of the Company.

OVERSTOCK.COM, INC.

By:
Name: Jonathan E. Johnson III
Title: Chief Executive Officer
Date:

D - 1

Exhibit E

Form of General Partner Consent

WRITTEN CONSENT OF

PELION MV GP, L.L.C.

________ __, 2021

Approval of Conversion and Partnership Agreement of Converted Entity by General Partner

Pursuant to Section 17-217(h) of the Delaware Revised Uniform Limited Partnership Act

The undersigned, Pelion MV GP, L.L.C., a Delaware limited liability company (the “General Partner”), does hereby consent to the adoption of, and does hereby adopt, the following resolutions by written consent:

WHEREAS, pursuant to Section 17-217 of the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101, et seq.) (the “Act”), a Delaware corporation may convert to a Delaware limited partnership and Section 17-217(h) of the Act requires the approval of a conversion and a partnership agreement by any person who, at the effective date or time of the conversion, shall be a general partner of the limited partnership;

WHEREAS, Medici Ventures, Inc., a Delaware corporation (the “Corporation”), is converting to a Delaware limited partnership to be named Medici Ventures, L.P. (the “Partnership”);

WHEREAS, the General Partner will be the sole general partner of the Partnership at the effective date and time of the conversion of the Corporation to the Partnership (the “Conversion”); and

WHEREAS, the General Partner desires to approve the Conversion and the Limited Partnership Agreement of the Partnership, in the form attached hereto as Exhibit A (the “LP Agreement”), pursuant to and in accordance with Section 17-217(h) of the Act.

NOW, THEREFORE, BE IT RESOLVED, that the General Partner, as the person who, at the effective date and time of the Conversion, will be the sole general partner of the Partnership, hereby adopts and approves in all respects the Conversion and the LP Agreement in substantially the form attached hereto as Exhibit A, pursuant to and in accordance with Section 17-217(h) of the Act.

IN WITNESS WHEREOF, the undersigned has executed this consent on the date first written above.

E - 1

PELION MV GP, L.L.C.

By:
Name:
Title:

E - 1

Exhibit F

Accredited Investor Questionnaire

Please check any and all boxes that apply. You must check at least one box from each of Sections I and II.

I.	“Accredited Investor” Status

If the undersigned is an individual:

☑	He or she has individual net worth,[1] or joint net worth with his or her spouse or spousal equivalent,[2] that exceeds $1,000,000;

☑

He or she had an individual income[3] in excess of $200,000 in each of the two most recent years or joint income with his or her spouse or spousal equivalent in excess of $300,000 in each of those years and reasonably expects to reach the same income level in the current year;

☑	He or she is an investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940, as amended, or registered pursuant to the laws of a state

☑	He or she is an investment adviser relying on the exemption from registering with the Securities Exchange Commission under Section 203(l) or (m) of the Investment Advisers Act of 1940, as amended

[1]

The term “net worth” means assets (excluding the value of a primary residence) minus liabilities (excluding any debt secured by a primary residence), provided, that: (i) if the amount of the debt secured by a primary residence is greater than the estimated fair market value of the primary residence, you must include such excess amount as a liability, and (ii) if you borrowed any amount secured by a primary residence within the 60-day period prior to the date indicated below, you must include such amount as a liability unless such borrowing resulted from the acquisition of the primary residence.

[2]	The term “spousal equivalent” is defined as a cohabitant occupying a relationship generally equivalent to that of a spouse
[3]

The term “individual income” means adjusted gross income as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse), and the term “joint income” means adjusted gross income as reported for federal income tax purposes, including any income attributable to a spouse or to a property owned by a spouse, increased by the following amounts (including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax exempt under Section 103 of the Internal Revenue Code; (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040); and (iii) any deduction claimed for depletion under Section 611 et seq. of the Internal Revenue Code.

☑

He or she is in good standing of one or more professional certifications or designations or credentials from an accredited educational institution that the Securities and Exchange Commission has designated as qualifying an individual for accredited investor status;[4]

☑	He or she is a “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940, as amended;

☑	Neither of the statements above applies.

If the undersigned is an entity:

☑

It is a corporation, partnership, limited liability company, or Massachusetts or similar business trust, or a charitable organization described in Section 501(1)(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the securities offered and having total assets in excess of $5,000,000;

☑	It is a Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act, as amended;

☑	It is an entity as to which all of the equity owners are “accredited investors” under one or more of the categories described herein;[5]

☑

It is a trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment;

☑	It is an entity, of a type not listed above, not formed for the specific purpose of an interest in the Partnership, owning investments in excess of US$5,000,000;

☑

It is a “family office,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, as amended, with assets under management in excess of $5,000,000, that is not formed for the specific purpose of acquiring an interest in the Partnership and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

☑

It is a “family client,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, as amended, of a family office meeting the requirements described above and whose prospective investment in the Partnership is directed by such family office pursuant to the description above

[4]

Such professional certifications include the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82) and the Licensed Investment Adviser Representative (Series 65).

[5]

It is permissible to look through various forms of equity ownership to natural persons in determining the accredited investor status of entities under this paragraph. If those natural persons are themselves accredited investors, and if all other equity owners of the entity seeking accredited investor status are accredited investors, then this item may be available.

☑	None of the statements above applies.

II.

“Bad Actor” Status. Are you subject to any conviction, order, injunction, judgment, decree, suspension, expulsion, bar, investigation, or any other “bad actor” disqualification event described in Rule 506(d)(1) of Regulation D (as detailed in Annex A hereto)? Please answer “Yes” if any of statements (i) through (viii) in Annex A apply to you.

Yes ☐             No ☐

Print Name:

By:
Name:
Its:

State of residence/principal office:

Date:

Accredited Investor Questionnaire

Annex A to Exhibit F

“Bad Actor” Status

The “Bad Actor” disqualification provisions of Rule 506(d) of Regulation D, promulgated under the Securities Act of 1933, as amended (the “Securities Act”) may apply if you:

(i) Have been convicted, within the last ten years, of any felony or misdemeanor:

(A)	In connection with the purchase or sale of any security;

(B)	Involving the making of any false filing with the U.S. Securities and Exchange Commission (the “SEC”); or

(C)	Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(ii) Are subject to any order, judgment or decree of any court of competent jurisdiction, entered within the last five years, that, as of the date hereof, restrains or enjoins you from engaging or continuing to engage in any conduct or practice:

(A)	In connection with the purchase or sale of any security;

(B)	Involving the making of any false filing with the SEC; or

(C)	Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(iii) Are subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

(A)	As of the date hereof, bars you from:

(1)	Association with an entity regulated by such commission, authority, agency, or officer;

(2)	Engaging in the business of securities, insurance or banking; or

(3)	Engaging in savings association or credit union activities; or

(B)	Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the last ten years;

(iv) Are subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78o(b) or 78o-4(c)) or section 203(e) or (f) of the Investment Advisers Act of 1940, as amended (15 U.S.C. 80b-3(e) or (f)) that, as of the date hereof:

F - i

(A)	Suspends or revokes your registration as a broker, dealer, municipal securities dealer or investment adviser;

(B)	Places limitations on your activities, functions or operations; or

(C)	Bars you from being associated with any entity or from participating in the offering of any penny stock;

(v) Are subject to any order of the SEC entered within the last five years that, as of the date hereof, orders you to cease and desist from committing or causing a violation or future violation of:

(A)

Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act (15 U.S.C. 77q(a)(1)), section 10(b) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78j(b)) and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78o(c)(1)) and section 206(1) of the Investment Advisers Act of 1940, as amended (15 U.S.C. 80b-6(1)), or any other rule or regulation thereunder; or

(B)	Section 5 of the Securities Act (15 U.S.C. 77e);

(vi) Are suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(vii) Have filed (as a registrant or issuer), or were an underwriter in or named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within the last five years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, as of the date hereof, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(viii) Are subject to a United States Postal Service false representation order entered within the last five years, or are, as of the date hereof, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

[remainder of page left intentionally blank]

F - ii